FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-07

Free Writing Prospectus
Structural and Collateral Term Sheet

$1,469,544,239
(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$1,203,199,000
(Approximate Aggregate Principal Balance of Offered Certificates)

WFRBS Commercial Mortgage Trust 2013-C14
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
as Depositor

Wells Fargo Bank, National Association
The Royal Bank of Scotland
Liberty Island Group I LLC
Basis Real Estate Capital II, LLC
C-III Commercial Mortgage LLC
as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2013-C14

May 13, 2013

WELLS FARGO SECURITIES	RBS
Co-Lead Manager and Co-Bookrunner	Co-Lead Manager and Co-Bookrunner

Deutsche Bank Securities
Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-172366) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any other jurisdiction where the offer or sale is not permitted.  The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities.  These materials are subject to change, completion, supplement or amendment from time to time.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION
The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance.  The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.  You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.  Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods.  In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials.  The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials.  The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance.  None of Wells Fargo Securities, LLC (“WFS”), RBS Securities Inc. (“RBSSI”), Deutsche Bank Securities Inc. or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.  In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements.  If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements.  Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated.  Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.  The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover.  We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, member FINRA and SIPC, and Wells Fargo Bank, National Association.

RBS is a trade name for the investment banking business of RBSSI.  Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by RBSSI and their securities affiliates.  Lending, derivatives and other commercial banking activities are performed by The Royal Bank of Scotland plc and their banking affiliates.  RBSSI is a member of SIPC, FINRA and the NYSE.

IRS CIRCULAR 230 NOTICE
THIS TERM SHEET IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS TERM SHEET IS WRITTEN AND PROVIDED BY THE DEPOSITOR IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE DEPOSITOR AND THE CO-LEAD BOOKRUNNING MANAGERS OF THE TRANSACTION OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES
The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certificate Structure

I.   Certificate Structure

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAA(sf)/Aaa(sf)	$61,588,000	30.000%	(7)	2.86	07/13 – 05/18	45.5%	15.2%
A-2	AAA(sf)/AAA(sf)/Aaa(sf)	$48,158,000	30.000%	(7)	4.98	05/18 – 06/18	45.5%	15.2%
A-3	AAA(sf)/AAA(sf)/Aaa(sf)	$110,000,000	30.000%	(7)	7.94	05/21 – 05/21	45.5%	15.2%
A-4	AAA(sf)/AAA(sf)/Aaa(sf)	$160,000,000	30.000%	(7)	9.94	04/23 – 05/23	45.5%	15.2%
A-5	AAA(sf)/AAA(sf)/Aaa(sf)	$442,741,000	30.000%	(7)	9.94	05/23 – 05/23	45.5%	15.2%
A-SB	AAA(sf)/AAA(sf)/Aaa(sf)	$116,194,000	30.000%	(7)	7.45	06/18 – 04/23	45.5%	15.2%
A-S(8)	AAA(sf)/AAA(sf)/Aaa(sf)	$108,379,000	22.625%	(7)	9.94	05/23 – 05/23	50.3%	13.7%
B(8)	AA-(sf)/AA-(sf)/Aa3(sf)	$102,868,000	15.625%	(7)	9.94	05/23 – 05/23	54.9%	12.6%
C(8)	A-(sf)/A-(sf)/A3(sf)	$53,271,000	12.000%	(7)	9.94	05/23 – 05/23	57.2%	12.1%
PEX(8)	A-(sf)/A-(sf)/A3(sf)	$264,518,000	12.000%	(7)	9.94	05/23 – 05/23	57.2%	12.1%
X-A	AAA(sf)/AAA(sf)/Aaa(sf)	$1,137,060,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-B	A-(sf)/AAA(sf)/A3(sf)	$156,139,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
Non-Offered Certificates
X-C	NR/NR/NR	$99,194,239(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
A-4FL(15)	AAA(sf)/AAA(sf)/Aaa(sf)(16)	$90,000,000(15)	30.000%	LIBOR Plus(17)	9.94	04/23 – 05/23	45.5%	15.2%
A-4FX(15)	AAA(sf)/AAA(sf)/Aaa(sf)	$0(15)	30.000%	(7)	9.94	04/23 – 05/23	45.5%	15.2%
D	BBB-(sf)/BBB-(sf)/NR	$77,151,000	6.750%	(7)	10.01	05/23 – 06/23	60.7%	11.4%
E	BB(sf)/BB(sf)/NR	$25,717,000	5.000%	(7)	10.03	06/23 – 06/23	61.8%	11.2%
F	B(sf)/B(sf)/NR	$16,532,000	3.875%	(7)	10.03	06/23 – 06/23	62.5%	11.1%
G	NR/NR/NR	$56,945,239	0.000%	(7)	10.03	06/23 – 06/23	65.1%	10.6%
Notes:
(1)
The expected ratings presented are those of Fitch, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the rated offered certificates.  One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to the Offered Certificates—Ratings on the Certificates Have Substantial Limitations and Ratings” in the free writing prospectus, dated May 13, 2013 (the “Free Writing Prospectus”).

(2)
The principal balances and notional amounts set forth in the table are approximate.  The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)
The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates in the aggregate.  No class of Certificates will provide any credit support to the Class A-4FL Certificates for any failure by the swap counterparty to make the payment under the related swap contract. The percentage indicated under the column “Approximate Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest which will have an initial outstanding principal balance on the closing date of $53,271,000.

(4)
Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)
The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the aggregate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class, by the aggregate appraised value of approximately $2,259,063,496 (calculated as described in the Free Writing Prospectus) of the mortgaged properties securing the mortgage loans (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates are calculated by dividing the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance).  The Certificate Principal to Value Ratio for each of the Class A-S, Class B and Class C Certificates is calculated by dividing the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class, by such aggregate appraised value (excluding, with respect to each pari passu loan combination, a pro rata portion of the related appraised value allocated to the related companion loan based on its cut-off date principal balance).  The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates.  In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).

(6)
The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates and other than the Exchangeable Certificates) is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) for the mortgage pool of approximately $156,201,921 (calculated as described in the Free Writing Prospectus) by the aggregate certificate principal balance of such class of certificates and all classes of certificates (other than the Exchangeable Certificates), if any, that are senior to such class of certificates.  The Underwritten NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates is calculated by dividing such mortgage pool underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its cut-off date principal balance) by the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5 and A-SB Certificates.  The Certificate Principal U/W NOI Debt Yield for each of the Class A-S, Class B and Class C Certificates is calculated by dividing the underwritten net operating income (which excludes, with respect to each pari passu loan combination, a pro rata portion of the related underwritten net operating income allocated to the related companion loan based on its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certificate Structure

cut-off date principal balance) for the mortgage pool of approximately $156,201,921 (calculated as described in the Free Writing Prospectus) by the aggregate principal balance of the Class A-S regular interest, the Class B regular interest or the Class C regular interest, as applicable, and all other classes of certificates (other than the Exchangeable Certificates) and the regular interests that are senior to such class. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan (unless such mortgage loans are cross-collateralized and the cross-collateralization remains in effect).
(7)
The pass-through rates for the Class A-1, A-2, A-3, A-4, A-4FX, A-5, A-SB, A-S, B, C, D, E, F and G Certificates and the Class A-4FX Regular Interest in each case will be one of the following:  (i) a fixed rate per annum, (ii) the WAC Rate (as defined in the Free Writing Prospectus) for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related distribution date or (iv) a variable rate per annum equal to the WAC Rate for the related distribution date minus a specified percentage.  The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same.  The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same.  The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)
The Class A-S, Class B, Class PEX and Class C Certificates are “Exchangeable Certificates”.  On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $108,379,000, $102,868,000 and $53,271,000, respectively.  The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, Class B, Class PEX and Class C Certificates.  The Class A-S, Class B, Class PEX and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests.  Each class of the Class A-S, Class B and Class C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation.  The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interests and which portions of those regular interests are referred to in this Term Sheet as the Class PEX Component A-S, Class PEX Component B and Class PEX Component C (collectively, the “Class PEX Components”).  Following any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, Class B and Class C regular interest that is represented by the Class A-S, Class B, Class PEX and Class C Certificates will be increased or decreased accordingly.  The initial certificate principal balance of each of the Class A-S, Class B and Class C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange.  The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, Class B and Class C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange.  The certificate principal balances of the Class A-S, Class B and Class C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date.  Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, Class B, Class PEX and Class C Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus.  The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(9)
The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-4FX Regular Interest outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates).  The Class X-A Certificates will not be entitled to distributions of principal.

(10)
The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5, A-SB and A-S Certificates and the Class A-4FX Regular Interest for the related distribution date (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates), weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(11)
The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C Certificates outstanding from time to time (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates).  The Class X-B Certificates will not be entitled to distributions of principal.

(12)
The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C Certificates for the related distribution date (without regard to any exchange of Class A-S, Class B and Class C Certificates for Class PEX Certificates), weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(13)
The Class X-C Certificates are notional amount certificates. The Notional Amount of the Class X-C Certificates will be equal to the aggregate principal balance of the Class E, F and G Certificates outstanding from time to time.  The Class X-C Certificates will not be entitled to distributions of principal.

(14)
The pass-through rate for the Class X-C Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related distribution date, over (b) the weighted average of the pass-through rates on the Class E, F and G Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date.

(15)
The Class A-4FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-4FX Regular Interest and an interest rate swap contract.  Under certain circumstances, holders of the Class A-4FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-4FX Certificates having the same pass-through rate as the Class A-4FX Regular Interest.  The aggregate principal balance of the Class A-4FL Certificates may be adjusted from time to time as a result of such an exchange.  The aggregate principal balance of the Class A-4FX Certificates and Class A-4FL Certificates will at all times equal the principal balance of the Class A-4FX Regular Interest.  The principal balance of the Class A-4FX Certificates will initially be $0.

(16)
The ratings assigned to the Class A-4FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the applicable pass-through rate for the Class A-4FX Regular Interest.  The ratings of Fitch, KBRA and Moody’s do not address any shortfalls or delays in payments that investors in the Class A-4FL Certificates may experience as a result of the conversion of the pass-through Certificates from a floating interest rate to a fixed rate.

(17)
The pass-through rate on the Class A-4FL Certificates will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances, the pass-through rate on the Class A-4FL Certificates may convert to the pass-through rate applicable to the Class A-4FX Regular Interest.  The initial LIBOR rate will be determined two LIBOR Business Days prior to the Closing Date, and subsequent LIBOR rates for the Class A-4FL Certificates will be determined two LIBOR Business Days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Issue Characteristics

II.   Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	19	19	$651,211,633	44.3%
The Royal Bank of Scotland(1)	18	35	540,706,166	36.8
Liberty Island Group I LLC	8	12	109,680,784	7.5
Basis Real Estate Capital II, LLC	9	14	95,907,134	6.5
C-III Commercial Mortgage LLC	19	19	72,038,523	4.9
Total	73	99	$1,469,544,239	100.0%

(1)   The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies:  The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for the deposit into the trust by The Royal Bank of Scotland: (a) sixteen (16) of the mortgage loans, having an aggregate cut-off date principal balance of $501,056,166 and representing approximately 34.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were originated by and are being sold to the trust only by The Royal Bank of Scotland plc and (b) two (2) of the mortgage loans, having a cut-off date principal balance of $39,650,000 and representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date were originated by RBS Financial Products Inc. and are being sold to the trust by RBS Financial Products Inc.

Loan Pool:

Cut-off Date Balance:	$1,469,544,239
Number of Mortgage Loans:	73
Average Cut-off Date Balance per Mortgage Loan:	$20,130,743
Number of Mortgaged Properties:	99
Average Cut-off Date Balance per Mortgaged Property(1):	$14,843,881
Weighted Average Mortgage Interest Rate:	4.037%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	60.8%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	349
Weighted Average Remaining Amortization Term (months)(2):	349
Weighted Average Seasoning (months):	1
(1)   Information regarding mortgage loans secured by multiple properties (other than through cross-collateralization with other mortgage loans)  is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate. With respect to each pari passu loan combination, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated.
(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.95x
Weighted Average U/W Net Operating Income Debt Yield Ratio(1):	10.6%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	65.8%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	58.0%
% of Mortgage Loans with Additional Subordinate Debt:	0.0%
% of Mortgage Loans with Single Tenants(2):	10.3%
(1)   With respect to each pari passu loan combination, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan unless otherwise stated. The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.  Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.
(2)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 70.1% of the mortgage pool (68 mortgage loans) has scheduled amortization, as follows:

30.8% (54 mortgage loans) requires amortization during the entire loan term

39.2% (14 mortgage loans) provides for an interest-only period followed by an amortization period

Interest-Only: Based on the Cut-off Date Pool Balance, 29.9% of the mortgage pool (five mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans is 60.9% and 2.68x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 59.3% of the mortgage pool (23 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	68.2% of the pool
Insurance Premiums:	43.5% of the pool
Capital Replacements:	56.0% of the pool
TI/LC:	33.7% of the pool(1)
(1) The percentage of Cut-off Date Balance for loans with TI/LC reserves is based on the aggregate principal balance allocable to office, retail, and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool has the following call protection and defeasance features:

65.4% of the mortgage pool (67 mortgage loans) features a lockout period, then defeasance only until an open period

20.2% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period

8.4% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance

6.1% of the mortgage pool (1 mortgage loan) features a lockout period, then defeasance or the greater of a prepayment premium or yield maintenance until an open period

Please refer to Annex A-1 to the Free Writing Prospectus for further description of individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Issue Characteristics

III.   Issue Characteristics

Securities Offered:
$1,203,199,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twelve classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:
Wells Fargo Bank, National Association (“WFB”); The Royal Bank of Scotland (“RBS”); Liberty Island Group I LLC (“LIG I”); Basis Real Estate Capital II, LLC (“Basis”); and C-III Commercial Mortgage LLC (“CIIICM”).

Co-lead Bookrunning Managers:	Wells Fargo Securities, LLC and RBS Securities Inc.

Co-Manager:	Deutsche Bank Securities Inc.

Rating Agencies:	Fitch, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	U.S. Bank National Association

Trust Advisor:	Pentalpha Surveillance LLC

Cut-off Date:
The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in June 2013 (or, in the case of any mortgage loan that has its first due date in July 2013, the date that would have been its due date in June 2013 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about June 6, 2013.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in July 2013.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in July 2013.

Rated Final Distribution Date:	The Distribution Date in June 2046.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:
$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:
The Certificate Administrator will be authorized to make distribution date settlements, CREFC reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg Financial Markets L.P., Trepp LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp. and BlackRock Financial Management Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

IV.   Characteristics of the Mortgage Pool(1)

A.   Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Property Type	Number of SF, Rooms, Pads or Beds	Cut-off Date Balance Per SF, Room, Pad or Bed ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
RBS	RHP Portfolio III	Various	Various	1 / 12	$128,723,897	8.8%	Manufactured Housing Community	3,321	$38,761	73.7%	63.5%	1.40x	8.2%
RBS	Midtown I & II	Atlanta	GA	1 / 1	124,300,000	8.5	Office	794,110	157	59.2	59.2	2.92	12.0
WFB	The Plant San Jose	San Jose	CA	1 / 1	123,000,000	8.4	Retail	485,895	253	60.0	60.0	2.64	10.7
WFB	White Marsh Mall	Baltimore	MD	1 / 1	110,000,000	7.5	Retail	702,317	271	63.3	63.3	2.66	10.3
WFB	301 South College Street	Charlotte	NC	1 / 1	90,000,000	6.1	Office	988,646	177	70.0	63.5	1.80	10.6
WFB	Cheeca Lodge & Spa	Islamorada	FL	1 / 1	85,000,000	5.8	Hospitality	214	397,196	63.4	53.7	1.89	12.2
RBS	Cumberland Mall	Atlanta	GA	1 / 1	70,000,000	4.8	Retail	541,527	295	63.0	63.0	2.49	9.7
WFB	100 & 150 South Wacker Drive	Chicago	IL	1 / 1	69,000,000	4.7	Office	1,095,653	128	66.4	60.2	1.56	10.7
WFB	Brambleton Town Center	Ashburn	VA	1 / 1	60,000,000	4.1	Retail	295,628	203	68.5	57.7	1.51	9.3
RBS	Rehoboth Bay MHC	Rehoboth Beach	DE	1 / 1	33,000,000	2.2	Manufactured Housing Community	525	62,857	68.8	62.4	1.51	8.7
Top Three Total/Weighted Average				3 / 14	$376,023,897	25.6%				64.4%	60.9%	2.31x	10.3%
Top Five Total/Weighted Average				5 / 16	$576,023,897	39.2%				65.1%	61.8%	2.30x	10.3%
Top Ten Total/Weighted Average				10 / 21	$893,023,897	60.8%				65.2%	60.7%	2.13x	10.4%
(1)
With respect to White Marsh Mall, 301 South College Street, Cumberland Mall and 100 & 150 South Wacker Drive, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt.  With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

B.   Summary of Pari Passu Split Loan Structures
Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Whether Note is Lead Servicing for the Entire Loan Combination	Current Master Servicer Under Related Securitization PSA	Current Special Servicer Under Related Securitization PSA
White Marsh Mall	WFB	$110,000,000	WFRBS 2013-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$80,000,000	(1)	No	TBD	TBD
301 South College Street	WFB	$90,000,000	WFRBS 2013-C14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$85,000,000	WFRBS 2013-C13	No	Wells Fargo Bank, National Association	LNR Partners, LLC
Cumberland Mall	RBS	$70,000,000	WFRBS 2013-C14	(2)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	RBS	$90,000,000	(1)	(2)	TBD	TBD
100 & 150 South Wacker Drive	WFB	$69,000,000	WFRBS 2013-C14	(2)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	WFB	$71,000,000	(1)	(2)	TBD	TBD
(1)	The pari passu companion loan is currently held by the mortgage loan seller for the mortgage loan included in the WFRBS 2013-C14 trust.
(2)
Each of the Cumberland Mall pari passu loan combination and 100 & 150 South Wacker Drive pari passu loan combination will be serviced under the WFRBS 2013-C14 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such loan combination will be serviced under the pooling and servicing agreement related to the securitization of that pari passu companion loan.  The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFRBS 2013-C14 certificates after the securitization of the applicable pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

C.   Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
1.01	RBS	Portside	Jacksonville	FL	Manufactured Housing Community	$43,640,216	3.0%	MLCFC 2007-9
1.02	RBS	Crescentwood Village	Sandy	UT	Manufactured Housing Community	18,576,579	1.3	BALL 2007-BMB1
1.04	RBS	Riverside (UT)	West Valley City	UT	Manufactured Housing Community	11,720,937	0.8	MLMT 2008-C1
1.05	RBS	Springdale Lake	Belton	MO	Manufactured Housing Community	11,617,733	0.8	MLMT 2008-C1
1.06	RBS	Sundown	Clearfield	UT	Manufactured Housing Community	10,342,437	0.7	MLMT 2008-C1
1.07	RBS	Oak Park Village	Gainesville	FL	Manufactured Housing Community	7,961,390	0.5	MLMT 2008-C1
1.08	RBS	River Oaks	Kansas City	KS	Manufactured Housing Community	7,489,605	0.5	MLMT 2008-C1
1.09	RBS	Riverside (KS)	Lawrence	KS	Manufactured Housing Community	2,071,436	0.1	MLMT 2008-C1
1.10	RBS	Sherwood Acres	Wichita	KS	Manufactured Housing Community	1,238,439	0.1	MLMT 2008-C1
1.11	RBS	Glen Acres	Wichita	KS	Manufactured Housing Community	1,017,289	0.1	MLMT 2008-C1
1.12	RBS	Connie Jean	Jacksonville	FL	Manufactured Housing Community	958,316	0.1	MLMT 2008-C1
10	RBS	Rehoboth Bay MHC	Rehoboth Beach	DE	Manufactured Housing Community	33,000,000	2.2	CSFB 2003-CPN1
11.01	RBS	Brookside	West Jordan	UT	Manufactured Housing Community	10,615,188	0.7	MLMT 2008-C1
11.02	RBS	Overpass Point MHC	Tooele	UT	Manufactured Housing Community	7,445,375	0.5	MLMT 2008-C1
11.03	RBS	Havenwood	Pompano Beach	FL	Manufactured Housing Community	6,560,775	0.4	MLMT 2008-C1
11.04	RBS	The Woodlands	Wichita	KS	Manufactured Housing Community	3,051,867	0.2	MLMT 2008-C1
11.05	RBS	Pine Haven MHC	Blossvale	NY	Manufactured Housing Community	2,948,663	0.2	MLMT 2008-C1
19	Basis	Hilton Norfolk	Norfolk	VA	Hospitality	16,970,629	1.2	WBCMT 2003-C5
23	WFB	Union Square New Hope	New Hope	PA	Mixed Use	14,500,000	1.0	MSC 2004-HQ3
26	RBS	Continental Shopping Plaza - Green Valley	Green Valley	AZ	Retail	13,875,000	0.9	JPMCC 2003-LN1
28	RBS	808 Broadway	New York	NY	Retail	12,500,000	0.9	CGCMT 2005-EMG
33.02	LIG I	South Wales	Amissville	VA	Self Storage	3,873,995	0.3	CSFB 2002-CKP1
41	LIG I	Pines of Newpointe	Virginia Beach	VA	Multifamily	7,714,859	0.5	WBCMT 2003-C6
46	WFB	Meadow Central	Dallas	TX	Office	6,388,943	0.4	DLJCM 1998-CG1
48	CIIICM	Lincoln MHC	Oroville	CA	Manufactured Housing Community	1,992,487	0.1	LASL 2007-MF5
49	CIIICM	Hidden Creek MHC	Hamlin	NY	Manufactured Housing Community	5,800,000	0.4	JPMCC 2003-CB6
50	CIIICM	Colony Plaza	Missouri City	TX	Retail	5,600,000	0.4	GCCFC 2006-GG7
52	CIIICM	Corona Hills Town Center	Corona	CA	Retail	5,500,000	0.4	CSFB 2003-CPN1

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

C.   Previous Securitization History (continued)(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
53	CIIICM	Cimarron MHC	Irving	TX	Manufactured Housing Community	4,993,674	0.3%	WBCMT 2003-C4
54	RBS	McGee’s Crossing	Benson	NC	Retail	4,991,060	0.3	CSFB 2003-C3
56	CIIICM	Mizner Place	Wellington	FL	Office	4,600,000	0.3	WBCMT 2003-C5
58	CIIICM	Palm Shadows MHC	Donna	TX	Manufactured Housing Community	4,494,697	0.3	CSFB 2003-C4
62	CIIICM	American Mini Storage Norco	Norco	CA	Self Storage	3,994,806	0.3	CSFB 2003-C3
64	CIIICM	Ramey’s MHC	Salem	VA	Manufactured Housing Community	3,500,000	0.2	CSFB 2003-C4
65	CIIICM	The Store Room	West Palm Beach	FL	Self Storage	3,250,000	0.2	BACM 2003-2
67	CIIICM	Silo Self Storage	Nashville	TN	Self Storage	2,600,000	0.2	NMCRE 2007-2A
68	WFB	160 West 72nd Street	New York	NY	Mixed Use	2,197,168	0.1	BSCMS 2003-PWR2
69	CIIICM	Los Arboles Community	Sahuarita	AZ	Manufactured Housing Community	2,000,000	0.1	CSFB 2004-C3
70	CIIICM	Emerald Lake MHC	Davenport	FL	Manufactured Housing Community	1,997,552	0.1	MSC 1998-HF1
Total						$313,591,114	21.3%
(1)
The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database.  While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

D.     Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
17	RBS	HIE Washington Portfolio	WA	Hospitality	$17,472,436	1.2%	$15,537,540	32.3%	212	$82,417	1.55x	12.1%	64.7%	57.5%	0	59
22	Basis	540 Atlantic Ave	NY	Office	15,000,000	1.0	13,620,059	28.3	68,932	218	1.48	9.1	66.4	60.3	0	60
42	RBS	Stor N More	FL	Self Storage	7,690,300	0.5	7,017,650	14.6	130,868	59	1.91	11.5	57.1	52.1	0	59
50	CIIICM	Colony Plaza	TX	Retail	5,600,000	0.4	4,930,588	10.2	55,022	102	1.60	11.9	67.1	59.0	0	60
59	CIIICM	Sunrise Pass Estates MHC	CA	Manufactured Housing Community	4,394,709	0.3	4,023,888	8.4	161	27,296	1.59	9.8	69.2	63.4	0	59
Total/Weighted Average					$50,157,445	3.4%	$45,129,725	93.7%			1.59x	10.9%	64.7%	58.2%	0	59
(1)   The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
4	WFB	White Marsh Mall	MD	Retail	$110,000,000	7.5%	$110,000,000	100.0%	702,317	$271	2.66x	10.3%	63.3%	63.3%	95	95
Total/Weighted Average					$110,000,000	7.5%	$110,000,000	100.0%			2.66x	10.3%	63.3%	63.3%	95	95
(1)   The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

Class A-SB(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-SB Certificate Principal Balance (%)(2)	SF/ Rooms/ Pads/ Units	Loan per SF/ Room/ Pad/ Unit ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
18	RBS	Residence Inn San Juan Capistrano	CA	Hospitality	$17,150,000	1.2%	$14,889,141	12.8%	130	$131,923	1.71x	11.1%	70.0%	60.8%	0	84
Total/Weighted Average					$17,150,000	1.2%	$14,889,141	12.8%			1.71x	11.1%	70.0%	60.8%	0	84
(1)   The table above presents the mortgage loan whose balloon payment would be applied to pay down the principal balance of the Class A-SB Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of Certificates, including the Class A-SB Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)   Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-SB Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

E.   Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut- off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	23	$523,435,039	35.6%	64.3%	59.5%	2.20	x	10.4%	9.7%	3.929%
Anchored	13	280,055,359	19.1	64.5	57.9	2.06		10.6	9.9	4.009
Regional Mall	2	180,000,000	12.2	63.2	63.2	2.59		10.1	9.7	3.663
Shadow Anchored	4	38,801,366	2.6	70.2	57.2	1.63		10.7	9.8	4.440
Single Tenant	1	12,500,000	0.9	53.4	53.4	1.90		8.1	7.8	4.080
Unanchored	3	12,078,315	0.8	69.4	55.8	1.60		10.4	9.5	4.264
Office	12	407,229,996	27.7	64.5	58.0	2.07		11.4	10.3	3.957
CBD	5	320,272,166	21.8	63.6	59.5	2.19		11.4	10.5	3.929
Suburban	6	72,485,556	4.9	71.6	56.1	1.49		10.1	8.9	4.121
Single Tenant	1	14,472,274	1.0	49.9	35.6	2.38		16.1	14.7	3.750
Manufactured Housing Community	37	247,723,550	16.9	71.8	61.2	1.47		8.8	8.6	4.084
Manufactured Housing Community	37	247,723,550	16.9	71.8	61.2	1.47		8.8	8.6	4.084
Hospitality	11	188,751,125	12.8	64.7	52.3	1.76		12.3	11.0	4.374
Full Service	2	101,970,629	6.9	63.7	52.7	1.84		12.2	10.9	4.183
Limited Service	6	49,261,849	3.4	64.4	49.4	1.57		12.6	11.3	4.865
Extended Stay	3	37,518,646	2.6	67.8	55.0	1.78		12.0	10.8	4.249
Multifamily	4	41,175,927	2.8	70.3	54.9	1.55		10.2	9.5	4.155
Garden	3	31,925,927	2.2	69.0	52.6	1.56		10.4	9.7	4.182
Student Housing	1	9,250,000	0.6	74.5	62.9	1.52		9.2	8.8	4.060
Self Storage	9	32,796,236	2.2	66.2	54.9	1.77		10.7	10.4	4.206
Self Storage	9	32,796,236	2.2	66.2	54.9	1.77		10.7	10.4	4.206
Mixed Use	3	28,432,366	1.9	58.8	47.0	1.72		10.9	10.0	4.140
Office/Retail	2	26,235,199	1.8	61.5	49.1	1.61		10.3	9.4	4.139
Multifamily/Retail	1	2,197,168	0.1	27.0	21.6	2.94		17.6	17.1	4.150
Total/Weighted Average	99	$1,469,544,239	100.0%	65.8%	58.0%	1.95	x	10.6%	9.9%	4.037%
(1)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative.  With respect to White Marsh Mall, 301 South College Street, Cumberland Mall and 100 & 150 South Wacker Drive, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

F.       Geographic Distribution(1)

Location(2)	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)(3)	% of Cut- off Date Balance	Weighted Average Cut- off Date LTV Ratio (%)(3)	Weighted Average Balloon or ARD LTV Ratio (%)(3)	Weighted Average U/W NCF DSCR (x) (3)		Weighted Average U/W NOI Debt Yield (%)(3)	Weighted Average U/W NCF Debt Yield (%)(3)	Weighted Average Mortgage Rate (%)(3)
Georgia	3	$200,791,467	13.7%	60.9%	60.5%	2.73	x	11.2%	10.6%	3.788%
California	9	195,504,938	13.3	62.1	57.6	2.29		10.8	10.1	3.942
Northern	3	133,476,872	9.1	60.3	59.0	2.55		10.7	10.2	3.833
Southern	6	62,028,066	4.2	66.1	54.8	1.71		11.0	10.0	4.178
Florida	13	190,247,799	12.9	67.8	57.2	1.67		10.5	9.7	4.126
North Carolina	5	125,280,872	8.5	69.2	60.4	1.76		10.8	10.3	4.037
Maryland	2	121,735,199	8.3	64.1	62.7	2.53		10.1	9.7	3.715
Virginia	10	115,825,453	7.9	68.7	55.3	1.58		10.3	9.5	4.119
Utah	6	73,172,790	5.0	69.0	58.0	1.59		9.8	9.3	3.959
Other(4)	51	446,985,720	30.4	66.9	56.1	1.61		10.7	9.6	4.231
Total/Weighted Average	99	$1,469,544,239	100.0%	65.8%	58.0%	1.95	x	10.6%	9.9%	4.037%
(1)   The Mortgaged Properties are located in 27 states.
(2)   For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(3)   Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). The information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. For mortgaged properties securing residential cooperative mortgage loans, the loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property are calculated using underwritten net cash flow for the related residential cooperative property which is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative. With respect to White Marsh Mall, 301 South College Street, Cumberland Mall and 100 & 150 South Wacker Drive, loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per square foot calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(4)   Includes 20 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

G.           Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE				LOAN PURPOSE
	Number of				Number of
Range of Cut-off Date	Mortgage	Aggregate Cut-	% of Cut-off		Mortgage	Aggregate Cut-	% of Cut-off
Balances ($)	Loans	off Date Balance	Date Balance	Loan Purpose	Loans	off Date Balance	Date Balance
1,423,281 - 2,000,000	7	$12,724,774	0.9%	Refinance	57	$872,602,433	59.4%
2,000,001 - 3,000,000	4	10,268,911	0.7	Acquisition	16	596,941,806	40.6
3,000,001 - 4,000,000	4	14,569,806	1.0	Total:	73	$1,469,544,239	100.0%
4,000,001 - 5,000,000	8	37,046,112	2.5
5,000,001 - 6,000,000	4	22,400,000	1.5	MORTGAGE RATE
6,000,001 - 7,000,000	4	26,419,824	1.8		Number of
7,000,001 - 8,000,000	4	31,134,645	2.1	Range of Mortgage Rates	Mortgage	Aggregate Cut-	% of Cut-off
8,000,001 - 9,000,000	4	33,636,932	2.3	(%)	Loans	off Date Balance	Date Balance
9,000,001 - 10,000,000	1	9,250,000	0.6	3.658 - 3.750	3	$194,472,274	13.2%
10,000,001 - 15,000,000	12	155,147,437	10.6	3.751 - 4.000	11	536,886,350	36.5
15,000,001 - 20,000,000	5	83,564,459	5.7	4.001 - 4.250	29	510,159,883	34.7
20,000,001 - 30,000,000	5	109,735,574	7.5	4.251 - 4.500	18	150,542,477	10.2
30,000,001 - 50,000,000	2	63,621,868	4.3	4.501 - 4.750	6	35,753,684	2.4
50,000,001 - 70,000,000	3	199,000,000	13.5	4.751 - 5.000	3	25,856,508	1.8
80,000,001 - 90,000,000	2	175,000,000	11.9	5.001 - 5.140	3	15,873,063	1.1
100,000,001 - 128,723,897	4	486,023,897	33.1	Total:	73	$1,469,544,239	100.0%
Total:	73	$1,469,544,239	100.0%	Weighted Average:	4.037%
Average:	$20,130,743
				UNDERWRITTEN NOI DEBT YIELD
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO					Number of
	Number of			Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off
Range of U/W NOI	Mortgage	Aggregate Cut-	% of Cut-off	Debt Yields (%)	Loans	off Date Balance	Date Balance
DSCRs (x)	Loans	off Date Balance	Date Balance	8.1 - 9.0	6	$224,929,704	15.3%
1.42 - 1.50	3	$171,080,964	11.6%	9.1 - 10.0	18	299,809,748	20.4
1.51 - 1.60	10	112,240,641	7.6	10.1 - 11.0	16	456,625,423	31.1
1.61 - 1.70	15	210,250,059	14.3	11.1 - 12.0	17	252,832,935	17.2
1.71 - 1.80	9	57,811,895	3.9	12.1 - 13.0	7	150,043,841	10.2
1.81 - 1.90	10	217,619,369	14.8	13.1 - 14.0	4	26,172,429	1.8
1.91 - 2.00	10	91,172,256	6.2	14.1 - 15.0	1	12,000,000	0.8
2.01 - 2.25	6	120,149,084	8.2	15.1 - 16.0	2	30,460,717	2.1
2.26 - 2.50	2	14,789,812	1.0	16.1 - 17.0	1	14,472,274	1.0
2.51 - 2.75	5	237,932,991	16.2	17.1 - 17.6	1	2,197,168	0.1
2.76 - 3.00	1	110,000,000	7.5	Total:	73	$1,469,544,239	100.0%
3.01 - 3.09	2	126,497,168	8.6	Weighted Average:	10.6%
Total:	73	$1,469,544,239	100.0%
Weighted Average:	2.09x			UNDERWRITTEN NCF DEBT YIELD
					Number of
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO				Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off
	Number of			Debt Yields (%)	Loans	off Date Balance	Date Balance
Range of U/W NCF	Mortgage	Aggregate Cut-	% of Cut-off	7.8 - 8.0	4	$183,580,964	12.5%
DSCRs (x)	Loans	off Date Balance	Date Balance	8.1 - 9.0	13	303,635,758	20.7
1.36 - 1.40	3	$171,080,964	11.6%	9.1 - 10.0	19	298,088,814	20.3
1.41 - 1.50	9	119,112,418	8.1	10.1 - 11.0	23	461,417,548	31.4
1.51 - 1.60	21	324,656,742	22.1	11.1 - 12.0	6	143,907,511	9.8
1.61 - 1.70	13	96,136,320	6.5	12.1 - 13.0	3	36,761,978	2.5
1.71 - 1.80	7	124,870,025	8.5	13.1 - 14.0	3	25,482,226	1.7
1.81 - 1.90	7	129,008,825	8.8	14.1 - 15.0	1	14,472,274	1.0
1.91 - 2.00	2	10,465,300	0.7	17.1	1	2,197,168	0.1
2.01 - 2.25	4	41,755,652	2.8	Total:	73	$1,469,544,239	100.0%
2.26 - 2.50	3	92,960,826	6.3	Weighted Average:	9.9%
2.51 - 2.75	2	233,000,000	15.9
2.76 - 2.94	2	126,497,168	8.6
Total:	73	$1,469,544,239	100.0%
Weighted Average:	1.95x

(1)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein. With respect to White Marsh Mall, 301 South College Street, Cumberland Mall and 100 & 150 South Wacker Drive, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan (unless otherwise stated) in total debt. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD				CUT-OFF DATE LOAN-TO-VALUE RATIO
	Number of				Number of
Range of Original Terms to	Mortgage	Aggregate Cut-	% of Cut-off	Range of Cut-off Date LTV	Mortgage	Aggregate Cut-	% of Cut-off
Maturity or ARD (months)	Loans	off Date Balance	Date Balance	Ratios (%)	Loans	off Date Balance	Date Balance
60	5	$50,157,445	3.4%	27.0 - 30.0	1	$2,197,168	0.1%
84	1	17,150,000	1.2	35.1 - 40.0	1	8,488,552	0.6
96	1	110,000,000	7.5	45.1 - 50.0	1	14,472,274	1.0
120	66	1,292,236,794	87.9	50.1 - 55.0	3	48,972,166	3.3
Total:	73	$1,469,544,239	100.0%	55.1 – 60.0	5	266,783,975	18.2
Weighted Average:	116 months			60.1 - 65.0	16	351,598,429	23.9
				65.1 - 70.0	24	423,470,455	28.8
REMAINING TERM TO MATURITY OR ARD				70.1 - 75.0	22	353,561,222	24.1
	Number of			Total:	73	$1,469,544,239	100.0%
Range of Remaining Terms	Mortgage	Aggregate Cut-	% of Cut-off	Weighted Average:	65.8%
to Maturity or ARD (months)	Loans	off Date Balance	Date Balance
59 - 60	5	$50,157,445	3.4%	BALLOON OR ARD LOAN-TO-VALUE RATIO
61 - 84	1	17,150,000	1.2		Number of
85 - 120	67	1,402,236,794	95.4	Range of Balloon or ARD	Mortgage	Aggregate Cut-	% of Cut-off
Total:	73	$1,469,544,239	100.0%	LTV Ratios (%)	Loans	off Date Balance	Date Balance
Weighted Average:	115 months			21.6 - 25.0	1	$2,197,168	0.1%
				30.1 - 35.0	1	8,488,552	0.6
ORIGINAL AMORTIZATION TERM(2)				35.1 - 40.0	1	14,472,274	1.0
Range of Original	Number of			40.1 - 45.0	4	56,956,551	3.9
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	45.1 - 50.0	13	94,718,270	6.4
(months)	Loans	off Date Balance	Date Balance	50.1 - 55.0	15	173,116,245	11.8
Non-Amortizing	5	$439,800,000	29.9%	55.1 - 60.0	21	476,087,811	32.4
240	1	12,000,000	0.8	60.1 - 63.5	17	643,507,369	43.8
241 - 300	17	148,357,761	10.1	Total:	73	$1,469,544,239	100.0%
301 - 360	50	869,386,478	59.2	Weighted Average:	58.0%
Total:	73	$1,469,544,239	100.0%
Weighted Average(3):	349 months			AMORTIZATION TYPE
(2)   The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
					Number of	Aggregate Cut-
					Mortgage	off Date	% of Cut-off
				Type of Amortization	Loans	Balance	Date Balance
(3) Excludes the non-amortizing loans.				Interest-only, Amortizing Balloon	14	$576,414,515	39.2%
				Amortizing Balloon	53	438,857,450	29.9
REMAINING AMORTIZATION TERM(4)				Interest-only, ARD	3	259,800,000	17.7
Range of Remaining	Number of			Interest-only, Balloon	2	180,000,000	12.2
Amortization Terms	Mortgage	Aggregate Cut-	% of Cut-off	Amortizing ARD	1	14,472,274	1.0
(months)	Loans	off Date Balance	Date Balance	Total:	73	$1,469,544,239	100.0%
Non-Amortizing	5	$439,800,000	29.9%
240	1	12,000,000	0.8	ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
241 - 300	17	148,357,761	10.1		Number of
301 - 360	50	869,386,478	59.2		Mortgage	Aggregate Cut-	% of Cut-off
Total:	73	$1,469,544,239	100.0%	IO Term (months)	Loans	off Date Balance	Date Balance
Weighted Average(5):	349 months			12	1	$10,900,000	0.7%
(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.				24	8	214,168,750	14.6
				34	2	159,345,765	10.8
				60	3	192,000,000	13.1
(5) Excludes the non-amortizing loans.				Total:	14	$576,414,515	39.2%
				Weighted Average:	39 months
LOCKBOXES
	Number of		% of Cut-off	SEASONING
	Mortgage	Aggregate Cut-	Date		Number of	Aggregate Cut-
Type of Lockbox	Loans	off Date Balance	Balance		Mortgage	off Date	% of Cut-off
Hard/Springing Cash Management	20	$590,045,655	40.2%	Seasoning (months)	Loans	Balance	Date Balance
Soft/Springing Cash Management	16	289,469,214	19.7	0	23	$239,646,250	16.3%
Hard/Upfront Cash Management	3	282,000,000	19.2	1 - 2	50	1,229,897,989	83.7
None	14	119,733,302	8.1	Total:	73	$1,469,544,239	100.0%
Springing (W/Out Estab. Account)	18	97,696,069	6.6	Weighted Average:	1 month
Soft/Upfront Cash Management	1	85,000,000	5.8
Springing (With Estab. Account)	1	5,600,000	0.4
Total:	73	$1,469,544,239	100.0%

PREPAYMENT PROVISION SUMMARY
	Number of		% of Cut-
	Mortgage	Aggregate Cut-	off Date
Prepayment Provision	Loans	off Date Balance	Balance
Lockout/Defeasance/Open	67	$960,398,474	65.4%
Lockout/YM%/Open	4	296,145,765	20.2
Lockout/YM%	1	123,000,000	8.4
Lockout/Defeasance or YM%/Open	1	90,000,000	6.1
Total:	73	$1,469,544,239	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

V.   Certain Terms and Conditions

Interest Entitlements:
The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below.  If prepayment interest shortfalls arise from voluntary prepayments (without special servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum.  The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, Class X-B and Class X-C Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, Class B, Class PEX and Class C Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).  If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date.  Interest entitlements on the Class D, C and B Certificates, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:
The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period.  Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts.  The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class D, C, B and A-S Certificates, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest (and therefore, to the Class A-4FX and A-4FL Certificates) (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest (and therefore, on the Class A-4FX and A-4FL Certificates) allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B, C and D Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date, in each case except as discussed below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

Distributions:
On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.   Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates and Class A-4FX Regular Interest: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates and Class A-4FX Regular Interest, pro rata, according to their respective interest entitlements.

2.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates (and the Class A-4FX Regular Interest) in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, on a pro rata basis, to principal on the Class A-4 Certificates and Class A-4FX Regular Interest (and therefore, to holders of the Class A-4FX and A-4FL Certificates) until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date.  However, if the Certificate Principal Balance of each and every Class of Principal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

      Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3.   Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-4FX Regular Interest (and, therefore, to reimburse the holders of the Class A-4FX and A-4FL Certificates), pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.   Class A-S regular interest:  To make distributions on the Class A-S regular interest as follows:  (a) first, to interest on Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-4FX Regular Interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.   Class B regular interest:  To make distributions on the Class B regular interest as follows:  (a) first, to interest on Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, Class A-S regular interest and Class A-4FX Regular Interest), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.   Class C regular interest:  To make distributions on the Class C regular interest as follows:  (a) first, to interest on Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, Class A-S and B regular interests and Class A-4FX Regular Interest), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.   After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-S, B and C regular interests and Class A-4FX Regular Interest are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class D, E, F and G Certificates sequentially in that order in a manner analogous to the Class C regular interest.

Amounts distributed in respect of the Class A-4FX Regular Interest will generally be allocated between the Class A-4FX and A-4FL Certificates in accordance with their class percentage interests.

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:
On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $108,379,000, $102,868,000 and $53,271,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates.  The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B, C and PEX Certificates will, at all times, represent an undivided

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as the “Class PEX Component A-S, Class PEX Component B and Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable.  For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus.  See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:
If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus.  You can exchange your Exchangeable Certificates by notifying the Certificate Administrator.  If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders.  Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates.  The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:
If any yield maintenance charges and prepayment premiums are collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of the yield maintenance charges and prepayment premiums (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between (x) the group (the “YM Group A”) of the Class A-1, A-2, A-3, A-4, A-5, A-SB and X-A Certificates and the Class A-4FX Regular Interest and the Class A-S regular interest and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of the Class D and X-B Certificates and the Class B and C regular interests, based upon the aggregate amount of principal distributed to the classes of principal balance certificates (other than the Class A-4FL and Class A-4FX Certificates), the Class A-4FX Regular Interest and regular interests, as applicable, in each YM Group for that distribution date, and (2) among the classes of certificates and regular interests  in each YM Group, in the following manner, up to an amount equal to the product of (a) the yield maintenance or prepayment premium allocated to such YM Group, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus), and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of such class or regular interest for that distribution date, and the denominator of which is the aggregate amount of principal distributed to all the certificates, the Class A-4FX Regular Interest and the regular interests in that YM Group for that distribution date. Any yield maintenance charges or prepayment premium allocated to such YM Group remaining after such distributions will be distributed to the Class X-A and/or Class X-B Certificates, as applicable, in such YM Group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class E, F, G, X-C, V or R Certificates.  The holders of the Class X-B Certificates will be entitled to all prepayment premiums and yield maintenance charges collected after the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, X-A, B, C, PEX and D Certificates and Class A-4FX Regular Interest (and, therefore, the Class A-4FX and A-4FL Certificates) are retired.  For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Free Writing Prospectus.  See also “Risk Factors – Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus.  Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:
The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, the Class A-S, B and C regular interests and the Class A-4FX Regular Interest (and, therefore, the Class A-4FX and A-4FL Certificates) will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date.  Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero:  first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to Class C; sixth, to Class B; seventh, to Class A-S; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB and the Class A-4FX Regular Interest (and, therefore, to holders of the Class A-4FX and the Class A-4FL Certificates) based on their outstanding Certificate Principal Balances.  Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on Classes D, C and B Certificates) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class D, C, B, A-S, A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-4FX Regular Interest (and, therefore, the Class A-4FX and A-4FL Certificates) (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-4FX Regular Interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date).  Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.  The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-S regular interest or the Class A-4FX Regular Interest as write-offs in reduction of their Certificate Principal Balances.  The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B or C regular interests as write-offs in reduction of their Certificate Principal Balances.  The notional amount of the Class X-C Certificates will be reduced by the amount of all losses that are allocated to the Class E, F or G Certificates as write-offs in reduction of their Certificate Principal Balances.

Debt Service Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan.  In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B and X-C Certificates and the Class A-4FX Regular Interest (and, therefore, the Class A-4FX and A-4FL Certificates) would be affected on a pari passu basis).

Servicing Advances:
The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan.  After any securitization of the Cumberland Mall or 100 & 150 South Wacker Drive pari passu companion loan, the master servicer under that securitization will have the primary obligation to make any servicing advances with respect to the related loan combination.

Appraisal Reduction Amounts:
An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan.  Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:
On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, PEX and D Certificates and Class A-4FX Regular Interest (and, therefore the Class A-4FX and Class A-4FL Certificates) have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidated Loan Waterfall:
Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, and then as a recovery of principal until all principal has been recovered.  Any liquidation proceeds remaining thereafter will be applied as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts.

Majority Subordinate Certificateholder and Subordinate Class Representative:
A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of:  (a) during a “subordinate control period”, the most subordinate class among the Class E, F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class E, F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion.  This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund - The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

Control and Consultation:
The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.  A “subordinate control period” will exist as long as the Class E Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”).  In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer.  It will be a condition to such appointment that Fitch, KBRA and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates.  A “collective consultation period” will exist as long as the Class E Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with each of the subordinate class representative and the Trust Advisor in connection with asset status reports and material special servicing actions.  A “senior consultation period” will exist as long as either (i) the Class E certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

such time as the Class E certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

Notwithstanding any contrary description set forth above, with respect to the White Marsh Mall mortgage loan, the holder of the related pari passu companion loan or its representative (which following a securitization of such pari passu companion loan will include (a) the subordinate class representative under the pooling and servicing agreement for such securitization (or, during a senior consultation period under such pooling and servicing agreement, the special servicer under such pooling and servicing agreement)) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFRBS 2013-C14 pooling and servicing agreement will not limit the consultation rights of the holder of the related pari passu companion loan.

In addition, notwithstanding any contrary description set forth above, with respect to the 301 South College Street mortgage loan, (a) the subordinate class representative under the WFRBS 2013-C13 pooling and servicing agreement (or, during a senior consultation period under the series 2013-C13 pooling and servicing agreement, the special servicer under such pooling and servicing agreement) or any subsequent holder of the related pari passu companion loan or its representative will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above; and (b) the existence of a subordinate control period, collective consultation period or senior consultation period under the WFRBS 2013-C14 pooling and servicing agreement will not limit the consultation rights of the holder of the related pari passu companion loan.

Furthermore, notwithstanding any contrary description set forth above, with respect to the Cumberland Mall mortgage loan and the 100 & 150 South Wacker Drive mortgage loan, in general (a) for as long as the loan combination is serviced under the pooling and servicing agreement for this securitization, the initial holder of the related pari passu companion loan will have control rights that include the right to approve or disapprove various material servicing actions involving the loan combination and the subordinate class representative for this securitization will have the right to be consulted on a non-binding basis with respect to such actions, and (b) in connection with any securitization of the related pari passu companion loan, after which the loan combination will be serviced under the pooling and servicing agreement for that other securitization, that pooling and servicing agreement may grant to a subordinate or controlling class representative or other third party control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding in basis with respect to such actions. For purposes of the servicing of the applicable loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the initial holder of the pari passu companion loan or of a subordinate or controlling class representative or other third party under any securitization thereof, and any collective consultation period or senior consultation period or similar period under that other securitization will not limit the consultation rights of the subordinate class representative under this securitization.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

Replacement of Special Servicer by General Vote of Certificateholders:
During any “collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:
Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its or their expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property.  The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class E, F or G Certificates or other designed certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal.  This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

Sale of Defaulted Assets:
There will be no “fair value” purchase option.  Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans to the highest bidder in a manner generally similar to sales of REO properties.  The sale of a defaulted loan for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor, as described in the Free Writing Prospectus. In the case of each of the White Marsh Mall loan combination and the 301 South College Street loan combination, the Special Servicer may offer to sell to any person (or may offer to purchase) for cash such loan combination during such times as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the related Special Servicer will be required to sell both the related mortgage loan and the related pari passu companion loan. With respect to the White Marsh Mall loan combination, the holder of the related pari passu companion loan or its representative (which following a securitization of such pari passu companion loan will include the subordinate class representative under the pooling and servicing agreement for such securitization) will have consultation rights, as described in the Free Writing Prospectus.  With respect to the 301 South College Street loan combination, the subordinate class representative under the WFRBS 2013-C13 pooling and servicing agreement will have consultation rights on behalf of the related trust fund as the holder of the related pari passu companion loan, as described in the Free Writing Prospectus.

In the case of the Cumberland Mall mortgage loan and 100 & 150 South Wacker Drive mortgage loan, the sale will be subject to the consent and/or consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus. After the securitization of the Cumberland Mall pari passu companion loan or the 100 & 150 South Wacker Drive pari passu companion loan, as applicable, pursuant to the respective intercreditor agreement, the party acting as special servicer with respect to the related loan combination pursuant to the respective pooling and servicing agreement of the related securitization, may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the applicable special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:
Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc.  Required appraisals may consist of updates of prior appraisals.  Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

Trust Advisor:
The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator.  The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer.  Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates.  The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.  During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect.  The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-4FL, A-4FX, A-5, A-SB, A-S, B, C, PEX and D Certificates are retired.

Certain Fee Offsets:
If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower.  The modification fee generally must not exceed 1% of the principal balance of the loan as modified.  In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee.

Deal Website:
The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”.  Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, will be the initial majority subordinate certificateholder.

Loan Combinations:
The mortgaged properties respectively identified on Annex A-1 to the Free Writing Prospectus as White Marsh Mall, 301 South College Street, Cumberland Mall and 100 & 150 South Wacker Drive each secure both a mortgage loan to be included in the trust fund and one other mortgage loan that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan.  We refer to each such group of mortgage loans herein as a “loan combination”. The White Marsh Mall loan combination will be serviced under the pooling and servicing agreement for this transaction.  The 301 South College Street  loan combination will be serviced under the pooling and servicing agreement related to the WFRBS 2013-C13 transaction until the closing of this transaction, after which time such loan combination will be serviced under the pooling and servicing agreement related to this transaction.  With respect to each of the Cumberland Mall loan combination and the 100 & 150 South Wacker Drive loan combination, such loan combination will be serviced under the pooling and servicing agreement until the securitization of the related pari passu companion loan, after which such loan combination will be serviced under the pooling and servicing agreement related to the securitization of that pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Certain Terms and Conditions

As of the closing date, the White Marsh Mall, Cumberland Mall and 100 & 150 South Wacker Drive pari passu companion loans will be held by their related mortgage loan sellers, each of which will reserve the right to sell its respective companion loan subject to the applicable intercreditor agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

RHP PORTFOLIO III

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO III

RHP Portfolio III
1 Portside Jacksonville, FL
2 Crescentwood Village Sandy, UT
3 Spring Valley Village Nanuet, NY
4 Riverside (UT) West Valley City, UT
5 Springdale Lake Belton, MO
6 Sundown Clearfield, UT
7 Oak Park Village Gainesville, FL
8 River Oaks Kansas City, KS
9 Riverside (KS) Lawrence, KS
10 Sherwood Acres Wichita, KS
11 Glen Acres Wichita, KS
12 Connie Jean Jacksonville, FL
CANADA
MEXICO
BAHAMAS
CUBA
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Caribbean Sea
Lake Superior
Lake Michigan
Lake Huron
Lake Ontario
Lake Erie
Vancouver
Calgary
Winnipeg
Québec
Montreal
Ottawa
Toronto
Seattle
Portland
Boise
Salt Lake City
Clearfield
West Valley City
Sandy
San Francisco
Sacramento
San Jose
Las Vegas
Los Angeles
San Diego
Phoenix
Albuquerque
Denver
El Paso
Chihuahua
Monterrey
Guadalajara
Mexico City
Minneapolis
Omaha
Kansas City
Lawrence
Belton
Wichita
Oklahoma City
Fort Worth
Dallas
Austin
San Antonio
Houston
New Orleans
Milwaukee
Chicago
Detroit
Cleveland
Indianapolis
St. Louis
Louisville
Nashville
Memphis
Atlanta
Pittsburgh
Baltimore
Washington DC
Philadelphia
New York
Nanuet
Boston
Norfolk
Charlotte
Charleston
Jacksonville
Gainesville
Orlando
Tampa
Miami
WA
OR
ID
MT
WY
NV
UT
CA
CO
AZ
NM
ND
SD
NE
KS
OK
TX
MN
IA
MO
AR
LA
WI
IL
MI
IN
OH
KY
TN
MS
AL
GA
FL
SC
NC
VA
WV
PA
NY
NJ
DE
MD
VT
NH
ME
MA
CT
RI
0 100 200 Miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 - RHP Portfolio III

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$128,723,897			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$128,723,897			Location:	Various – See Table
% of Initial Pool Balance:	8.8%			Size:	3,321 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$38,761
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; NorthStar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.011%			Property Manager:	Newbury Management Company
Note Date:	April 5, 2013			3rd Most Recent Occupancy (As of):	84.9% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	85.1% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	84.9% (12/31/2012)
IO Period:	34 months			Current Occupancy (As of):	85.0% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$9,792,584 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$10,265,297 (12/31/2011)
Call Protection:	L(25),GRTR 1% or YM(90),O(5)			Most Recent NOI (As of):	$10,584,080 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$16,802,127
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$6,306,023
				U/W NOI:	$10,496,104
				U/W NCF:	$10,330,053
				U/W NOI DSCR:	1.42x
Escrows and Reserves(2):				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	8.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.0%
Taxes	$674,551	$107,877	NAP	As-Is Appraised Value:	$174,620,000
Insurance	$207,060	$29,580	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves	$2,828,359	Springing	$531,360	Cut-off Date LTV Ratio:	73.7%
Deferred Maintenance	$104,575	$0	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	The borrower is comprised of 12 separate limited liability companies.
(2)	See “Escrows” section.
(3)	The As-Is Appraisal Valuation Dates range from February 27, 2013 to March 6, 2013.

The Mortgage Loan.  The mortgage loan (the “RHP Portfolio III Mortgage Loan”) is evidenced by a single promissory note that is secured by 12 first mortgages encumbering 12 manufactured housing communities totaling 3,321 pads and located in five states (the “RHP Portfolio III Properties”).  The RHP Portfolio III Mortgage Loan was originated on April 5, 2013 by The Royal Bank of Scotland.  The RHP Portfolio III Mortgage Loan had an original principal balance of $128,723,897, has an outstanding principal balance as of the Cut-off Date of $128,723,897 and accrues interest at an interest rate of 4.011% per annum.  The RHP Portfolio III Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 34 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The RHP Portfolio III Mortgage Loan matures on May 1, 2023.

Following the lockout period (except in the case of the Early Release Properties (as defined below)), the borrower has the right to prepay the RHP Portfolio III Mortgage Loan in whole or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the RHP Portfolio III Mortgage Loan is prepayable without penalty on or after January 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO III

Sources and Uses

Sources			Uses
Original loan amount	$128,723,897	74.8%	Purchase price	$165,933,148	96.5%
Sponsor’s new cash contribution	43,281,318	25.2	Reserves	3,814,545	2.2
			Closing costs	2,257,522	1.3
Total Sources	$172,005,215	100.0%	Total Uses	$172,005,215	100.0%

The Properties. The RHP Portfolio III Mortgage Loan is secured by the fee interest in 12 manufactured housing communities (“MHC”) totaling 3,321 pads and located in Florida, Utah, New York, Missouri and Kansas.  The RHP Portfolio III Properties were acquired by the sponsors as a part of a larger 35-property portfolio in April 2013.  The remaining 23 properties in the portfolio (“RHP Portfolio IV Properties” and “RHP Portfolio V Properties”) are not collateral for the RHP Portfolio III Mortgage Loan.  The RHP Portfolio III Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio III Properties were developed between 1954 and 1998 and have an average age of 35 years.  Public utilities are provided in all of the RHP Portfolio III Properties.

The following table presents certain information relating to the RHP Portfolio III Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Portside - Jacksonville, FL	$43,640,216	33.9%	92.7%	1982/NAP	931	$59,200,000
Crescentwood Village - Sandy, UT	$18,576,579	14.4%	99.3%	1985/NAP	273	$25,200,000
Spring Valley Village - Nanuet, NY	$12,089,520	9.4%	98.5%	1980/NAP	136	$16,400,000
Riverside (UT) - West Valley City, UT	$11,720,937	9.1%	99.5%	1998/NAP	200	$15,900,000
Springdale Lake - Belton, MO	$11,617,733	9.0%	81.5%	1954/NAP	443	$15,760,000
Sundown - Clearfield, UT	$10,342,437	8.0%	94.0%	1971/NAP	200	$14,030,000
Oak Park Village - Gainesville, FL	$7,961,390	6.2%	78.1%	1972/NAP	343	$10,800,000
River Oaks - Kansas City, KS	$7,489,605	5.8%	72.3%	1976/NAP	397	$10,160,000
Riverside (KS) - Lawrence, KS	$2,071,436	1.6%	80.6%	1969/NAP	93	$2,810,000
Sherwood Acres - Wichita, KS	$1,238,439	1.0%	64.5%	1986/NAP	110	$1,680,000
Glen Acres - Wichita, KS	$1,017,289	0.8%	46.6%	1990/NAP	133	$1,380,000
Connie Jean - Jacksonville, FL	$958,316	0.7%	69.4%	1975/NAP	62	$1,300,000
Total/Weighted Average	$128,723,897	100.0%	85.0%		3,321	$174,620,000

The following table presents historical occupancy percentages at the RHP Portfolio III Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013
84.9%	85.1%	84.9%	85.0%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO III

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio III Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Pad
Base Rent	$13,602,943	$14,229,030	$14,738,091	$15,246,137	$4,591
Concessions	(237,731)	(318,089)	(304,291)	(304,291)	(92)
Grossed Up Vacant Space	0	0	0	2,189,344	659
Total Reimbursables	0	0	0	0	0
Other Income	2,009,283	2,169,311	2,321,594	2,321,594	699
Less Vacancy & Credit Loss	(305,335)	(392,959)	(504,073)	(2,650,657)(1)	(798)
Effective Gross Income	$15,069,160	$15,687,293	$16,251,321	$16,802,127	$5,059

Total Operating Expenses	$5,276,576	$5,421,996	$5,667,241	$6,306,023	$1,899

Net Operating Income	$9,792,584	$10,265,297	$10,584,080	$10,496,104	$3,161
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	166,051	50
Net Cash Flow	$9,792,584	$10,265,297	$10,584,080	$10,330,053	$3,111

NOI DSCR	1.33x	1.39x	1.43x	1.42x
NCF DSCR	1.33x	1.39x	1.43x	1.40x
NOI DY	7.6%	8.0%	8.2%	8.2%
NCF DY	7.6%	8.0%	8.2%	8.0%

(1) The underwritten economic vacancy is 18.3%. The RHP Portfolio III Properties were 85.0% physically occupied as of February 14, 2013.

Appraisal.  As of the appraisal valuation dates ranging from February 27, 2013 to March 6, 2013, the RHP Portfolio III Properties had an aggregate “as-is” appraised value of $174,620,000.

Environmental Matters.  According to the Phase I environmental site assessments dated from April 4, 2013 to April 7, 2013, there was no evidence of any recognized environmental conditions at any of the 12 RHP Portfolio III Properties and no Phase II assessments were recommended.

The Borrower.  The borrower is comprised of 12 separate limited liability companies, each of which is a single purpose entity and has two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the RHP Portfolio III Mortgage Loan.  Ross Partrich, the principal of the borrower, is the guarantor of certain nonrecourse carveouts under the RHP Portfolio III Mortgage Loan.

The Sponsors.  The sponsors are NorthStar Realty Finance Corporation (“NorthStar”) and RHP Properties, Inc. NorthStar is a publicly traded REIT (NYSE: NRF) and had approximately $5.7 billion of commercial real estate assets under management as of March 31, 2013.  RHP Properties, Inc. is the nation’s second largest private owner and operator of manufactured housing communities.  RHP Properties, Inc. currently owns and manages a total of 120 manufactured housing communities with over 25,000 housing units and sites across 21 states, with a combined value of approximately $1.0 billion.  NorthStar indirectly owns 97.6% of the borrower while affiliates of RHP Properties, Inc. own the remaining 2.4%.  NorthStar is the managing member of the borrower.

Escrows.  The loan documents provide for upfront escrows in the amount of $674,551 for real estate taxes, $207,060 for insurance premiums and $104,575 for deferred maintenance.  In addition, $2,828,359 was reserved for maintenance, repairs and/or replacements at the RHP Portfolio III Properties over the term of the RHP Portfolio III Mortgage Loan.

The loan documents provide for ongoing monthly escrows in the amount of $107,877 for real estate taxes and $29,580 for insurance premiums.  Additionally, the loan documents provide for a $13,838 monthly replacement reserve escrow beginning on May 1, 2016.  The replacement reserve escrow will be capped at $531,360, exclusive of the initial deposit of $2,828,359.

Lockbox and Cash Management.  The RHP Portfolio III Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the property manager is obligated to deposit all revenues into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) upon the occurrence of an event of default, or (ii) if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR (as defined below)) is less than 1.05x. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured, or, with respect to matters in clause (ii) above, if the debt service coverage ratio (or at any time when an approved mezzanine loan is outstanding, the Aggregate DSCR) is at least 1.05x for two consecutive quarters.

The “Aggregate DSCR” is the aggregate debt service coverage ratio based on the amortizing debt service under the RHP Portfolio III Mortgage Loan and any approved mezzanine loan that is outstanding.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO III

Property Management.  The RHP Portfolio III Properties are currently managed by Newbury Management Company, an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the RHP Portfolio III Properties, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred, and is continuing and (ii) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Partial Release.  Following the second anniversary of the closing date of the Series 2013-C14 Certificates (except in the case of Early Release Properties (as defined below), which can be released at any time) and in connection with a bona fide third party sale of an individual RHP Portfolio III property or a sale to certain affiliates of the nonrecourse guarantor (but not to an affiliate of NorthStar) at a sale price at least equal to the fair market value determined by an appraisal, the borrower may obtain the release of an individual property from the lien of the RHP Portfolio III Mortgage Loan upon the satisfaction of certain conditions including without limitation: (i) payment by the borrower of an amount equal to 120% of the allocated loan amount for the individual property to be released (or 110% of the allocated loan amount in the case of Early Release Properties) or if the sale is to certain affiliates of the nonrecourse guarantor, then the payment by the borrower must be in an amount equal to the greater of 125% of the allocated loan amount and 100% of the net sale proceeds, regardless of whether the property is an Early Release Property and in each case, together with the applicable yield maintenance premium; (ii) satisfaction of all applicable REMIC requirements; (iii) after giving effect to such release, the debt service coverage ratio of the remaining RHP Portfolio III Properties is not less than the greater of (x) the debt service coverage ratio (or Aggregate DSCR if an approved mezzanine loan is outstanding) immediately prior to such release and (y) 1.15x; and (iv) no event of default has occurred and is continuing.  The debt service coverage ratio will be based upon the underwritten net cash flow of the remaining RHP Portfolio III Properties and the actual debt service constant of the loan at closing.

The “Early Release Properties” are the River Oaks, Sherwood Acres and Glen Acres properties, each of which may be released at any time under the conditions described above.

Real Estate Substitution.  At any time before May 1, 2022, the borrower may obtain a release of any individual RHP Portfolio III property from the lien of the mortgage in connection with a substitution of a different manufactured housing community property subject to the lender’s consent and the satisfaction of certain conditions, including without limitation: (i) no event of default has occurred and is continuing at the time of substitution; (ii) the aggregate allocated loan amount of the properties released during the loan term will not exceed 25% of the original principal balance of the RHP Portfolio III Mortgage Loan; (iii) the fair market value of the substitute property will not be less than the fair market value of the substituted property both at closing and as of the date of substitution; (iv) the net operating income of the new property is not less than the net operating income of the substituted property both at closing and as of the date of substitution; (v) the lender receives written confirmation from Fitch, KBRA and Moody’s that such substitution will not result in a qualification, downgrade or withdrawal of the then current ratings assigned to the WFRBS 2013-C14 certificates; (vi) all REMIC requirements are satisfied; (vii) the number of properties remaining under the RHP Portfolio III Mortgage Loan after giving effect to the substitution must not be less than prior to the substitution; (viii) the substitute properties must not be any of the RHP Portfolio IV Properties or RHP Portfolio V Properties; (ix) the geographic diversity of the RHP Portfolio III Properties must not be diminished; and (x) payment of a fee equal to 0.25% of the allocated loan amount of the property being released as the result of a substitution.

Subordinate and Mezzanine Indebtedness.  NorthStar indirectly owns 97.6% of the membership interests in the borrowers.  NorthStar has the ability to convert a portion of its equity in the borrower into a mezzanine loan during the term of the RHP Portfolio III Mortgage Loan subject to certain conditions, including without limitation: (i) the mezzanine debt must be subordinate to the RHP Portfolio III Mortgage Loan and will be secured by the equity interests in the borrowers that own the RHP Portfolio III Properties; (ii) the mezzanine loan must not exceed $19,703,103; (iii) the Aggregate LTV (as defined below) must be no greater than 85%; and (iv) the Aggregate DSCR must be no less than 1.15x.  Additionally, at NorthStar’s option, the mezzanine loan may be alternatively structured as a larger mezzanine loan that is secured by the equity in the borrower of the RHP Portfolio III Mortgage Loan and the equity interests in the borrower of the mortgage loan secured by the RHP Portfolio IV Properties and the RHP Portfolio V Properties.

The “Aggregate LTV” is the aggregate loan-to-value ratio based on the outstanding balance of the RHP Portfolio III Mortgage Loan and any approved mezzanine loan that is outstanding.

Ground Lease. None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the RHP Portfolio III Properties. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDTOWN I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDTOWN I & II

Midtown I & II
754 Peachtree Street, Northeast & 725 West Peachtree Street, Northeast
Atlanta, GA 30308
MIDTOWN
DOWNTOWN
ATLANTA
MARTA
RED/GOLD LINES
MARTA BLUE/GREEN LINES
Arts Center
Midtown
North Avenue
Civic Center
Peachtree Center
Dome/GWCC/Philips/CNN
Winn Park
Piedmont Park
Atlanta Botanical Gardens
Georgia Institute of Technology
Bobby Dodd Stadium
Centennial Place
Centennial Hill
SoNo
Central Park
Bedford Pine Park
Civic Center Park
Centennial Olympic Park
Georgia World Congress Center
Georgia Dome
Philips Arena
CNN Center
Georgia Aquarium
New World of Coca Cola
Vine City
Crawford Long Hospital
Atlanta Medical Center
Fox Theatre
The Varsity
High Museum of Art
Atlanta Symphony Hall
Woodruff Arts Center
Goethe Institute
One Atlantic Center
1180 Peachtree
14th Street Playhouse
Atlantic Center Plaza
1100 Peachtree
12th & Midtown
1075 Peachtree
Loew's Hotel
Millennium in Midtown
Ten Peachtree Place
999 Peachtree
Alexander Memorial Coliseum
Centergy One
Georgia Tech Hotel & Conf. Ctr.
The Biltmore
Bank of America Tower
One Georgia Center
Coca Cola World Headquarters
Northyards Business Park
Atlanta Contemporary Art Center
Aquatics Center
Atlanta Civic Center
Georgia Power
W Hotel
Allen Plaza
Imagine It! Children's Museum
SunTrust Plaza
Hyatt Regency
Marriott Marquis
PEACHTREE CENTER
Atlanta Hilton & Towers
Inforum
AmericasMart
Intl. Peach Mart
Chamber of Commerce
Tabernacle Cotton Club
Westin Peachtree Plaza
191 Peachtree Tower
Ritz Carlton
Sheraton Atlanta
Georgia Pacific Center
Omni Hotel
Centennial Tower
Rialto Center for the Arts
Atlanta Journal Constitution Bldg
Woodruff Park
Apex Museum
Martin Luther King Jr. Nat'l Historic Site
Hartsfield-Jackson Atlanta Intl. Airport 9 miles
Georgia Intl. Plaza
Building A
Building B
Building C
14th St NE
12th St NE
11th St NE
10th St NE
9th St NE
8th St NE
7th St NE
6th St NE
5th St NE
13th St NE
Park Dr NE
Ponce De Leon Ave NE
North Ave NE
North Ave NW
Linden Ave NE
Morgan St NE
Pine St NE
Pine St NW
Rankin St NE
Ralph McGill Blvd NE
Highland Ave NE
Freedom Pkwy
Intl. Blvd NE
Ellis St NE
Irwin St NE
Auburn Ave NE
Baker St NE
Simpson St NW
Mills St NW
Ivan Allen Jr. Blvd
Jones Ave NW
Peachtree St NE
Peachtree St NW
West Peachtree St NW
W Peachtree St NE
Spring St NW
Techwood Dr NW
Fowler St NW
Atlantic Dr NW
Hemphill Ave NW
Tech Pkwy NW
Marietta St NW
Luckie St NW
Gray St NW
Northside Dr NW
Juniper St NE
Piedmont Ave NE
Courtland St NE
Myrtle St NE
Penn Ave NE
Charles Allen Dr NE
Monroe Dr NE
Bedford Pl NE
Felton Dr NE
Boulevard NE
Hilliard St SE
Jackson St NE
Piedmont Ave NE
75
85
19
29
78
278
41
10
Marietta
Chattahoochee Plantation
Sandy Springs
Dunwoody
Norcross
Doraville
Chamblee
Lilburn
Smyrna
Vinings
Brookhaven
Tucker
Mountain Park
Buckhead
Mableton
Bolton
Lindbergh
Druid Hills
North Decatur
Clarkston
Scottdale
Stone Mountain
Decatur
Avondale
Bankhead
Downtown
Midtown
East Atlanta
Belvedere
Redan
Cascade Heights
Gresham Park
Lakewood
East Point
Panthersville
College Park
Hapeville
Forest Park
Union City
Morrow
Hartsfield-Jackson Atlanta International Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Midtown I & II

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$124,300,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$124,300,000			Location:	Atlanta, GA
% of Initial Pool Balance:	8.5%			Size:	794,110 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$156.53
Borrower Name:	Cole/Macfarlan of Atlanta GA, LLC			Year Built/Renovated(2):	2001/NAP
Sponsors:	Cole Credit Property Trust III, Inc. and Macfarlan Capital Partners, L.P.			Title Vesting:	Fee
Mortgage Rate:	3.840%			Property Manager:	Cole Realty Advisors, Inc.
Note Date:	April 25, 2013			3rd Most Recent Occupancy (As of):	100.0% (12/31/2010)
Anticipated Repayment Date:	May 1, 2023			2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:	May 1, 2043			Most Recent Occupancy (As of):	100.0% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of):	100.0% (6/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI (3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(3):	NAV
Call Protection:	L(25),GRTR 1% or YM(91),O(4)			Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type:	Future Mezzanine			U/W Revenues:	$15,433,600
				U/W Expenses:	$463,008
				U/W NOI:	$14,970,592
				U/W NCF:	$14,140,502
Escrows and Reserves(1):				U/W NOI DSCR:	3.09x
				U/W NCF DSCR:	2.92x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.0%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield:	11.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$210,000,000
Replacement Reserves	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2013
TI/LC	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.2%
				LTV Ratio at Maturity or ARD:	59.2%

(1)   See “Escrows” section.
(2)   The Midtown I & II Property was built in 2001 and 2002.
(3)   Historical financial data is not available as the Midtown I & II Property was acquired in April 2013.

The Mortgage Loan.  The mortgage loan (the “Midtown I & II Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering two class A office towers totaling 794,110 square feet and a nine-level parking deck (the “Midtown I & II Property”) located in Atlanta, Georgia. The Midtown I & II Mortgage Loan was originated on April 25, 2013 by The Royal Bank of Scotland. The Midtown I & II Mortgage Loan had an original principal balance of $124,300,000, has an outstanding principal balance as of the Cut-off Date of $124,300,000 and accrues interest at an interest rate of 3.840% per annum. The Midtown I & II Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the anticipated repayment date (“ARD”).  The ARD is May 1, 2023 and the final maturity date is May 1, 2043.  In the event the Midtown I & II Mortgage Loan is not paid in full on or before the ARD, the Midtown I & II Mortgage Loan will accrue interest at an interest rate of 6.840% per annum and will have a remaining term of 240 months.  The ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Midtown I & II Mortgage Loan.

Following the lockout period, the borrower has the right to prepay the Midtown I & II Mortgage Loan either in whole, or in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid.  In addition, the Midtown I & II Mortgage Loan is prepayable without penalty on or after February 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDTOWN I & II

Sources and Uses

Sources			Uses
Original loan amount	$124,300,000	55.0%	Purchase price	$205,000,000	90.7%
Sponsor new cash contribution	101,670,356	45.0	TI/LC	18,193,912	8.1
			Closing costs	2,776,444	1.2
Total Sources	$225,970,356	100.0%	Total Uses	$225,970,356	100.0%

The Property.  The Midtown I & II Property consists of two class A office towers encompassing 794,110 square feet and an adjacent parking deck located in Atlanta, Georgia.  The Midtown I & II Property was built-to-suit in 2001 and 2002 for BellSouth Corporation, now part of AT&T Corp., and serves as the regional headquarters for AT&T, Inc. (NYSE: T). The Midtown I & II Property comprises a total of 7.3 acres situated on three blocks and includes a 16-story office tower located at the northwest corner of Peachtree Street and Fourth Street, an eight-story office tower located at the northeast corner of West Peachtree Street and Third Street and a nine-level parking deck located at the northeast corner of West Peachtree Street and Fourth Street.  Amenities at the Midtown I & II Property include multiple conference rooms, an auditorium, cafeteria and fitness center.  The Midtown I & II Property has a total of 2,459 parking spaces, accounting for a parking ratio of 3.1 spaces per 1,000 square feet of rentable area.  As of June 1, 2013, the Midtown I & II Property was 100% occupied by AT&T Corp. on a triple net lease through April 2024 with annual rent increases of 2.0%.  AT&T, Inc., the parent company of AT&T Corp., was ranked number 11 in the 2012 Fortune 500 and reported 2012 net income of approximately $7.3 billion as of December 31, 2012.

The following table presents certain information relating to the tenant at the Midtown I & II Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
AT&T Corp.	A/A3/A-	794,110	100.0%	$17.25	$13,695,071	100.0%	4/30/2024(3)

Collateral Total		794,110	100.0%	$17.25	$13,695,071	100.0%

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)   The Annual U/W Base Rent represents an average of the tenant’s annual rental obligations during the Midtown I & II Mortgage Loan term. The tenant currently pays an annual base rental rate of $15.75 per net rentable square foot on a triple net basis and this rate increases at the end of each calendar year in an amount equal to 2.0% of the prior year’s base rent.
(3)   AT&T Corp. has three five-year extension options and one four-year, 11-month extension option remaining.

The following table presents certain information relating to the lease rollover schedule at the Midtown I & II Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	794,110	100.0%	794,110	100.0%	$13,695,071	$17.25
Vacant	0	0	0.0%	794,110	100.0%	$0	$0.00
Total/Weighted Average	1	794,110	100.0%			$13,695,071	$17.25

(1) Information obtained from the tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDTOWN I & II

The following table presents historical occupancy percentages at the Midtown I & II Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	6/1/2013
100.0%	100.0%	100.0%	100.0%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Underwritten Net Cash Flow at the Midtown I & II Property:

Cash Flow Analysis(1)

	In Place	U/W	U/W $ per SF
Base Rent	$12,507,233	$13,695,071(2)	$17.25
Parking Income	2,213,100	2,423,283(2)	3.05
Grossed Up Vacant Space	0	0	0.00
Total Reimbursables	0	0	0.00
Other Income	0	0	0.00
Less Vacancy & Credit Loss	0	(684,754)(3)	(0.86)
Effective Gross Income	$14,720,333	$15,433,600	$19.44

Total Operating Expenses	$0	$463,008(4)	$0.58

Net Operating Income	$14,720,333	$14,970,592	$18.85
TI/LC	0	671,268	0.85
Capital Expenditures	0	158,822	0.20
Net Cash Flow	$14,720,333	$14,140,502	$17.81

NOI DSCR	3.04x	3.09x
NCF DSCR	3.04X	2.92x
NOI DY	11.8%	12.0%
NCF DY	11.8%	11.4%

(1)	Historical information is not available as the Midtown I & II Property was acquired in April 2013.
(2)	The base rent and parking income are averaged over the loan term based on the contractual 2% annual increases in the lease. The current base rent and parking rent are $12,507,233 and $2,213,100, respectively.
(3)	The underwritten economic vacancy is 5.0%. The Midtown I & II Property was 100% physically occupied as of June 1, 2013.
(4)	The only underwritten operating expense is a management fee of 3.0% of Effective Gross Income. All expenses are paid directly by the tenant.

Appraisal.  As of the appraisal valuation date of April 1, 2013, the Midtown I & II Property had an “as-is” appraised value of $210,000,000 and a hypothetical “go dark” value of $99,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated March 25, 2013, there was no evidence of any recognized environmental conditions at the Midtown I & II Property.

Market Overview and Competition.  The Midtown I & II Property is located approximately three miles north of the Atlanta central business district, within the Midtown submarket of Atlanta, Fulton County, Georgia.  The Midtown I & II Property is accessible by Interstate 85 and Interstate 75 to the west and by Interstate 20 to the south. The Midtown I & II Property is located less than a half mile from the North Avenue Metropolitan Atlanta Rapid Transit Authority rail station.  The Midtown I & II Property is less than one mile from the Georgia Institute of Technology, which has a student population of more than 16,000 undergraduate and graduate students.  The Midtown I & II Property is located within “Midtown Mile”, a dense, urban area filled with high rise condominiums, offices and hotels.  According to the appraisal, the estimated 2013 population and average household income within a five-mile radius of the Midtown I & II Property were 344,499 and $71,557, respectively.

According to the appraisal, the Midtown I & II Property is located within the Midtown submarket of the Atlanta office market. As of the fourth quarter of 2012, the Atlanta class A office market vacancy rate and average asking rate were 19.4% and $22.19 per square foot on a triple net basis, respectively. As of the fourth quarter of 2012, the Midtown office submarket vacancy rate and average asking rate were 17.9% and $24.92 per square foot on a triple net basis, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDTOWN I & II

The following table presents certain information relating to comparable office properties for the Midtown I & II Property:

Competitive Set(1)

	Midtown I & II (Subject)	Centergy One	Ten Peachtree Place	999 Peachtree Street	Ten 10th Street	The Proscenium	Atlantic Center Plaza
Location	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	--	9.5 miles	0.7 miles	0.5 miles	0.7 miles	0.9 miles	1.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2001/NAP	2003/NAP	1990/2002	1987/NAP	2001/NAP	2001/NAP	2001/NAP
Number of Stories	8-16	12	20	28	14	24	23
Total GLA	794,110 SF	486,993 SF	258,917 SF	610,220 SF	410,624 SF	533,135 SF	500,953 SF
Total Occupancy	100%	97%	100%	94%	64%	98%	40%

(1)   Information obtained from the appraisal dated April 25, 2013.

The Borrower.  The borrower, Cole/Macfarlan of Atlanta GA, LLC, is a Delaware limited liability company with at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Midtown I & II Mortgage Loan. Cole Credit Property Trust III, Inc. (“CCPT III”) is the guarantor of certain nonrecourse carveouts under the Midtown I & II Mortgage Loan.

The Sponsor.  The Midtown I & II Mortgage Loan sponsors are CCPT III and Macfarlan Capital Partners, L.P. (“Macfarlan”). CCPT III is a non-traded public real estate investment trust that acquires and operates a diversified portfolio of commercial real estate investments primarily consisting of retail and other single tenant income producing properties throughout the United States. As of December 31, 2012, CCPT III owned 1,014 properties, comprised of approximately 43.1 million rentable square feet of single tenant and multi-tenant retail and commercial space located in 47 states and had total assets of approximately $7.5 billion.  Macfarlan is a private equity fund located in Dallas, Texas that has a current portfolio of approximately $1.5 billion in real estate investments consisting of approximately 11.0 million square feet of commercial real estate.

Escrows.  The loan documents provide for no upfront or ongoing escrows.  No monthly tax escrow is required so long as (i) no Cash Management Period (as defined below) has occurred and is continuing, and (ii) the borrower delivers satisfactory evidence that tax payments are being made in a timely manner. No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy.  Replacement reserves and TI/LC escrows will spring in the event that a Cash Management Period occurs and will cease to be collected when any such Cash Management Period ends.

Lockbox and Cash Management.  The Midtown I & II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, into which the tenant is directed to pay its rents directly.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Midtown I & II Property be deposited into the lockbox account within two business days of receipt.

Upon the occurrence of a Cash Management Period (as defined below) all excess funds on deposit in the lockbox account will be swept to certain restricted accounts and the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Management Period” will commence upon the earlier of: (i) an event of default; (ii) the debt service coverage ratio falling below 1.90x as of the end of each fiscal quarter; (iii) the commencement of a Going Dark Period (as defined below); (iv) the commencement of a bankruptcy or insolvency proceeding with respect to the property manager; (v) the commencement of a bankruptcy or insolvency proceeding with respect to AT&T, Corp.; or (vi) the failure of AT&T, Corp. to extend the term of the lease prior to April 30, 2022. A Cash Management Period will end: with respect to the matters described in clause (i) above, when such event of default has been cured; with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.90x has been achieved for two consecutive fiscal quarters; with respect to the matters described in clause (iii) above, when such Going Dark Period has ended; with respect to the matters described in clause (iv) above, upon the replacement of the prior manager with a qualified manager, in accordance with the loan documents; with respect to the matters described in clause (v) above, upon the earlier to occur of (a) confirmation in bankruptcy by AT&T, Corp. of the lease related to the Midtown I & II Property or (b) the execution of one or more new leases approved by the lender for the entire portion of the Midtown I & II Property for which AT&T, Corp. did not confirm its lease in bankruptcy and the tenant under such leases opening for business and paying full, unabated rent.

A “Going Dark Period” will commence upon the cessation of operating business at more than 30% of any building within the Midtown I & II Property, unless the building is subleased by the tenant and the subtenant has not ceased operating its business in more than 30% of the building. A Going Dark Period will end upon the earlier to occur of: (i) the tenant being open for business for six consecutive calendar months, and (ii) $20.00 per square foot has accumulated on deposit in the TI/LC escrow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MIDTOWN I & II

Property Management.  The Midtown I & II Property is managed by Cole Realty Advisors, Inc., an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Midtown I & II Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including but not limited to (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates; and (iii) the transferee and all other entities controlled directly or indirectly by principals of the transferee must not have been party to any voluntary or involuntary bankruptcy proceedings, within seven years prior to the proposed transfer.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including but not limited to (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 70.0%; (iii) the debt service coverage ratio including all debt is not less than 1.50x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Midtown I & II Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE PLANT SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PLANT SAN JOSE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PLANT SAN JOSE

The Plant San Jose
2189 Monterey Road
San Jose, CA 95125
SAN JOSE
Milpitas
River Oaks
SANTA CLARA
Downtown
Willow Glen
Campbell
Dry Creek
Los Gatos
Almaden Valley
SANTA CLARA COUNTY
SANTA CRUZ MOUNTAINS
San Jose International Airport
Reid-Hillview Airport of Santa Clara
Santa Clara University
San Jose State Univ
Santa Clara Fairgrounds
Lake Cunningham Park
Raging Waters
Eastridge Center
Joseph T. Grant County Park
Evergreen Valley Community College
Montgomery Hill Park
Coyote Creek Park Chain
Santa Teresa County Park
Almaden Quicksilver Park
Guadalupe Oak Grove Park
Oakridge Mall
Great Mall of the Bay Area
San Jose Mun. Golf Course
The Ranch Golf Club
The Villages Golf and Country Club
Silver Creek Valley CC
Happy Hollow Zoo
Spartan Stadium
HP Pavilion
San Jose City College
Santa Clara Valley Medical Center
O'Connor Hospital
Good Samaritan Hospital
Westfield Valley Fair
Santana Row
South Bay Fwy
Bayshore Fwy
Nimitz Fwy
Sinclair Fwy
West Valley Fwy
VTA LIGHT RAIL
CALTRAIN
SAN FRANCISCO
OAKLAND
Pacific Ocean
Daly City
Richmond
Berkeley
Concord
Hayward
Fremont
Pleasanton
Livermore
Sunnyvale
Fairfield
Vallejo
San Rafael
Novato

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – The Plant San Jose

Loan Information		Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Retail
Original Principal Balance:	$123,000,000	Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$123,000,000	Location:	San Jose, CA
% of Initial Pool Balance:	8.4%	Size:	485,895 SF
Loan Purpose:	Acquisition	Cut-off Date Principal Balance Per Unit/SF:	$253.14
Borrower Name:	Cole MT San Jose CA, LP	Year Built/Renovated:	2008/NAP
Sponsor:	Cole Credit Property Trust IV, Inc.	Title Vesting:	Fee
Mortgage Rate:	3.815%	Property Manager:	Self-managed
Note Date:	April 15, 2013	3rd Most Recent Occupancy (As of):	89.9% (12/31/2009)
Anticipated Repayment Date:	May 1, 2023	2nd Most Recent Occupancy (As of):	93.3% (12/31/2010)
Maturity Date:	May 1, 2033	Most Recent Occupancy (As of):	95.1% (12/31/2011)
IO Period:	120 months	Current Occupancy (As of):	95.6% (12/17/2012)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD	3rd Most Recent NOI (As of):	$11,552,110 (12/31/2010)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of):	$12,474,332 (12/31/2011)
Call Protection:	L(48),GRTR 1% or YM(72)	Most Recent NOI (As of):	$12,505,717 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None	U/W Revenues:	$18,986,162
Additional Debt Type:	NAP	U/W Expenses:	$5,883,368
		U/W NOI:	$13,102,793
		U/W NCF:	$12,582,976
Escrows and Reserves:	None	U/W NOI DSCR:	2.75x
		U/W NCF DSCR:	2.64x
		U/W NOI Debt Yield:	10.7%
		U/W NCF Debt Yield:	10.2%
		As-Is Appraised Value:	$205,000,000
		As-Is Appraisal Valuation Date:	February 7, 2013
		Cut-off Date LTV Ratio:	60.0%
		LTV Ratio at Maturity or ARD:	60.0%

The Mortgage Loan.  The mortgage loan (“The Plant San Jose Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in San Jose, California (“The Plant San Jose Property”).  The Plant San Jose Mortgage Loan was originated on April 15, 2013 by Wells Fargo Bank, National Association.  The Plant San Jose Mortgage Loan had an original principal balance of $123,000,000, has an outstanding principal balance as of the Cut-off Date of $123,000,000 and accrues interest at an interest rate of 3.815% per annum.  The Plant San Jose Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the anticipated repayment date (“ARD”).  The ARD is May 1, 2023 and the final maturity date is May 1, 2033.  In the event The Plant San Jose Mortgage Loan is not paid off on or before the ARD, the borrower will be required to make payments of principal and interest based on a 30-year amortization schedule and an interest rate equal to the greater of (i) the initial mortgage rate plus 5% and (ii) the sum of (a) the greater of (x) the offer side on the ARD of the 10-year swap yield (as described in the loan documents) and (y) the treasury rate as of the ARD and (b) 5.00%.  The ARD automatically triggers a Cash Trap Event Period (as defined below) whereby all excess cash flow will be used to pay down the principal balance of The Plant San Jose Mortgage Loan (see “Lockbox and Cash Management”).

Following the lockout period, the borrower has the right to voluntarily prepay The Plant San Jose Mortgage Loan in whole, but not in part, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the then outstanding principal balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PLANT SAN JOSE

Sources and Uses

Sources			Uses
Original loan amount	$123,000,000	60.1%	Purchase price	$203,100,000	99.2%
Sponsor’s new cash contribution	81,826,476	39.9	Closing costs	1,726,476	0.8
Total Sources	$204,826,476	100.0%	Total Uses	$204,826,476	100.0%

The Property.  The Plant San Jose Property is an anchored retail center containing approximately 485,895 square feet and located in San Jose, California.  Built in 2008, The Plant San Jose Property consists of 26 one-story buildings situated on a 44.6-acre parcel.  The Plant San Jose Property is anchored by Target (not part of the collateral), Home Depot, Toys “R” Us, Best Buy and Ross Dress for Less in addition to in-line space, which includes national tenants such as J.P. Morgan Chase Co., McDonald’s, Starbucks, FedEx Kinko’s and T-Mobile, among others.  Parking is provided by 2,967 surface parking spaces, resulting in a parking ratio of 6.1 spaces per 1,000 square feet of rentable area.  As of December 17, 2012, The Plant San Jose Property was 95.6% leased to 60 tenants.

The following table presents certain information relating to the tenancies at The Plant San Jose Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Target	A-/A2/A+	137,800	ANCHOR-OWNED – NOT PART OF THE COLLATERAL

Anchor Tenant – Collateral
Home Depot	A-/A3/A-	141,021	29.0%	$28.10(4)	$3,962,981(4)	28.4%	NAV	NAV	1/31/2034
Toys “R” Us	B-/B1/B	64,850	13.3%	$21.00	$1,361,850	9.8%	NAV	NAV	1/31/2023
Best Buy	BB-/Baa2/BB	45,168	9.3%	$21.00	$948,528	6.8%	NAV	NAV	1/31/2018
Ross Dress for Less	NR/NR/BBB+	25,821	5.3%	$22.00	$568,062	4.1%	NAV	NAV	1/31/2019
Total Anchor Tenant – Collateral		276,860	57.0%	$24.71	$6,841,421	49.0%

Major Tenants – Collateral
Off Broadway Shoe Warehouse	NR/NR/NR	20,472	4.2%	$24.00	$491,328	3.5%	$143	24.4%	3/7/2018
PetSmart	NR/NR/BB+	20,166	4.2%	$24.00	$483,984	3.5%	$194	17.6%	3/31/2023
Office Max	NR/B1/NR	18,045	3.7%	$24.00	$433,080	3.1%	NAV	NAV	3/31/2018
ULTA	NR/NR/NR	9,852	2.0%	$39.36	$387,775	2.8%	NAV	NAV	4/30/2018
AutoZone	BBB/Baa2/BBB	8,384	1.7%	$29.70	$249,005	1.8%	NAV	NAV	2/29/2024
Total Major Tenants – Collateral		76,919	15.8%	$26.59	$2,045,172	14.7%

Non-Major Tenants – Collateral(5)		110,815	22.8%	$41.46(5)	$5,061,980	36.3%

Occupied Collateral Total		464,594	95.6%	$29.02(5)	$13,948,573	100.0%

Vacant Space		21,301	4.4%

Collateral Total		485,895	100.0%

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)   Unless otherwise noted, Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through March 2014.
(3)   Sales PSF and Occupancy Costs are for the trailing 12-month period ending December 31, 2012.
(4)   Annual U/W Base Rent PSF and Annual U/W Base Rent are based on the average contractual rent over the loan term.  Home Depot is currently paying an annual base rent of $3,384,504 ($24.00 per square foot).
(5)   Applebee’s Neighborhood Grill & Bar, Famous Dave’s BBQ and McDonald’s own their buildings and lease pad sites with no attributed square footage and Annual U/W Base Rents of $185,625, $168,764 and $113,190, respectively.  The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total exclude the Annual U/W Base Rent associated with these pad sites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PLANT SAN JOSE

The following table presents certain information relating to the historical sales at The Plant San Jose Property:

Historical Sales (PSF)(1)

Tenant Name	2010	2011	2012
Home Depot	NAV	NAV	NAV
Toys “R” Us	NAV	NAV	NAV
Best Buy	NAV	NAV	NAV
Ross Dress for Less	NAV	NAV	NAV
Off Broadway Shoe Warehouse	$125	$140	$143
PetSmart	$143	$169	$194
Office Max	NAV	NAV	NAV
ULTA	NAV	NAV	NAV
AutoZone	NAV	NAV	NAV

(1) Historical Sales (PSF) are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at The Plant San Jose Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	6	16,672	3.4%	16,672	3.4%	$615,018	$36.89
2014	2	3,678	0.8%	20,350	4.2%	$154,476	$42.00
2015	1	1,249	0.3%	21,599	4.4%	$44,964	$36.00
2016	5	7,871	1.6%	29,470	6.1%	$290,638	$36.93
2017	3	4,003	0.8%	33,473	6.9%	$134,686	$33.65
2018	18	129,918	26.7%	163,391	33.6%	$3,954,213	$30.44
2019	2	27,071	5.6%	190,462	39.2%	$618,312	$22.84
2020	4	12,438	2.6%	202,900	41.8%	$437,872	$35.20
2021	5	10,230	2.1%	213,130	43.9%	$355,556	$34.76
2022	4	10,074	2.1%	223,204	45.9%	$400,207	$39.73
2023(4)	6	91,985	18.9%	315,189	64.9%	$2,431,830	$24.60(4)
Thereafter(5)	4	149,405	30.7%	464,594	95.6%	$4,510,801	$28.19(5)
Vacant	0	21,301	4.4%	485,895	100.0%	$0	$0.00
Total/Weighted Average	60	485,895	100.0%			$13,948,573	$29.02(4)(5)

(1)   Information obtained from the underwritten rent roll.
(2)   Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)   Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)   Includes Famous Dave’s BBQ, which owns its building and leases a pad site with no attributed square footage and an Annual U/W Base Rent of $168,764.  The Annual U/W Base Rent PSF excludes the Annual U/W Base Rent associated with this pad site.
(5)   Includes Applebee’s Neighborhood Grill & Bar and McDonald’s, which own their buildings and lease pad sites with no attributed square footage and Annual U/W Base Rents of $185,625 and $113,190, respectively.  The Annual U/W Base Rent PSF excludes the Annual U/W Base Rent associated with these pad sites.

The following table presents historical occupancy percentages at The Plant San Jose Property:

Historical Occupancy(1)

12/31/2009	12/31/2010	12/31/2011	12/17/2012
89.9%	93.3%	95.1%	95.6%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PLANT SAN JOSE

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Plant San Jose Property:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per SF
Base Rent	$13,281,097	$13,784,152	$13,862,657	$13,948,573	$28.71
Grossed Up Vacant Space	0	0	0	1,023,823	2.11
Total Reimbursables	3,691,757	3,848,857	4,098,334	5,019,589	10.33
Other Income	137,593	25,225	44,698	18,000	0.04
Less Vacancy & Credit Loss	0	(113,213)	0	(1,023,823)(1)	(2.11)
Effective Gross Income	$17,110,447	$17,545,021	$18,005,689	$18,986,162	$39.07

Total Operating Expenses	$5,558,337	$5,070,689	$5,499,972	$5,883,368	$12.11

Net Operating Income	$11,552,110	$12,474,332	$12,505,717	$13,102,793	$26.97
TI/LC	0	0	0	422,638	0.87
Capital Expenditures	0	0	0	97,179	0.20
Net Cash Flow	$11,552,110	$12,474,332	$12,505,717	$12,582,976	$25.90

NOI DSCR	2.43x	2.62x	2.63x	2.75x
NCF DSCR	2.43x	2.62x	2.63x	2.64x
NOI DY	9.4%	10.1%	10.2%	10.7%
NCF DY	9.4%	10.1%	10.2%	10.2%

(1) The underwritten economic vacancy is 6.8%. The Plant San Jose Property was 95.6% physically occupied as of December 17, 2012.

Appraisal.  As of the appraisal valuation date of February 7, 2013, The Plant San Jose Property had an “as-is” appraised value of $205,000,000.

Environmental Matters.  The Phase I environmental assessment dated January 18, 2013 identified a recognized environmental condition in connection with soil and groundwater contamination related to the site’s prior use as a General Electric engine manufacturing and nuclear fuel development facility from approximately 1948 to 1985.  In 2005, General Electric was identified as the responsible party and developed a remediation and risk management plan (“RRMP”), which required that each building at The Plant San Jose Property be constructed with a vapor management system to provide a barrier between the contaminants in the soil and groundwater and the interior of the buildings.  The RRMP also restricts any use or extraction of groundwater at the site and that any future site structures be constructed in compliance with the RRMP.  The Phase I environmental assessment recommended no further action beyond ongoing compliance with the RRMP.

In connection with the recognized environmental condition, the lender obtained a $25,000,000 environmental insurance policy with a 10-year term.  In addition, the loan documents include an environmental indemnity from Cole Credit Property Trust IV, Inc., which had a stated net worth of approximately $249.0 million and liquidity of approximately $13.9 million as of December 31, 2012.

Market Overview and Competition.  The Plant San Jose Property is located in San Jose, California, which is the third largest city in California and the 10th largest city in the United States.  The Plant San Jose Property is located approximately four miles southeast of the San Jose central business district, eight miles southeast of the San Jose International Airport and approximately 52 miles southeast of the San Francisco central business district.  The Plant San Jose Property has exposure to both Monterey Road and Curtner Avenue.  Monterey Road is a commercial corridor connecting the immediate area to the San Jose central business district and has a daily traffic count of approximately 31,500 vehicles; Curtner Avenue is an east/west thoroughfare that links the area to SR-87 to the west and US-101 to the east and has a daily traffic count of approximately 33,000 vehicles.  According to the appraisal, in 2012, the estimated population within a three-mile and five-mile radius of The Plant San Jose Property was 265,539 and 677,405, respectively.  The estimated average household income within the same three-mile and five-mile radii was $83,814 and $88,690, respectively.

According to a third party market research report, The Plant San Jose Property is located within the San Jose Central submarket, which has an estimated inventory of 450 retail properties totaling approximately 3.4 million square feet.  As of the first quarter of 2013, the submarket vacancy was 6.5% with an average asking rent of $25.16 per square foot, on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

THE PLANT SAN JOSE

The following table presents certain information relating to comparable retail properties for The Plant San Jose Property:

Competitive Set(1)

	The Plant San Jose (Subject)	San Jose Market Center	Plaza De San Jose	Willow Glen Plaza	Almaden Plaza	Monterey Plaza
Location	San Jose, CA	San Jose, CA	San Jose, CA	San Jose, CA	San Jose, CA	San Jose, CA
Distance from Subject	--	5.6 miles	4.2 miles	2.0 miles	5.0 miles	6.3 miles
Property Type	Power Center	Power Center	Community Center	Community Center	Power Center	Community Center
Year Built/Renovated	2008/NAP	2006/NAP	2005/NAP	1999/2001	1969/1998	1990/NAP
Total GLA	485,895 SF	362,000 SF	195,000 SF	95,000 SF	650,000 SF	232,680 SF
Total Occupancy	96%	97%	96%	100%	97%	91%

(1) Information obtained from the appraisal dated February 12, 2013.

The Borrower.  The borrower is Cole MT San Jose CA, LP, a single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Plant San Jose Mortgage Loan.  Cole Credit Property Trust IV, Inc. (“CCPT IV”), the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under The Plant San Jose Mortgage Loan.

The Sponsor.  The sponsor, CCPT IV, is a non-traded public REIT that invests in income-producing retail commercial real estate primarily leased to creditworthy tenants under long-term, net leases.  As of February 13, 2013, CCPT IV’s portfolio consisted of 99 properties in 27 states totaling approximately 2.6 million square feet with an average occupancy of 99.1%.

Escrows.  None.

Lockbox and Cash Management.  The Plant San Jose Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs the tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to The Plant San Jose Property be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox account are swept into the borrower’s operating account on a monthly basis.  During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day (the “Excess Cash Flow Account”).

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the debt service coverage ratio falling below 1.75x at the end of any calendar month or (iii) the ARD.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), (a) upon the debt service coverage ratio being equal to or greater than 2.20x for six consecutive calendar months or (b) the balance of the Excess Cash Flow Account being equal to or greater than $16.0 million.  A Cash Trap Event Period triggered by the occurrence of the ARD will not expire.

Property Management.  The Plant San Jose Property is managed by an affiliate of the sponsor.

Assumption.  The borrower has a two-time right to transfer The Plant San Jose Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Plant San Jose Property; provided however, that the borrower shall not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

WHITE MARSH MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

LEVEL 1

Anchor / Major
Non Anchor / In-line
Vacant
jcpenney
CARLTON CARDS
FAST FIX
Payless
MOTHERHOOD MATERNITY
THINGS REMEMBERED
LIFE UNIFORM
K.A.Y
HAKKY SHOE REPAIR
VACANT
BEYOND ELECTRONICS
VACANT
U.F.O
HEAKIN RESEARCH
macy's
HOME STORE
REEDS JEWELERS
CARTOON CUTS
BEST BUY MOBILE
VACANT
Buca
KIDS FOOT LOCKER
VACANT
NAIL ELITE
CANDY WORLD
CLAIRE'S
FOOTACTION USA
HOLLISTER
EXPRESS
AMERICAN EAGLE OUTFITTERS
FRANCESCA'S COLLECTION
REGIS SALON
VICTORIA'S SECRET
Boscov's
THE LIMITED
PINK
SHAW'S JEWELERS
EYEBROW DESIGNER 21
VANS
VACANT
BAGS BLAST
TOBACCO ETC
Disney store
NEW YORK & COMPANY
SKECHERS
JEWELRY BOX
Bath&BodyWorks
Journeys
macy's
PIERCING PAGODA
FOREVER 21
T-MOBILE
ABC COLLECTIONS
TREASURES THE DIAMOND PLACE
rue21
dressbarn
lanebryant
VACANT
BEAUTY OUTLET
sears

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

LEVEL 2

Anchor / Major
Non Anchor / In-line
Vacant
jcpenney
WHITE MARSH PET CENTER
THE SHOE DEPT
DTLR
VACANT
GNC LiveWell
GOLD BUYERS AT THE MALL
ZALES
MATTRESS WAREHOUSE
LENSCRAFTERS
RadioShack.
H&M
SHENK & TITTLE
P.S. FROM AEROPOSTALE
BODY CENTRAL
AÉROPOSTALE
PACSUN
wet seal.
LADY FOOT LOCKER
GYMBOREE
VACANT
ALDO
HELZBERG DIAMONDS
THE NEWSSTAND
SPORTS AUTHORITY
TRADE SECRET
ICING BY CLAIRE'S
VACANT
AT&T MOBILITY
ZUMIEZ
TORRID
RED ROBIN
R&R TAQUERIA WHITE MARSH
CAJUN CAFE & GRILL
GameStop
MAMMA ILARDO'S
SARKU JAPAN
WOCKENFUSS CANDIES
G'LATO D'ITALIA
Boscov's
DAIRY QUEEN/ ORANGE JULIUS
CHARLEY'S GRILLED SUBS
GREEN TURTLE SPORTS BAR & GRILL
SUBWAY
MASTER WOK
THE GREAT COOKIE
AUNTIE ANNE'S
YOLAVIE
BISTRO SENSATIONS
SUNGLASS HUT
LITTMAN JEWELERS
TRAFFIC SHOES
HOT TOPIC
HAT WORLD
Chick-fil-A
JOURNEYS KIDZ
GAP GAP KIDS
Foot Locker
THE PICTURE PEOPLE
THE CHILDREN'S PLACE
macy's
Justice
PEARLE VISION
LONDON TAILORS
FIRE & ICE
PERFUME COLLECTION
SLEEP NUMBER BY SELECT COMFORT
ELITE SPA
SPRINT
SPENCER GIFTS
MATTHEWS HALLMARK
deb
DRIVING IMPRESSIONS
Finish Line
PRETTY WOMAN
SUNCOAST PICTURES
sears

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Olive Garden
Wendy's
7 Eleven
Burger King
Giant
jcpenney
Boscov's
macy's HOME STORE
SPORTS AUTHORITY
macy's
sears
IKEA
P.F. CHANG'S
JARED The Galleria Of Jewelry
PERRY HALL BOULEVARD
HONEYGO BOULEVARD
Anchor / Major
Non Anchor / In-line
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

White Marsh Mall
8200 Perry Hall Boulevard
Baltimore, MD 21236
Loch Raven Reservoir
Pine Ridge Golf Course
Loch Raven Park
Manor Rd
Long Green Pike
147
Gunpowder Falls State Park
Glen Arm
Hampton
Cromwell Bridge Rd
Harford Rd
Belair Rd
1
695
Putty Hill
147
Carney
Joppa Rd
Perry Hall
Towson
41
542
Putty Hill Ave
Baltimore Beltway
Walther Blvd
95
Philadelphia Rd
Pulaski Hwy
40
Parkville
White Marsh
Bird River
43
Whitemarsh Blvd
BALTIMORE COUNTY
Perring Pkwy
Harford Rd
Taylor Ave
Double Rock Park
Perry Hall Blvd
John F. Kennedy Mem. Hwy.
Ebenezer Rd
Mount Pleasant Golf Club
Harford Echodale
Northern Pkwy
Overlea
Community College of Baltimore Co.-Essex
7
43
Bird River Rd
MedStar Franklin Square Medical Center
Walther Ave
Echodale Ave
Cold Sprg Ln
Hamilton
Cedonia Ave
Rossville
Middle River Rd
MARC PENN LINE
MARTIN STATE AIRPORT
150
Golden Ring Rd
Rossville Blvd
Eastern Ave
700
Belair Rd
Herring Run Park
Philadelphia Rd
Middle River
587
Martin State Airport
Erdman Ave
Moravia Rd
Frankford Ave
Pulaski Hwy
702
150
Rosedale
Batavia Park
Sinclair Ln
Mace Ave
Edison Hwy
151
S. Marlyn Ave
Back River Neck Rd
BALTIMORE
895
MARC PENN LINE
Monument St
Highland Ave
Eastern Ave
Eastpoint Mall
Essex
702
Middle River
Patterson Park
Johns Hopkins Bayview Medical Center
Eastern Ave
Canton
O'Donnell St
Boston St
Point Rd
Merritt Blvd
Back River
Baltimore Beltway
Inner Harbor
FORT MCHENRY TUNNEL
Fort McHenry Natl. Mon.
Holabird Ave
Broening Hwy
Keith Ave
Dundalk
Community College of Baltimore Co.-Dundalk
Dundalk Ave
Wise Ave
Southeastern
HARBOR TUNNEL
Sparrows Point Country Club
Baltimore-Washington Intl. Airport 18 miles
Rocky Point Park
Chesapeake Bay
Bel Air
Reisterstown
Cockeysville
Lutherville Timonium
Owings Mills
Towson
Carney
Perry Hall
Joppatowne
Edgewood
Randallstown
Pikesville
Parkville
White Marsh
Lochearn
Middle River
Rosedale
Woodlawn
BALTIMORE
Essex
Ellicott City
Catonsville
Dundalk
Edgemere
Columbia
Elkridge
Glen Burnie
Chesapeake Bay
Savage
Severn
South Gate
Laurel
Severna Park
Odenton
Arnold

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – White Marsh Mall

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$110,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$110,000,000			Location:	Baltimore, MD
% of Initial Pool Balance:	7.5%			Size:	702,317 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$270.53
Borrower Name:	White Marsh Mall Holding, LLC; White Marsh Anchor Acquisition, LLC			Year Built/Renovated:	1981/2012
Sponsors:	GGPLP Real Estate Inc.; White Marsh Mall, LLC			Title Vesting:	Fee
Mortgage Rate:	3.658%			Property Manager:	Self-managed
Note Date:	May 1, 2013			3rd Most Recent Occupancy (As of):	90.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.1% (12/31/2011)
Maturity Date:	May 1, 2021			Most Recent Occupancy (As of):	94.9% (12/31/2012)
IO Period:	96 months			Current Occupancy (As of)(3):	96.6% (2/28/2013)
Loan Term (Original):	96 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$16,818,921 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$17,065,240 (12/31/2011)
Call Protection:	L(25),D(64),O(7)			Most Recent NOI (As of):	$17,253,512 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Revenues:	$27,159,676
				U/W Expenses:	$7,664,488
				U/W NOI(4):	$19,495,188
				U/W NCF:	$18,715,906
Escrows and Reserves(2):				U/W NOI DSCR(1):	2.77x
				U/W NCF DSCR(1):	2.66x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	10.3%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	9.9%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$300,000,000
Replacement Reserves	$0	Springing	$140,734	As-Is Appraisal Valuation Date:	April 11, 2013
TI/LC Reserve	$0	Springing	$335,060	Cut-off Date LTV Ratio(1):	63.3%
Tenants Specific TI/LC Reserve	$1,215,290	$0	NAP	LTV Ratio at Maturity or ARD(1):	63.3%

(1)
The White Marsh Mall Loan Combination, totalling $190,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original principal balance of $110,000,000, has an outstanding principal balance as of the Cut-off Date of $110,000,000 and will be contributed to the WFRBS 2013-C14 Trust.  Note A-2 had an original principal balance of $80,000,000 and is expected to be contributed to a future trust.  All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the White Marsh Mall Loan Combination.

(2)	See “Escrows” section.
(3)	Occupancy includes 24,245 square feet attributed to temporary tenants that were not included in Annual U/W Base Rent.
(4)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “White Marsh Mall Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Baltimore, Maryland (the “White Marsh Mall Property”).  The White Marsh Mall Loan Combination was originated on May 1, 2013 by Wells Fargo Bank, National Association.  The White Marsh Mall Loan Combination had an original principal balance of $190,000,000, has an outstanding principal balance as of the Cut-off Date of $190,000,000 and accrues interest at an interest rate of 3.658% per annum.  The White Marsh Mall Loan Combination had an initial term of 96 months, has a remaining term of 95 months as of the Cut-off Date and requires interest-only payments through the term of the White Marsh Mall Loan Combination. The White Marsh Mall Loan Combination matures on May 1, 2021. See “Description of the Mortgage Pool – Split Loan Structures – The White Marsh Mall Loan Combination” in the Free Writing Prospectus.

Note A-1, which represents the controlling interest in the White Marsh Mall Loan Combination and will be contributed to the WFRBS 2013-C14 Trust, had an original principal balance of $110,000,000 and has an outstanding principal balance as of the Cut-off Date of $110,000,000. Note A-2 had an original principal balance of $80,000,000, is expected to be securitized in a future trust and will represent the non-controlling interest in the White Marsh Mall Loan Combination (the “White Marsh Mall Companion Loan”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Following the lockout period, the borrower has the right to defease the White Marsh Mall Loan Combination in whole, but not in part, on any date before November 1, 2020.  In addition, the White Marsh Mall Loan Combination is prepayable without penalty on or after November 1, 2020.

Sources and Uses

Sources			Uses
Original loan combination amount	$190,000,000	100.0%	Loan payoff	$179,431,903	94.4%
			Reserves	1,215,290	0.6
			Closing costs	1,351,769	0.7
			Return of equity	8,001,038	4.2
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

The Property.  The White Marsh Mall Property is a two-story regional mall located in Baltimore, Maryland that contains approximately 1,168,327 square feet of which 702,317 square feet secures the White Marsh Mall Loan Combination.  The White Marsh Mall Property is anchored by three non-collateral anchors (Sears, Macy’s and JC Penney), Boscov’s and Macy’s Home Store.  The White Marsh Mall Property is situated on 84.5 acres and was built in 1981 and renovated in 2004 and 2012.  Parking is provided by 6,732 surface parking spaces, resulting in a parking ratio of 9.6 spaces per 1,000 square feet of net rentable area.  The White Marsh Mall Property’s mix of in-line tenants includes Forever 21, Gap, Victoria’s Secret, American Eagle Outfitters, Express and Bath & Body Works.  For the trailing 12-month period ending January 31, 2013, tenants occupying less than 10,000 square feet had comparable in-line sales of $423 per square foot with an average occupancy cost of 14.5%.  As of February 28, 2013, the White Marsh Mall Property was 96.6% leased to 146 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The following table presents certain information relating to the tenancies at the White Marsh Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants – Not Part of Collateral
Sears	CCC/B3/CCC+	167,000	ANCHOR OWNED – NOT PART OF THE COLLATERAL
Macy’s	BBB/Baa3/BBB	162,400	ANCHOR OWNED – NOT PART OF THE COLLATERAL
JC Penney	B-/Caa1/CCC+	136,610	ANCHOR OWNED – NOT PART OF THE COLLATERAL

Anchor Tenants – Collateral
Boscov’s	NR/NR/NR	197,345	28.1%	$3.04	$600,000	3.7%	NAV	NAV	1/31/2028
Macy’s Home Store	BBB/Baa3/BBB	60,000	8.5%	$0.00(4)	$0(4)	0.0%	NAV	NAV	1/31/2018
Total Anchor Tenants – Collateral		257,345	36.6%	$2.33	$600,000	3.7%

Major Tenants – Collateral
Sports Authority	NR/B3/B-	53,634	7.6%	$14.44	$774,705	4.8%	$91	21.2%	1/31/2022
Forever 21(5)	NR/NR/NR	14,959	2.1%	$34.46	$515,487	3.2%	$436	12.2%	8/31/2023
Gap	BBB-/Baa3/BB+	9,295	1.3%	$46.08	$428,305	2.6%	$162	10.5%	4/30/2016
Littman Jewelers	NR/NR/NR	2,747	0.4%	$116.00	$318,652	2.0%	$841	17.4%	9/30/2016
The Children’s Place	NR/NR/NR	5,070	0.7%	$57.80	$293,067	1.8%	$384	15.9%	1/31/2017
Disney Store	A/A2/A	5,200	0.7%	$56.12	$291,826	1.8%	$300	19.8%	1/31/2018
Victoria’s Secret	BB+/Ba1/BB+	9,500	1.4%	$30.00	$285,000	1.8%	$592	10.1%	1/31/2023
Green Turtle Sports Bar & Grill	NR/NR/NR	5,943	0.8%	$45.00	$267,435	1.7%	NAV	NAV	9/30/2022
Foot Locker	NR/NR/NR	3,958	0.6%	$65.92	$260,911	1.6%	$447	15.3%	1/31/2023
Buffalo Wild Wings Grill & Bar	NR/NR/NR	6,791	1.0%	$37.00	$251,267	1.6%	$545	7.6%	12/31/2021
Total Major Tenants – Collateral		117,097	16.7%	$31.48	$3,686,656	22.8%

Non-Major Tenants - Collateral(6)		303,766	43.3%	$42.58	$11,902,355	73.5%

Occupied Collateral Total(6)		678,208	96.6%	$24.76	$16,189,011	100.0%

Vacant Space		24,109	3.4%

Collateral Total(6)		702,317	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent escalations through May 2014.
(3)	Sales PSF and Occupancy Cost represent the trailing 12-month period ending January 31, 2013.
(4)	Macy’s Home Store has an annual contractual rent of $1 plus reimbursements; therefore, no rent was underwritten for this tenant.
(5)
Forever 21 currently occupies a temporary space containing 4,996 square feet with a lease expiration date of August 31, 2013.  The tenant has a signed lease to expand to a 14,959 square foot space.  The Sales PSF and Occupancy Cost shown are based on the tenant’s previous space, which contained 6,281 square feet.

(6)
Occupancy includes 24,245 square feet attributed to temporary tenants that were not included in the Annual U/W Base Rent.  The Annual U/W Base Rent PSF for Non-Major Tenants – Collateral and Occupied Collateral Total excludes the square footage attributed to these tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The following table presents certain information relating to the historical sales and occupancy costs at the White Marsh Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM 1/31/2013
Boscov’s	NAV	NAV	NAV	NAV
Macy’s Home Store	NAV	NAV	NAV	NAV
Sports Authority	$101	$97	$97	$91
Forever 21	$424	$452	$429	$436
Gap	$206	$171	$160	$162
Littman Jewelers	$1,052	$1,099	$852	$841
The Children’s Place	$371	$367	$381	$384
Disney Store	$311	$289	$298	$300
Victoria’s Secret	$457	$555	$583	$592
Green Turtle Sports Bar & Grill	NAV	NAV	NAV	NAV
Foot Locker	$370	$433	$446	$447
Buffalo Wild Wings Grill & Bar	$533	$534	$571	$545

Total In-line (<10,000 square feet)	$392	$414	$428	$423
Occupancy Costs	15.0%	14.9%	14.8%	14.5%

(1) Historical Sales (PSF) and Occupancy Costs are based on historical statements provided by the borrower.

The following table presents certain information relating to the lease rollover schedule at the White Marsh Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	12	20,203	2.9%	20,203	2.9%	$73,915	$153.99
2013(5)	11	8,512	1.2%	28,715	4.1%	$249,946	$38.52
2014(6)	20	40,494	5.8%	69,209	9.9%	$1,219,575	$31.28
2015(7)	22	53,798	7.7%	123,007	17.5%	$2,462,319	$46.64
2016	19	54,665	7.8%	177,672	25.3%	$2,565,345	$46.93
2017	11	37,000	5.3%	214,672	30.6%	$1,581,861	$42.75
2018	15	84,825	12.1%	299,497	42.6%	$1,429,013	$16.85
2019	6	9,741	1.4%	309,238	44.0%	$659,275	$67.68
2020	3	2,825	0.4%	312,063	44.4%	$206,912	$73.24
2021	9	37,355	5.3%	349,418	49.8%	$1,482,942	$39.70
2022	8	71,292	10.2%	420,710	59.9%	$1,608,087	$22.56
2023	6	43,722	6.2%	464,432	66.1%	$1,479,019	$33.83
Thereafter	4	213,776	30.4%	678,208	96.6%	$1,170,802	$5.48
Vacant	0	24,109	3.4%	702,317	100.0%	$0	$0.00
Total/Weighted Average	146	702,317	100.0%			$16,189,011	$24.76

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and square footage attributed to temporary tenants, which were not included in Annual U/W Base Rent.
(4)	Includes 11 temporary tenants totaling 19,723 square feet that were not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.
(5)	Includes six temporary tenants totaling 2,023 square feet that were not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.
(6)
Includes seven temporary tenants totaling 1,499 square feet that were not included in Annual U/W Base Rent.  The Annual U/W Base Rent PSF does not include the square footage attributed to these tenants.

(7)	Includes one temporary tenant totaling 1,000 square feet that was not included in Annual U/W Base Rent. The Annual U/W Base Rent PSF does not include the square footage attributed to this tenant.

The following table presents historical occupancy percentages at the White Marsh Mall Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/28/2013
90.7%	95.1%	94.9%	96.6%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the White Marsh Mall Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$13,037,744	$13,081,252	$13,673,023	$16,189,011	$23.05
Grossed Up Vacant Space	0	0	0	887,676	1.26
Percentage Rent	701,282	418,571	366,872	270,271	0.38
Total Reimbursables	6,959,713	7,453,448	7,456,890	8,067,747	11.49
Other Income	2,902,426	3,235,075	2,969,607	2,632,647	3.75
Less Vacancy & Credit Loss	(59,003)	(59,003)	(63,146)	(887,676)(2)	(1.26)
Effective Gross Income	$23,542,162	$24,129,343	$24,403,246	$27,159,676	$38.67

Total Operating Expenses	$6,723,241	$7,064,102	$7,149,734	$7,664,488	$10.91

Net Operating Income	$16,818,921	$17,065,240	$17,253,512	$19,495,188	$27.76
TI/LC	0	0	0	638,819	0.91
Capital Expenditures	0	0	0	140,463	0.20
Net Cash Flow	$16,818,921	$17,065,240	$17,253,512	$18,715,906	$26.65

NOI DSCR(3)	2.39x	2.42x	2.45x	2.77x
NCF DSCR(3)	2.39x	2.42x	2.45x	2.66x
NOI DY(3)	8.9%	9.0%	9.1%	10.3%
NCF DY(3)	8.9%	9.0%	9.1%	9.9%

(1)
The increase in U/W NOI compared to historical NOI is attributable to recent leasing activity at the White Marsh Mall Property. 21 tenants accounting for 37.4% of the net rentable area and 16.6% of the underwritten base rent executed new leases in 2012 and 2013.

(2)	The underwritten economic vacancy is 5.2%. The White Marsh Mall Property was 96.6% physically occupied as of February 28, 2013.
(3)	DSCRs and debt yields are based on the White Marsh Mall Loan Combination.

Appraisal.  As of the appraisal valuation date of April 11, 2013, the White Marsh Mall Property had an “as-is” appraised value of $300,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated April 17, 2013, there was no evidence of any recognized environmental conditions at the White Marsh Mall Property.

Market Overview and Competition.  The White Marsh Mall Property is located along the south side of White Marsh Boulevard (Maryland Route 43) in the Middle River-White Marsh area of southeastern Baltimore County.  The White Marsh Mall Property is located approximately 12 miles northeast of the Baltimore central business district, approximately 39 miles northeast of the Washington, D.C. central business district and within five miles of the communities of Middle River, White Marsh, Perry Hall, Rosedale and Essex.  In addition, the White Marsh Mall Property is situated approximately four miles northeast of the interchange of Interstate 695 and Interstate 95, which provide primary access to the area.  According to the appraisal, as of 2012, the estimated population within a five-mile and 10-mile radius of the White Marsh Mall Property was 243,109 and 813,778, respectively.  The estimated household income within the same five-mile and 10-mile radii was $66,333 and $64,753, respectively.

According to a third party market research report, the White Marsh Mall Property is located within the Baltimore County East submarket, which has an estimated inventory of 984 retail buildings totaling approximately 5.5 million square feet with a 3.2% vacancy rate, as of the first quarter of 2013.  The appraiser concluded to a market rent of $37.04 per square foot, on a triple net basis, for the White Marsh Mall Property.

The following table presents certain information relating to comparable retail properties for White Marsh Mall Property:

Competitive Set(1)

	White Marsh Mall (Subject)	Towson Town Center	Hartford Mall	Eastpoint Mall	Marley Station
Location	Baltimore, MD	Towson, MD	Bel Air, MD	Baltimore, MD	Glen Burnie, MD
Distance from Subject	--	7.3 miles	11.8 miles	6.0 miles	17.5 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1981/2012	1959/2008	1972/2007	1957/1991	1987/1996
Anchors	Sears, Macy’s, JC Penney, Boscov’s, Macy’s Home Store	Crate & Barrel, Macy’s, Nordstrom, Nordstrom Rack	Macy’s, Sears	Burlington Coat Factory, JC Penney, Sears, Value City	JC Penney, Macy’s, Sears, Vacant
Total GLA	702,317 SF	1,050,064 SF	505,345 SF	851,314 SF	1,069,186 SF
Total Occupancy	97%	98%	99%	80%	86%

(1)	Information obtained from the appraisal dated April 26, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

The Borrower.  The borrower consists of White Marsh Mall Holding, LLC and White Marsh Anchor Acquisition, LLC, each of which is a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the White Marsh Mall Loan Combination.  GGPLP Real Estate Inc. and White Marsh Mall, LLC, the loan sponsors, are the guarantors of certain nonrecourse carveouts under the White Marsh Mall Loan Combination.

The Sponsor.  The sponsors are GGPLP Real Estate Inc. (“GGP”) and White Marsh Mall, LLC.  GGP is a publically traded REIT that had total assets of approximately $27.4 billion as of September 30, 2012 according to GGP’s 10-Q.  GGP’s portfolio had sales of $543 per square foot for comparable tenants with less than 10,000 square feet for the trailing 12-month period ending September 30, 2012.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors – The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.

Escrows. Upon origination, the borrower issued a guaranty for $1,215,290 in connection with outstanding tenant improvement allowances for Red Robin Burgers ($328,900), Green Turtle Sports Bar & Grill ($237,720), Buca di Beppo ($225,000), New York & Company ($188,430), Pink ($166,000) and Sleep By Number ($69,240).

The loan documents do not require monthly escrows for real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with proof of full payment within a timely manner; and (iii) a Trigger Event Period (as defined below) does not currently exist. The loan documents do not require monthly escrows for insurance provided the following conditions are met: (i) no event of default has occurred and is continuing; (ii) the insurance required to be maintained by the borrower is maintained pursuant to one or more blanket policies; (iii) the borrower provides the lender with paid receipts satisfactory to the lender that all insurance premiums have been and continue to be fully and timely paid. The loan documents do not require monthly escrows for replacement reserves as long as no Trigger Event Period exists and is continuing. During a Trigger Event Period, the borrower is required to deposit monthly replacement reserves in an amount equal to $11,728 (subject to a cap of $140,734). The loan documents do not require monthly escrows for tenant improvements and leasing commissions as long as no Trigger Event Period exists and is continuing.  During a Trigger Event Period, the borrower is required to deposit monthly into the escrow account for tenant improvement and leasing commissions in an amount equal to $27,922 (subject to a cap of $335,060).

A “Trigger Event Period” will commence upon (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.25x at the end of any calendar quarter.  A Trigger Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.25x for two consecutive calendar quarters.

Lockbox and Cash Management.  The White Marsh Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly into such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within five business days of receipt.  Prior to the occurrence of a Trigger Event Period, all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Trigger Event Period, all excess cash flow is swept on a monthly basis (or daily during the continuance of an event of default) to a cash management account under the control of the lender.

Property Management.  The White Marsh Mall Property is managed by an affiliate of the sponsor.

Assumption.  The borrower has the right to transfer the White Marsh Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to the following: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing, (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee, and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates, and similar confirmations with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

In addition, the loan documents permit equity transfers of direct or indirect equity interests in the borrower or any shareholder, partner, member or non-member manager of the borrower subject to certain conditions, including not less than 50% of equity interests in the borrower being owned by a Qualified Equityholder (as defined below) and controls the borrower.

 A “Qualified Equityholder” is defined as General Growth Properties, Inc. or an affiliate, or other institution having total assets in excess of $600 million and capital/statutory surplus in excess of $250 million, or any permitted mezzanine lender or party for whom written confirmation from Fitch, KBRA and Moody’s has been obtained that the transfer to the entity in question will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C14 Certificates, and similar confirmations have been obtained with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

Partial Release. The White Marsh Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements; and (iii) receipt of written confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the then-current ratings assigned to the Series 2013-C14 Certificates, and similar confirmations with respect to the ratings of any securities backed by the White Marsh Mall Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WHITE MARSH MALL

Real Estate Substitution. The White Marsh Mall borrower may obtain a release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release; (ii) simultaneously with the substitution, the White Marsh Mall borrower will be required to acquire the fee simple or leasehold interest to the substitution parcel located at the shopping center of which the substituted parcel is a part, that is at least equal in value to the substituted parcel; and (iii) delivery to the lender of an acceptable (as defined in the loan documents) Phase I report and a physical conditions report (if the substitution parcel is improved).

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the White Marsh Mall Loan Combination, however future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days prior written notice; (iii) an intercreditor agreement in form and substance acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the White Marsh Mall Companion Loan and reasonably acceptable to the lender; (iv) the combined debt service coverage ratio is not less than the debt service coverage ratio of the White Marsh Mall Loan Combination at origination; (v) the combined loan-to-value ratio will not be greater than 70%; (vi) the total debt service coverage ratio will not be less than 2.64x; and (vii) delivery of mezzanine loan documents reasonably acceptable to the lender and acceptable to Fitch, KBRA, Moody’s and any rating agencies rating securities backed by the White Marsh Mall Companion Loan.

The loan documents permit certain sponsor affiliates (“GGP Top Tier Entities”) to pledge indirect ownership interests to a Qualified Pledgee (an institution having at least $600 million in total assets and $250 million in capital/statutory surplus, and regularly engaged in business of owning or making commercial real estate loans, or otherwise is party for whom rating agency confirmation has been obtained) subject to certain conditions, including: (i) the pledge is given in connection with a credit facility secured by multiple properties for which repayment is not primarily dependent upon property cash flow; and (ii) neither the granting or exercise of remedies related to the pledge shall result in the White Marsh Mall Property’s being managed by a party other than the White Marsh Mall borrower or a Qualified Manager (as defined in the White Marsh Mall Loan Combination documents).

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the White Marsh Mall Property; provided, however, that the borrower will not be required to spend more than 200% of the costs of a stand-alone policy for terrorism insurance immediately prior to the date of TRIA or similar government backstop is no longer in effect. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which shall continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 90 days.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

301 SOUTH COLLEGE STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

301 SOUTH COLLEGE STREET

FLOOR	Tenant(s)	NRSF
42	Wells Fargo 7,500 SF 12/31/2021	7,500
41	Wells Fargo 11,000 SF 12/31/2021	11,000
40	Wells Fargo 15,751 SF 12/31/2021	15,751
39	Vacant 18,703 SF	18,703
38	Babcock & Brown 18,563 SF 6/30/2013	18,563
37	Womble, Carlyle 18,563 SF 5/31/2018; Storage 63 SF	18,626
36	Womble, Carlyle 18,563 SF 5/31/2018	18,563
35	Womble, Carlyle 18,563 SF 5/31/2018	18,563
34	Womble, Carlyle 18,563 SF 5/31/2018	18,563
33	Womble, Carlyle 18,563 SF 5/31/2018	18,563
32	Wells Fargo 18,422 SF 12/31/2021; Storage 137 SF	18,559
31	Wells Fargo 18,341 SF 12/31/2021	18,341
30	Wells Fargo 18,257 SF 12/31/2021	18,257
29	Wedge Capital Management 18,258 SF 5/31/2016; Storage 74 SF	18,332
28	Childress Klein Properties 17,846 SF 12/31/2018	17,846
27	Wells Fargo 18,341 SF 12/31/2021	18,341
26	Horack, Talley 18,258 SF 2/28/2014	18,258
25	Wells Fargo 18,258 SF 12/31/2021	18,258
24	Poyner & Spruill 18,341 SF 6/30/2017	18,341
23	Poyner & Spruill 18,341 SF 6/30/2017	18,341
22	Wells Fargo 20,393 SF 4/30/14	20,392
21	Cozen O'Connor 10,991 SF 7/31/15; Horack, Talley 4,733 SF 2/28/2014; Manulife Asset 2,728 SF 8/31/2017; GS Commercial 2,352 SF 4/30/2013	20,804
20	Wells Fargo 21,839 SF 12/31/2021; Storage 63 SF	21,902
19	Wells Fargo 20,739 SF 12/31/2021	20,739
18	Wells Fargo 21,231 SF 12/31/2021	21,231
17	Wells Fargo 21,231 SF 12/31/2021	21,231
16	Wells Fargo 21,417 SF 12/31/2021	21,417
15	Wells Fargo 21,296 SF 12/31/2021	21,296
14	Wells Fargo 21,231 SF 12/31/2021	21,231
12	Wells Fargo 21,231 SF 12/31/2021	21,231
11	Wells Fargo 21,231 SF 12/31/2021	21,231
10	Wells Fargo 21,231 SF 12/31/2021	21,231
9	Wells Fargo 21,123 SF 12/31/2021	21,123
8	Wells Fargo 52,752 SF 12/31/2021	52,752
7	Wells Fargo 55 ,723 SF 12/31/2021	55,723
6	Wells Fargo 59,133 SF 12/31/2021	59,133
5	Wells Fargo 61,785 SF 12/31/2021	61,785
4	Wells Fargo 63,772 SF 12/31/2021	63,772
Mall	Security 1,455 SF 12/31/2018; YMCA 42,039 SF 1/31/2022; Various Retail 5,838 SF; Vacant 4,549 SF	53,881
Plaza	Various Retail 2,706 SF; Wells Fargo 12,732 SF 12/31/2021; Storage 244 SF	15,682
Garage	Mint Condition Car Wash 2,715 SF MTM	Garage
Basement	Wells Fargo 875 SF 12/31/2021	Basement

Total NRSF: 988,646

VACANT | BUILDING | MTM | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2021 | 2022 | STORAGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

301 South College Street
301 South College Street
Charlotte, NC 28202
CHARLOTTE
Uptown
4th Ward
Midtown
Dilworth
Wesley Heights
Belmont
Johnson C. Smith University
Greenville Park
Biddleville Park
Frazier Park
ELMWOOD CEMETERY
Marshall Park
Thompson Park
Independence Park
Pearl Street Park
Latta Park
Alexander Street Park
Bank of America Stadium
Charlotte Convention Center
NASCAR Hall of Fame
Duke Energy Center
Bechtler Museum of Modern Art
Charlotte Symphony Orchestra
One Wells Fargo Center
The EpiCentre
Time Warner Cable Arena
Bank of America Corporate Center
Hearst Tower
Spirit Square
Performing Arts Center & Spirit
Discovery Place/ Charlotte Nature Museum
Charlotte Mecklenburg Library
Levine Museum of the New South
Centralina Council of Governments
McColl Center for Visual Art
7th Street Public Market
Children's Theatre of Charlotte
Charlotte-Mecklenburg Government Ctr.
Charlotte Superior Court
Central Piedmont Community College
Grady Cole Center
American Legion Mem. Stadium
Midtown Square Shopping Ctr.
Presbyterian Hospital
Carolinas Medical Center
Charlotte-Douglas Intl. Airport 6 miles
AMTRAK
Future Light Rail
LYNX LIGHT RAIL
7th Street
CTC
3rd/ Conv. Ctr.
Stonewall
Carson
Bland
East-West
W. Trade St.
Rozzelles Ferry Rd.
Beatties Ford Rd.
N. Summit Ave.
S. Bruns Ave.
Wesley Heights Way
W. 4th Street Ext.
S. Summit Ave.
W. 5th St.
W. 4th St.
Hamilton St.
Seaboard St.
Oaklawn Ave.
Andrill Ter.
N. Smith St.
N. Graham St.
W. 9th St.
W. 7th St.
W. 6th St.
N. Tryon St.
N. College St.
E. 11th St.
N. Caldwell St.
N. Davidson St.
Belmont Ave.
S. Cedar St.
S. Clarkson St.
S. Mint St.
S. Poplar St.
W. 3rd St.
E. 9th St.
E. 8th St.
E. 10th St.
S. Brevard St.
S. Caldwell St.
S. Davidson St.
E. Trade St.
N. McDowell St.
E. Stonewall St.
S. McDowell St.
E. 7th St.
E. Independence Blvd.
E. 4th St.
E. 3rd St.
Charlottetown Ave.
S. Torrence St.
Lillington Ave.
Kenilworth Ave.
S. Kings Dr.
E. Morehead St.
Dilworth Rd.
Euclid Ave.
Lexington Ave.
S. Church St.
S. Tryon St.
W. Summit Ave.
W. Park Ave.
Hawkins St.
Camden Rd.
South Blvd.
E. Park Ave.
E. Kingston Ave.
East Blvd.
E. Worthington Ave.
E. Tremont Ave.
Huntersville
CONCORD
Harrisburg
Mt. Holly
Belmont
Uptown
CHARLOTTE
Mint Hill
Matthews
Stallings
Indian Trail
Weddington
Pineville
Ballantyne
Bradfield Farms
Wedgewood
Lake Norman

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 - 301 South College Street

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$90,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$90,000,000			Location:	Charlotte, NC
% of Initial Pool Balance:	6.1%			Size:	988,646 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF(1):	$177.01
Borrower Name:	WF Property Owner, L.P.			Year Built/Renovated:	1988/2012
Sponsors(2):	Various			Title Vesting(4):	Fee/Leasehold
Mortgage Rate:	3.935%			Property Manager:	CK Brokerage Company #2, Limited Partnership
Note Date:	April 11, 2013			3rd Most Recent Occupancy (As of):	98.3% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.8% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	97.9% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	97.6% (2/1/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$15,467,318 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$16,011,720 (12/31/2011)
Call Protection:	L(25),D or GRTR 1% or YM(88),O(7)			Most Recent NOI (As of):	$16,351,093 (12/31/2012)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$28,389,920
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$9,772,926
				U/W NOI(5):	$18,616,994
				U/W NCF:	$17,861,574
				U/W NOI DSCR(1):	1.87x
Escrows and Reserves(3):				U/W NCF DSCR(1):	1.80x
				U/W NOI Debt Yield(1):	10.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	10.2%
Taxes	$1,016,861	$203,373	NAP	As-Is Appraised Value:	$250,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 8, 2013
Replacement Reserves	$0	$16,477	NAP	Cut-off Date LTV Ratio(1):	70.0%
Wells Fargo Rollover Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	63.5%

(1)
The 301 South College Street Loan Combination, totalling $175,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-1 had an original balance of $90,000,000, has an outstanding principal balance as of the Cut-off Date of $90,000,000 and will be contributed to the WFRBS 2013-C14 Trust.  Note A-2 had an original balance of $85,000,000 and was contributed to the WFRBS 2013-C13 Trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the 301 South College Street Loan Combination.

(2)	The sponsors are Starwood Distressed Opportunity Fund IX-1 U.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P., each of which are subsidiaries of Starwood Capital Group.
(3)	See “Escrows” section.
(4)	See “Ground Lease” section.
(5)	See “Cash Flow Analysis” section for detail on the increase from Most Recent NOI to U/W NOI.

The Mortgage Loan.  The mortgage loan (the “301 South College Street Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a 42-story office building located in the central business district of Charlotte, North Carolina (the “301 South College Street Property”).  The 301 South College Street Loan Combination was originated on April 11, 2013 by Wells Fargo Bank, National Association.  The 301 South College Street Loan Combination had an original balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 3.935% per annum.  The 301 South College Street Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 301 South College Street Loan Combination matures on May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

Note A-1, which represents the controlling interest in the 301 South College Street Loan Combination and will be contributed to the WFRBS 2013-C14 Trust, had an original principal balance of $90,000,000 and has an outstanding principal balance as of the Cut-off Date of $90,000,000. Note A-2 had an original principal balance of $85,000,000 and was contributed to the WFRBS 2013-C13 Trust (the “301 South College Street Companion Loan”). See “Description of the Mortgage Pool – Split Loan Structures – The 301 South College Street Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to either (i) defease the 301 South College Street Loan Combination in whole, but not in part, or (ii) voluntarily prepay the 301 South College Street Loan Combination in whole, but not in part, provided the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the outstanding principal balance. In addition, the 301 South College Street Loan Combination is prepayable without penalty on or after November 1, 2022.

Sources and Uses

Sources			Uses
Original loan combination amount	$175,000,000	70.6%	Purchase price	$245,000,000	98.9%
Sponsor’s new cash contribution	72,815,121	29.4	Reserves	1,016,861	0.4
			Closing costs	1,798,260	0.7
Total Sources	$247,815,121	100.0%	Total Uses	$247,815,121	100.0%

The Property.  The 301 South College Street Property is a 42-story, class A office building containing approximately 988,646 square feet located in the central business district of Charlotte, North Carolina.  Built in 1988, the 301 South College Street Property is situated on a 2.2-acre parcel and contains approximately 1,081 garage parking spaces.  The 301 South College Street Property contains 55,097 square feet of retail space, including the 42,039 square foot Childress Klein YMCA, which features two half-court basketball courts, a five lane indoor heated swimming pool and an on-site fitness bar. Further, the 301 South College Street Property is connected to the 422-room full service Hilton Center City Hotel. The 301 South College Street Property serves as the East Coast headquarters for Wells Fargo, after having served as the headquarters for both First Union Bank and Wachovia Bank prior to their acquisition by Wells Fargo. The 301 South College Street Property houses Wells Fargo’s Securities and Investment Group, Community and Business Banking Groups and Legal Departments. See “Risks Related To Conflicts Of Interest - Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” in the Free Writing Prospectus. Other tenants include the two largest law firms headquartered in North Carolina (Womble Carlyle and Poyner Spruill). Over the past nine years, over $25.0 million has been spent on capital improvements, including modernization of the building’s 25 elevators, renovation of the outdoor plaza and replacement of cooling towers.  As of February 1, 2013, the 301 South College Street Property was 97.6% leased to 22 tenants.

The following table presents certain information relating to the tenancies at the 301 South College Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Wells Fargo	AA-/Aa3/AA-	686,834(3)	69.5%	$22.59(4)	$15,515,832(4)	68.0%	12/31/2021(5)
Womble Carlyle	NR/NR/NR	92,815(6)	9.4%	$31.15	$2,891,217	12.7%	5/31/2018
Poyner Spruill	NR/NR/NR	36,682	3.7%	$26.92	$987,635	4.3%	6/30/2017
YMCA	NR/NR/NR	42,039	4.3%	$15.83	$665,487	2.9%	1/31/2022
Horack, Talley	NR/NR/NR	22,991	2.3%	$24.98	$574,326	2.5%	2/28/2014
Total Major Tenants		881,361	89.1%	$23.41	$20,634,497	90.4%

Non-Major Tenants		84,033	8.5%	$26.10	$2,193,082	9.6%

Occupied Collateral Total		965,394	97.6%	$23.65	$22,827,579	100.0%

Vacant Space		23,252	2.4%

Collateral Total		988,646	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2013, unless otherwise noted.
(3)	Wells Fargo subleases 3,056 square feet to Fujos on the plaza level. Square footage is shown inclusive of the sublease space.
(4)
Wells Fargo’s Annual U/W Base Rent PSF and Annual U/W Base Rent was derived by averaging the annual rent over the lease term on 617,789 square feet of space, which includes a contractual rent increase in January 2017. The current in-place rent is $17.75 per square foot, resulting in approximately $10,964,110 of annual base rent.

(5)	20,392 square feet of the Wells Fargo space is scheduled to expire April 30, 2014.
(6)	Womble Carlyle subleases 5,613 square feet to Clarus Properties and 18,563 square feet to Bryan Cave. Square footage is shown inclusive of the sublease space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

The following table presents certain information relating to the lease rollover schedule at the 301 South College Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1(4)	3,331	0.3%	3,331	0.3%	$4,616	$1.39
2013	4	22,634	2.3%	25,965	2.6%	$586,474	$25.91
2014	2(5)	43,757	4.4%	69,722	7.1%	$1,103,402	$25.22
2015	3	13,297	1.3%	83,019	8.4%	$377,513	$28.39
2016	2	19,006	1.9%	102,025	10.3%	$509,755	$26.82
2017	3	39,991	4.0%	142,016	14.4%	$1,086,081	$27.16
2018	4	113,838	11.5%	255,854	25.9%	$3,468,321	$30.47
2019	1	1,059	0.1%	256,913	26.0%	$29,652	$28.00
2020	0	0	0.0%	256,913	26.0%	$0	$0.00
2021	1	666,442	67.4%	923,355	93.4%	$14,996,278	$22.50
2022	1	42,039	4.3%	965,394	97.6%	$665,487	$15.83
2023	0	0	0.0%	965,394	97.6%	$0	$0.00
Thereafter	0	0	0.0%	965,394	97.6%	$0	$0.00
Vacant	0	23,252	2.4%	988,646	100.0%	$0	$0.00
Total/Weighted Average	22	988,646	100.0%			$22,827,579	$23.65

(1) Information obtained from the underwritten rent roll.
(2) Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3) Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4) Includes one garage lease for 2.715 square feet and 616 square feet of storage leases.
(5) 20,392 square feet of Wells Fargo space is scheduled to expire April 30, 2014. Wells Fargo and two other tenants have scheduled lease expirations in 2014.

The following table presents historical occupancy percentages at the 301 South College Street Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/1/2013
98.3%	97.8%	97.9%	97.6%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 301 South College Street Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$19,933,195	$20,000,221	$19,964,414	$22,827,579	$23.09
Grossed Up Vacant Space	0	0	0	651,056	0.66
Total Reimbursables	2,367,041	3,805,598	3,407,546	3,407,546	3.45
Other Income	2,547,156	2,595,555	2,677,671	2,677,671	2.71
Less Vacancy & Credit Loss	0	(275,115)	0	(1,173,932)(2)	(1.19)
Effective Gross Income	$24,847,393	$26,126,259	$26,049,630	$28,389,920	$28.72

Total Operating Expenses	$9,380,075	$10,114,539	$9,698,537	$9,772,926	$9.89

Net Operating Income	$15,467,318	$16,011,720	$16,351,093	$18,616,994	$18.83
TI/LC	0	0	0	557,691	0.56
Capital Expenditures	0	0	0	197,729	0.20
Net Cash Flow	$15,467,318	$16,011,720	$16,351,093	$17,861,574	$18.07

NOI DSCR(3)	1.55x	1.61x	1.64x	1.87x
NCF DSCR(3)	1.55x	1.61x	1.64x	1.80x
NOI DY(3)	8.8%	9.1%	9.3%	10.6%
NCF DY(3)	8.8%	9.1%	9.3%	10.2%

(1)   The increase in U/W Effective Gross Income and U/W Net Operating Income from the Effective Gross Income and Net Operating Income for 2012 is primarily attributable to the Annual U/W Base Rent for Wells Fargo. Wells Fargo’s Annual U/W Base Rent was derived by averaging the annual rent over the lease term for 617,789 square feet of Wells Fargo space, which includes a contractual rent increase in January 2017. The current in-place rent is $17.75 per square foot, resulting in approximately $10,964,110 of annual base rent. Rent for this space was underwritten to $22.27 per square foot, resulting in approximately $13,756,681 of underwritten rent.

(2) The underwritten economic vacancy is 5.0%. The 301 South College Street Property was 97.6% physically occupied as of February 1, 2013.
(3) DSCRs and debt yields are based on the 301 South College Street Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

Appraisal.  As of the appraisal valuation date of February 8, 2013, the 301 South College Street Property had an “as-is” appraised value of $250,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated January 25, 2013, there was evidence of a recognized environmental condition related to two underground storage tank (“UST”) sites. One 1,000-gallon diesel fuel UST was abandoned in place at the 301 South College Street Property and given a ‘no further action’ status from the North Carolina Department of Environment and Natural Resources. A second 8,000-gallon diesel fuel UST is located onsite and is planned for closure in May of 2013. Documentation was provided that demonstrates that Wells Fargo is the owner of the UST and maintains responsibility for the removal of the UST and any related contamination associated with it. As such, no additional assessment is required.

Market Overview and Competition.  According to the appraisal, the 301 South College Street Property is located at the southeast corner of the intersection of South College Street and Martin Luther King Jr. Drive in the central business district of Charlotte, North Carolina. The 301 South College Street Property is located adjacent to Two Wells Fargo Center and Three Wells Fargo Center, creating a corporate campus in an urban setting. The 301 South College Street Property is also located adjacent to a LYNX light rail station, accessible from the 301 South College Street Property lobby, making it one of only three office buildings in Charlotte with direct light rail access. Further, the 301 South College Street Property is connected to the Overstreet Mall retail corridor, which is a series of second floor walkways and pedestrian bridges traversing the Charlotte central business district. The walkways provide shelter from the weather and access to numerous retailers, office buildings, and hotels. Other nearby attractions within one mile include the Duke Energy Corporate Center and Levine Center for the Arts, the NASCAR Hall of Fame, the Time Warner Cable Arena, Bank of America Stadium and the Charlotte Convention Center. As of November 2012, the unemployment rate for the Charlotte metropolitan statistical area was 9.0%. The 2012 population within the Charlotte metropolitan statistical area was approximately 1.8 million and is expected to grow by 1.9% annually from 2012 to 2016. The estimated 2012 average household income within the Charlotte metropolitan statistical area was $69,255.

According to the appraisal, the 301 South College Street Property is located within the Uptown submarket, which contains approximately 15.4 million square feet of office space, approximately 35.8% of the Charlotte office market inventory. The submarket contains approximately 11.5 million square feet of class A space. As of the third quarter of 2012, the Uptown submarket vacancy was approximately 11.2%. The average vacancy rate for class A+ space (301 South College Street, Duke Energy Center, Bank of America Corporate Center, Hearst Tower, Three Wells Fargo Center, One Bank of America Center and Fifth Third Center) was 4.8%, as of the third quarter of 2012. The rental rate for the Uptown class A submarket is approximately $26.80 per square foot, on a full service gross basis, as of the third quarter of 2012.

The following table presents certain information relating to comparable office properties for the 301 South College Street Property:

Competitive Set(1)

	301 South College Street (Subject)	1 Bank of America Center	Bank of America Corporate Center	Fifth Third Center	Bank of America Plaza	Three Wells Fargo Center	Duke Energy Center
Location	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC	Charlotte, NC
Distance from Subject	--	0.3 miles	0.4 miles	0.2 miles	0.2 miles	0.1 miles	0.2 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1988/2012	2010/NAV	1992/NAV	1997/NAV	1974/1992	1999/NAV	2010/NAV
Number of Stories	42	32	60	30	40	32	48
Total GLA	988,646 SF	750,000 SF	1,118,979 SF	682,836 SF	866,810 SF	930,733 SF	1,300,000 SF
Total Occupancy	98%	100%	91%	83%	91%	100%	99%

(1)	Information obtained from the appraisal dated March 5, 2013.

The Borrower.  The borrower is WF Property Owner, L.P., a Delaware limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 301 South College Street Loan Combination. The two sponsor entities, which are indirect owners of the borrower, are Starwood Distressed Opportunity Fund IX-1 U.S., L.P. and Starwood Distressed Opportunity Fund IX Global, L.P. (the “301 South College Street Loan Combination Sponsors”), the guarantors of certain nonrecourse carveouts under the 301 South College Street Loan Combination.

The Sponsor.  The 301 South College Street Loan Combination Sponsors are subsidiaries of Starwood Capital Group. Starwood Capital Group has invested over $12.0 billion of equity since 1991 in real estate investments of all types.  As of September 30, 2012, these investments have included over 2,200 hotels, 67,100 multifamily and condominium units, 36.1 million square feet of office, 24.7 million square feet of retail and 10.4 million square feet of industrial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

301 SOUTH COLLEGE STREET

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $1,016,861 for taxes. The loan documents provide for monthly deposits in an amount equal to one-twelfth of the real estate taxes that will be payable during the following 12 months ($203,373 currently) and $16,477 for replacement reserves.  The loan documents do not require monthly escrow deposits for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) the liability and casualty policies maintained by the borrower are part of a blanket or umbrella policy approved by the lender; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Beginning upon the occurrence of a Cash Trap Event Period (as defined below), and provided no event of default exists, caused by a Wells Fargo Lease Expiration Event (as defined below), all excess cash flow will be swept to the Wells Fargo Rollover Reserve account to be used for tenant improvements and leasing commissions relating to the renewal or releasing of the Wells Fargo space. The excess cash flow shall continue to accumulate until an amount equal to $30.00 per square foot of all terminated space or space being vacated.

A “Wells Fargo Lease Expiration Event” shall mean the expiration of the option to renew the Wells Fargo lease on any portion of its space.

Lockbox and Cash Management.  The 301 South College Street Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 301 South College Street Property be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a cash management account controlled by the servicer and applied in accordance with cash management agreement. Prior to the occurrence of a Cash Trap Event Period, all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, or (ii) a Wells Fargo Lease Expiration Event. A Cash Trap Event Period will expire upon: (i) in the case of an event of default, the cure of such event of default, or (ii) in the case of a Wells Fargo Lease Expiration Event, the amount of the Wells Fargo Rollover Reserve totals an amount equal to $30.00 per square foot of all terminated space or space being vacated.

Property Management.  The 301 South College Street Property is managed by CK Brokerage Company #2, Limited Partnership, an affiliate of Childress Klein Properties.

Assumption.  The borrower has a four-time right to transfer the 301 South College Street Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 301 South College Street Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Future mezzanine debt is permitted subject to satisfaction of certain conditions, including: (i) that no event of default has occurred and is continuing; (ii) the holder of the mezzanine debt and any transferees shall satisfy certain financial and/or operational criteria, as outlined in the 301 South College Street Loan Combination documents, or otherwise acceptable to the lender or applicable rating agencies; (iii) an intercreditor agreement in form and substance acceptable to Fitch and Moody’s and reasonably acceptable to the lender; (iv) the NOI debt yield is not less than 10.1%; (v) the aggregate loan-to-value ratio will not be greater than 70.0%; and (vi) mezzanine loan documents are acceptable to Fitch, KBRA and Moody’s and reasonably acceptable to the lender. See “Annex E-2—Exceptions to Representations and Warranties” in the Free Writing Prospectus.

Ground Lease.  A portion of the 301 South College Street Property is subject to a ground lease and sub-ground leases. The 301 South College Street borrower owns the fee interest in approximately 91% of the land area and has a sub-sub leasehold interest in the balance of the 301 South College Street Property. The related ground lessor is the North Carolina Railroad Company (a state agency), the lessee/sub-ground lessor is the Norfolk Southern Railway Company, and the sub-ground lessee/sub-sub ground lessor is Southern Region Industry Realty, Inc. The initial ground lease expires on December 31, 2067.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 301 South College Street Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

(THIS PAGE INTENTIONALLY LEFT BLANK)

CHEECA LODGE & SPA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHEECA LODGE & SPA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHEECA LODGE & SPA

Cheeca Lodge & Spa
81801 Overseas Highway
Islamorada, FL 33036
MIAMI
Hialeah
Miami Beach
Miami Intl. Airport
Doral
Coral Gables
University of Miami
South Miami
Tamiami
Tamiami Trail
Kendale Lakes
The Hammocks
Pinecrest
Kendall
Kendall-Tamiami Executive Airport
Palmetto Bay
South Miami Heights
Cutler Bay
Princeton
Leisure City
Homestead Air Reserve Base
Dade County-Homestead Regional Airport
Homestead General Aviation Airport
Homestead
Florida City
MIAMI-DADE COUNTY
EVERGLADES NATIONAL PARK
BISCAYNE NATIONAL PARK
Biscayne Bay
Key Biscayne
Elliott Key
MONROE COUNTY
Whitewater Bay
Card Sound
Barnes Sound
North Key Largo
Key Largo
Blackwater Sound
Florida Bay
Atlantic Ocean
Gulf of Mexico
Tavernier
Windley Key
Plantation Key
Upper Matecumbe Key
Islamorada
Lower Matecumbe Key
Fiesta Key
Craig Key
Long Key
Key West 66 miles
FL Tpke.
95
836
826
874
821
41
1
9336
Gulf of Mexico
Atlantic Ocean
THE EVERGLADES
BIG CYPRESS NATL. PRESERVE
EVERGLADES NATIONAL PARK
BISCAYNE NATIONAL PARK
Immokalee
Bonita Springs
Naples
Golden Gate
Everglades Pkwy
Coral Springs
Pompano Bch
Boca Raton
FORT LAUDERDALE
Weston
Pembroke Pines
Hollywood
Hialeah
MIAMI
Miami Beach
Coral Gables
Homestead
Florida City
North Key Largo
Key Largo
Tavernier
Islamorada
Marathon
Big Pine Key
Key West

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Cheeca Lodge & Spa

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance:	$85,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$85,000,000			Location:	Islamorada, FL
% of Initial Pool Balance:	5.8%			Size(2):	214 rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(3):	$397,196
Borrower Name:	NWCL LLC; NWCL RM, LLC			Year Built/Renovated:	1946/2009
Sponsor:	Northwood Investors LLC			Title Vesting(4):	Fee/Leasehold
Mortgage Rate:	4.150%			Property Manager:	Self-managed
Note Date:	May 1, 2013			3rd Most Recent Occupancy (As of)(5):	56.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(5):	69.9% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of)(5):	75.2% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of)(5):	76.1% (TTM 3/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information(6):
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$9,443,469 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$9,881,639 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$10,366,669 (TTM 3/31/2013)
Lockbox Type:	Soft/Upfront Cash Management
Additional Debt:	Yes			U/W Revenues:	$34,399,963
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$24,047,405
				U/W NOI:	$10,352,558
				U/W NCF:	$9,354,136
				U/W NOI DSCR:	2.09x
Escrows and Reserves(1):				U/W NCF DSCR:	1.89x
				U/W NOI Debt Yield:	12.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.0%
Taxes	$251,380	$41,896	NAP	As-Is Appraised Value(7):	$134,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 5, 2013
FF&E	$0	$83,202	NAP	Cut-off Date LTV Ratio(7):	63.4%
Seasonality Reserve	$550,000	Springing	$550,000	LTV Ratio at Maturity or ARD:	53.7%

(1)	See “Escrows” section.
(2)
The Cheeca Lodge & Spa property consists of 117 rooms and 97 third party owned condominium units of which 100.0% are enrolled in a rental management program with the borrower.  See “Condo Hotel Units” and “Rental Management Program” below.

(3)
The Cut-off Date Principal Balance Per Room is based on the total 214 units at the Cheeca Lodge & Spa property.  The Cut-off Date Principal Balance Per Room exclusive of the 97 third party owned units is $726,496.

(4)	See “Ground Lease” Section.
(5)	Occupancy percentages include third party owned condominium units.
(6)	Unless otherwise indicated, all Underwriting and Financial Information includes third party owned condominium units.
(7)	The “As-Is Appraised Value” excluding rental income and expenses associated with the third-party owned condominium units is $107,000,000, resulting in a Cut-off Date LTV Ratio of 79.4%.

The Mortgage Loan. The mortgage loan (the “Cheeca Lodge & Spa Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a resort hotel located in Islamorada, Florida (the “Cheeca Lodge & Spa Property”).  The Cheeca Lodge & Spa Mortgage Loan was originated on May 1, 2013 by Wells Fargo Bank, National Association.  The Cheeca Lodge & Spa Mortgage Loan had an original balance of $85,000,000, has an outstanding balance as of the Cut-off Date of $85,000,000 and accrues interest at an interest rate of 4.150% per annum.  The Cheeca Lodge & Spa Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter will require payments of principal and interest based on a 30-year amortization schedule.  The Cheeca Lodge & Spa Mortgage Loan matures on May 1, 2023.

Following the lockout period, the borrower has the right to defease the Cheeca Lodge & Spa Mortgage Loan in whole, but not in part, on any date before February 1, 2023.  In addition, the Cheeca Lodge & Spa Mortgage Loan is prepayable without penalty on or after February 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHEECA LODGE & SPA

Sources and Uses

Sources			Uses
Original loan amount	$85,000,000	100.0%	Loan payoff	$65,000,000	76.5%
			Reserves	801,380	0.9
			Closing costs	1,095,580	1.3
			Return of equity	18,103,040	21.3
Total Sources	$85,000,000	100.0%	Total Uses	$85,000,000	100.0%

The Property.  The Cheeca Lodge & Spa Property is a AAA Four Diamond, independent resort hotel situated on approximately 27.6 acres and is comprised of 214 rooms in 32 buildings located in Islamorada, Florida.  Included in the 214 rooms are 97 condominium units that are owned by third-party owners (the “Condo Hotel Unit” or the “Condo Hotel Units”).  The Condo Hotel Units owners have the option to participate in a rental management program (see “Rental Management Program” below) whereby the borrower may rent the Condo Hotel Units as hotel rooms on behalf of the Condo Hotel Unit owners.  The Cheeca Lodge & Spa Property includes 10 one-story beachfront bungalows, 12 two-story villas, three two-story golf course buildings, one single family home and a recently constructed main lodge.  Approximately 90.0% of the beachfront units are owned by the borrower and secure the Cheeca Lodge & Spa Mortgage Loan.  Amenities at the Cheeca Lodge & Spa Property include approximately 1,200 feet of private beach front, nine-hole Jack Nicklaus par three golf course, spa, two outdoor heated pools, three whirlpools, six tennis courts, two restaurants, sushi bar, lobby bar / lounge, kids club, approximately 525 square foot wooden fishing pier, approximately 2,065 square foot ball room and approximately 5,400 square feet of meeting room space.

The Cheeca Lodge & Spa Property’s guestroom breakdown includes 76 king bed rooms, 73 double queen bed rooms, 59 one-bedroom suites, four two-bedroom suites, one owner’s suite and one presidential suite.  Each guest room features pillow-top beds and down comforters, plasma screen televisions equipped with DVD players and cable, wireless internet service and all units have a balcony (64 of the units also have an exterior Jacuzzi on their balcony) with views of the lagoons and gardens, golf course or the Atlantic Ocean.  Prior to the borrower’s acquisition, the former owner invested approximately $34.0 million between 2003 through 2008 including upgrades to all guest rooms, landscaping and grounds.  Since acquiring the Cheeca Lodge & Spa Property in August 2011, the sponsor invested approximately $1.6 million in upgrades to common area space.

Condo Hotel Units.  The 97 Condo Hotel Units are owned by third party owners unaffiliated with the borrower.  The units are comprised of 43 one-bedroom units, four two-bedroom suites, 43 units located in two separate villas and seven hotel units within the Cheeca Lodge & Spa Property’s main lodge.  The Condo Hotel Unit owners are responsible for the maintenance of their unit and other costs, which would include mortgage payments, insurance, utilities, real estate tax and condominium association fees.  The Condo Hotel Unit owners have no ownership interest in any of their respective buildings or common areas.

Rental Management Program.  Collateral for the Cheeca Lodge & Spa Mortgage Loan includes rental income generated by the borrower’s management of the Condo Hotel Units on behalf of the Condo Hotel Unit owners.  The owners of the Condo Hotel Units have the option of participating in the rental management program through contracts typically ranging between five and 20 years.  The Cheeca Lodge & Spa Property is subject to a zoning ordinance, which prohibits the Condo Hotel Unit owners from inhabiting their unit for more than 28 days per year.  If an owner elects to participate in the rental management program, the Condo Hotel Unit owner may occupy the unit with sufficient advance notice to the borrower for a maximum of 28 days in any calendar year for no rental fee, subject to resort black-out periods.  If a unit owner elects not to participate in the rental management program, and privately rent the Condo Hotel Unit, the unit owner is charged an amenity usage fee (payable to the borrower), which currently averages $312 per day.  Per the rental management agreement, the unit owner is entitled to 50% of all room rental revenues after the following expenses (i) sales, occupancy, bed or resort fees; (ii) an administrative fee of 10% payable to the borrower; and (iii) revenue generated from any source other than room revenues.  As of June 1, 2013, the participation rate of the Condo Hotel Units owners in the rental management program is 100.0% and has been 100.0% since 2007. See “Risk Factors - Special Risks Associated with the Cheeca Lodge & Spa Property” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHEECA LODGE & SPA

Operating History and Underwritten Net Cash Flow.  The following table represents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cheeca Lodge & Spa Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per Room(1)
Occupancy	69.9%	75.2%	76.1%	76.1%
ADR	$350.99	$355.86	$371.45	$372.76
RevPAR	$245.43	$267.60	$282.50	$283.49

Total Revenue	$32,123,118	$33,180,965	$34,322,143	$34,399,963	$160,747
Total Department Expenses	11,108,104	10,889,480	10,935,952	10,949,641	51,167
Gross Operating Profit	$21,015,014	$22,291,485	$23,386,191	$23,450,322	$109,581

Total Undistributed Expenses	9,643,870	10,064,915	10,629,955	10,708,197	50,038
Profit Before Fixed Charges	$11,371,144	$12,226,570	$12,756,236	$12,742,125	$59,543

Total Fixed Charges	1,927,675	2,344,931	2,389,567	2,389,567	11,166

Net Operating Income	$9,443,469	$9,881,639	$10,366,669	$10,352,558	$48,376

FF&E	0	0	0	998,422	4,666
Net Cash Flow	$9,443,469	$9,881,639	$10,366,669	$9,354,136	$43,711

NOI DSCR	1.90x	1.99x	2.09x	2.09x
NCF DSCR	1.90x	1.99x	2.09x	1.89x
NOI DY	11.1%	11.6%	12.2%	12.2%
NCF DY	11.1%	11.6%	12.2%	11.0%

(1)	Based on 214 rooms.

Appraisal.  As of the appraisal valuation date of April 5, 2013, the Cheeca Lodge & Spa Property had an “as-is” appraised value of $134,000,000.

Environmental Matters.  According to the Phase I environmental assessment dated April 8, 2013, there was no evidence of any recognized environmental conditions at the Cheeca Lodge & Spa Property; however, the Phase I identified residual contamination from a vacant offsite gas station as a source of potential vapor encroachment to the employee housing and laundry buildings at the mortgaged property, and recommended Tier 2 non-invasive vapor screening be performed. Some remedial investigation and clean-up has been performed and the Florida Department of Environmental Protection has assigned a low priority for the open case. The environmental consultant estimated the maximum remediation cost to be approximately $74,000. The loan documents require the borrower to perform the recommended testing and any necessary remedial work.

Market Overview and Competition.  The Cheeca Lodge & Spa Property is located on approximately 27.6 acres along the east side of United States Highway 1 (“Highway 1”) in Islamorada, Florida.  Islamorada is accessible via Highway 1 and is located in the Middle Florida Keys (the “Middle Keys”), which is situated between Miami to the north and Key West to the south.  The Middle Keys are popular due to the coral reefs in the area.  Located approximately 5.7 miles north of the Cheeca Lodge & Spa Property, the John Penekamp Coral Reef State Park is the first underwater state park in the United States.  Islamorada is approximately 67.0 miles south of Miami and caters to seasonal international travelers or weekend travelers from the tri-county area of Miami-Dade, Broward and Palm Beach Counties.  Promoted as the “Sport Fishing Capital of the World,” Islamorada draws tourists for sport fishing, diving and boating as well as other water sports.

The following table presents certain information relating to the Cheeca Lodge & Spa Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Cheeca Lodge & Spa			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2/28/2013 TTM	79.5%	$269.36	$214.07	76.8%	$358.63	$275.26	96.6%	133.1%	128.6%
2/28/2012 TTM	78.4%	$251.69	$197.27	70.2%	$348.86	$244.89	89.6%	138.6%	124.1%
2/28/2011 TTM	74.7%	$227.20	$169.66	57.0%	$338.50	$192.92	76.3%	149.0%	113.7%

(1)	Information obtained from a third party hospitality research report dated March 19, 2013.

The Borrower.  The borrower consists of NWCL LLC and NWCL RM, LLC, both Delaware limited liability companies and single purpose entities, each with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cheeca Lodge & Spa Mortgage Loan.  Northwood Real Estate Partners TE (AIV 1) LP and Northwood Real Estate Partners LP, both owned and controlled by the sponsor are the guarantors of certain nonrecourse carveouts under the Cheeca Lodge & Spa Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHEECA LODGE & SPA

The Sponsor.  The sponsor is Northwood Investors LLC (“Northwood”), a privately held institutional investment advisor that was founded in 2006 by John Kukral, the former President and CEO of Blackstone Real Estate Advisors.  Northwood raised approximately $2.8 billion since inception and has over $700.0 million of equity invested in hospitality related transactions including The New York Palace Hotel, The Revere Hotel in Boston and Parrot Key Hotel in Key West, Florida.

Escrows.  The loan documents provide for upfront reserves in the amount of $251,380 for real estate taxes and $550,000 for a seasonality reserve.  The loan documents also provide for ongoing monthly reserves in the amount of $41,896 for real estate taxes and an ongoing monthly FF&E reserve equal to 4.0% of operating income (excluding the total room revenue from the Condo Hotel Units) for the most recent calendar month. Ongoing monthly reserves for insurance are not required as long as the following conditions are satisfied: (i) no event of default exists and is continuing; (ii) a blanket insurance policy is in full force and effect in accordance with the loan documents; (iii) borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due; and (iv) at the end of any calendar quarter, the Cheeca Lodge & Spa Property’s net cash flow (as defined in the loan documents) for the immediately preceding 12 months is $11,000,000 or higher.  If at any time the seasonality reserve is less than $550,000 and the Cheeca Lodge & Spa Property’s net cash flow (as defined in the loan documents) is less than $11,000,000, then on each monthly payment date thereafter, the borrower will be required to deposit all excess cash flow up to $75,000 a month into the seasonality reserve until the total balance of the reserve is equal to $550,000.

Lockbox and Cash Management.  The Cheeca Lodge & Spa Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct the manager to deliver all receipts payable with respect to Cheeca Lodge & Spa Property directly into the lockbox account.  The loan documents also require that all revenues received by the borrower or the property manager be deposited into the lockbox account within one business days of receipt.  Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit are disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt yield being less than 8.25% as of the last day of each calendar quarter during the loan term.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), upon the date that the debt yield ratio is greater than 8.50% for two consecutive calendar quarters.

Property Management.  The Cheeca Lodge & Spa Property is managed by an affiliate of the borrower.

Assumption.  The borrower has a two-time right to transfer the Cheeca Lodge & Spa Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  There is no existing mezzanine debt related to the Cheeca Lodge & Spa Mortgage Loan, however future mezzanine debt is permitted subject to satisfaction of certain conditions, including (i) no event of default has occurred and is continuing; (ii) the lender receives no less than 30 days’ prior written notice; (iii) an intercreditor agreement in form and substance acceptable Fitch, KBRA and Moody’s and reasonably acceptable to the lender; (iv) the combined loan-to-value ratio is equal to or less than 65.0%; (v) the aggregate debt yield is not less than 10.0%; (vi) if the permitted mezzanine debt has a floating interest rate, then immediately after closing the combined debt service coverage ratio will be at least 1.25x; and (vii) delivery of mezzanine loan documents acceptable to Fitch, KBRA and Moody’s and reasonably acceptable to the lender.

Preferred Equity. The borrower is permitted to grant preferred equity rights subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the combined loan-to-value ratio is equal to or less than 65.0%; (iii) the aggregate debt yield is not less than 10.0%; (iv) the preferred equity holder will satisfy certain qualified institutional lender criteria (as defined in the loan documents); (v) the preferred equity holder will execute documents acceptable to lender including prohibiting against (a) distributions during any Cash Trap Period or during an event of default; (b) changes of control in the borrower or the property without lender’s approval; and (c) if requested by lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Ground Lease.  A portion of the Cheeca Lodge & Spa Property is leased by the borrower pursuant to a submerged lands lease with the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida.  The land demised under the submerged land lease is surrounding the pier and totals approximately 22,914 square feet. The submerged land lease expires on December 13, 2016 with a renewal option at the lessor’s option and the annual rental payments are 6.0% of income generated by the leased area, subject to adjustment based on the applicable statute governing the lease. As of the trailing-12 months ending March 2013, the annual payment was $93,092.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CHEECA LODGE & SPA

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Cheeca Lodge & Spa Property; provided however, that the borrower will not be required to spend more than 200% of the costs for a stand-alone policy for terrorism insurance immediately prior to the date TRIPRA or similar government backstop is no longer in effect.  The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance.  The loan documents require excess windstorm insurance and/or an excess windstorm letter of credit for coverage that includes named storms, acceptable to the lender and not less than an amount equal to (i) the maximum available per building under the State of Florida wind program; and (ii) excess wind coverage limits of not less than $54.0 million for the Cheeca Lodge & Spa Property, which will include loss of rents and/or business interruption, with a deductible for the windstorm insurance not greater than five percent of the total insurable value of the Cheeca Lodge & Spa Property; provided, however, that the borrower is permitted to provide less than $54.0 million in excess wind coverage if such coverage is not available at commercially reasonable rates so as long as the borrower provides a letter of credit in an amount which when aggregated with the excess wind coverage equals $54.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

CUMBERLAND MALL

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

LEVEL 1

macy's
sears
VACANT
UP NEXT BARBER SHOP
THE NEWSSTAND
iSUPPLY
AMY'S HALLMARK
foot locker
SKILLZ
KNOW STYLE
KAY
HAAGEN-DAZS/ PLANET SMOOTHIE
HELZBERG DIAMONDS
FRANCESCA'S COLLECTIONS
PARIS
CHARLOTTE RUSSE
ASHLEY STEWART WOMAN
THE CHILDREN'S PLACE
P.S. FROM AEROPOSTALE
DSW DESIGNER SHOE WAREHOUSE
FRESH 2 ORDER
PIERCING PAGODA
NESTLE TOLL HOUSE
TEAVANA
Lids
INTRIGUE JEWELERS
TORRID
LEHUA HEALTH
EXPRESS
Bath&BodyWorks
claire's
GNC Live Well
ATTACH
ITS YOU BOUTIQUE
WHITE HOUSE/ BLACK MARKET
Clarks
bebe
ALDO
FOREVER 21
wet seal
SPENCER GIFTS
DOCTOR'S VISIONWORKS
CHARMING CHARLIE
NAIL SPA
REGIS SALON
HEEL QUIK
ALL ABOUT JEWELRY & REPAIRS
SAVVI FORMALWEAR
US POST OFFICE
JASON'S DELI
Ted's
H&M
The Cheesecake Factory
P.F. CHANG'S
MAGGIANO'S LITTLE ITALY
chico's
SOMA BY CHICO'S
STONEY RIVER LEGENDARY STEAKS
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

LEVEL 2

macy's
sears
BIG EASY CAJUN
VACANT
A&D BUFFALO
MANDARIN EXPRESS
FARMER'S BASKET
TOKYO EXPRESS
ATM
ATM2
TACO BELL
GREAT WRAPS
SUBWAY
AUNTIE ANNE'S
ATHLETE'S FOOT
CRAZY 8
NEW YORK & COMPANY
IBLUE 25
NINE WEST
VACANT
DIAMOND SOLUTION
IT'S ABOUT TIME
sunglass hut
MOBILE
BEST BUY
AÉROPOSTALE
KIDS FOOT LOCKER
GYMBOREE
PINK CLOVE
JIMMY JAZZ
AMERICAN EAGLE OUTFITTERS
Finish Line
GameStop
CHAMPS
JARMAN
VICTORIA'S SECRET
EDGE BY KS
RAINBOW
BODY CENTRAL
RadioShack.
LENSCRAFTERS
VACANT
Payless
PICTURE LAND
NAIL ACCENTS
SHAPES BROW BAR
FAST FIX JEWELRY REPAIRS
BONNIES
TRAFFIC SHOES
PERFUMANIA
DTLR
H&M
FOREVER 21
THE INITIATORS
LIFESTYLE CENTER BELOW
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Cumberland Mall
1000 Cumberland Mall
Atlanta, GA 30339
Marietta
Smyrna
Vinings
Mableton
Grove Park
Bolton
Bankhead
Sandy Springs
Brookhaven
Buckhead
Lindbergh
ATLANTA
MIDTOWN
DOWNTOWN
Virginia Highland
East Atlanta
COBB COUNTY
FULTON COUNTY
DE KALB CO.
Chattahoochee Plantation
Chattahoochee River National Recr. Area
Chattahoochee River
Dobbins Air Force Base
Fulton County Airport
Cobb Galleria Centre
Vinings Crossing Shopping Ctr.
Emory-Adventist Hospital
Southern Polytech State University
Life Univ. Atlanta
Marietta Trade Center
Indian Hills Country Club
Atlanta Country Club
Fox Creek Golf Club
Chastain Memorial Park
Chastain Amphitheater
North Fulton Golf Course
Capital City Country Club
Standing Peachtree Park
Cross Creek Golf Course
Bobby Jones Golf Course
Piedmont Hospital
Ansley Golf Course
Piedmont Park
High Museum of Art
Woodruff Arts Ctr.
Atlantic Station
Georgia Tech University
Midtown Place
Midtown Promenade
Georgia Aquarium
Philips Arena
Georgia Dome
Atlanta Civic Ctr.
Georgia State Univ.
Clark Atlanta Univ. Morehouse Coll.
Phipps Plaza
Lenox Square
Brookhaven Station
Lindbergh City Center
Six Flags Over Georgia
Hartsfield-Jackson Atlanta Intl. Airport 13 miles
MARTA BLUE LINE
MARTA RED/GOLD LINES
GREEN LINE
RED LINE
Cobb Pkwy.
North Marietta Pkwy.
South Marietta Pkwy.
Roswell Rd.
Lower Roswell Rd.
Delk Rd.
Powers Ferry Rd.
Windy Ridge Pkwy.
Windy Hill Rd.
Spring Rd.
Pat Mell Rd.
Atlanta Rd.
S. Cobb Dr.
Old Concord Rd.
Concord Rd.
Village Pkwy.
Paces Ferry Rd.
Northside Dr.
Lake Forest Dr.
Windsor Pkwy.
Roswell Rd.
Peachtree-Dunwoody Rd.
Cooper Lake Rd.
East-West Connector
Highlands Pkwy.
Ridgewood Rd.
Moores Mill Rd.
Wesley Rd.
Howell Mill Rd.
Lindbergh Dr.
Buford Hwy.
Oakdale Rd.
Bolton Rd.
James Jackson Pkwy.
Hollywood Rd.
Perry Blvd.
Marietta Blvd.
Piedmont Ave.
Monroe Dr.
Mableton Pkwy.
Fulton Industrial Blvd.
Fairburn Rd.
Donald Lee Hollowell Pkwy.
Hamilton E. Holmes Dr.
Joseph E. Lowery Blvd.
Simpson Rd.
10th St.
North Ave.
Civic Center
Peachtree Ctr.
Vine City
Ashby
West Lake
Inman Park-Reynoldstown
Marietta
Dunwoody
Sandy Springs
Doraville
Chamblee
Norcross
Lilburn
Tucker
Mountain Park
Clarkston
Stone Mountain
Scottdale
Avondale
Decatur
North Decatur
Druid Hills
Belvedere
Redan
Gresham Park
Panthersville
Lakewood
East Point
College Park
Hapeville
Forest Park
Union City
Morrow
Cascade Heights

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - Cumberland Mall

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$70,000,000			Specific Property Type:	Regional Mall
Cut-off Date Principal Balance(1):	$70,000,000			Location:	Atlanta, GA
% of Initial Pool Balance:	4.8%			Size(3):	541,527 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$295.46
Borrower Name:	Cumberland Mall, LLC			Year Built/Renovated:	1973/2006
Sponsor:	GGPLP Real Estate, Inc.			Title Vesting:	Fee
Mortgage Rate:	3.670%			Property Manager:	Self-managed
Note Date:	April 26, 2013			3rd Most Recent Occupancy (As of)(4):	93.4% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	93.2% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of)(4):	95.4% (12/31/2012)
IO Period:	120 months			Current Occupancy (As of)(4):	94.0% (2/28/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of):	$14,487,727 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$15,587,514 (12/31/2012)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$15,670,560 (TTM 2/28/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes			U/W Revenues:	$21,794,267
Additional Debt Type(1):	Pari Passu and Future Mezzanine			U/W Expenses:	$6,312,264
				U/W NOI:	$15,482,004
				U/W NCF:	$14,834,376
				U/W NOI DSCR(1):	2.60x
Escrows and Reserves(2):				U/W NCF DSCR(1):	2.49x
				U/W NOI Debt Yield(1):	9.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value:	$254,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 12, 2013
Replacement Reserves	$0	Springing	$135,382	Cut-off Date LTV Ratio(1):	63.0%
TI/LC Reserve	$0	Springing	$394,118	LTV Ratio at Maturity or ARD(1):	63.0%

(1)
The Cumberland Mall Loan Combination, totalling $160,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $70,000,000, has an outstanding principal balance as of the Cut-off Date of $70,000,000 and will be contributed to the WFRBS 2013-C14 Trust.  Note A-1 had an original balance of $90,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the Cumberland Mall Loan Combination.

(2)	See “Escrows” section.
(3)	The total square footage includes one space totalling 147,409 square feet which is occupied by Costco, which owns its own improvements and is on a ground lease.
(4)	Historical and current occupancy includes temporary and seasonal tenants. For the trailing 12-month period ending February 28, 2013, the average occupancy, exclusive of these tenants, was 85.7%.

The Mortgage Loan.  The mortgage loan (the “Cumberland Mall Loan Combination”) is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering a regional mall located in Atlanta, Georgia (the “Cumberland Mall Property”). The Cumberland Mall Loan Combination was originated on April 26, 2013 by The Royal Bank of Scotland. The Cumberland Mall Loan Combination had an original principal balance of $160,000,000, has an outstanding principal balance as of the Cut-off Date of $160,000,000 and accrues interest at an interest rate of 3.670% per annum.  The Cumberland Mall Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the Cumberland Mall Loan Combination. The Cumberland Mall Loan Combination matures on May 1, 2023.

Note A-2, which represents the non-controlling interest in the Cumberland Mall Loan Combination and will be contributed to the WFRBS 2013-C14 Trust, had an original principal balance of $70,000,000 and has an outstanding principal balance as of the Cut-off Date of $70,000,000. Note A-1 had an original principal balance of $90,000,000, is expected to be contributed to a future trust, and represents the controlling interest in the Cumberland Mall Loan Combination.  See “Description of the Mortgage Pool - Split Loan Structures - The Cumberland Mall Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund - Additional Matters Relating to the Servicing of the Cumberland Mall Loan Combination and the 100 & 150 South Wacker Drive Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Following the lockout period, the borrower will have the right to defease the Cumberland Mall Loan Combination in whole, but not in part, on any due date before February 1, 2023. In addition, the Cumberland Mall Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$160,000,000	100.0%	Return of equity(1)	$159,554,512	99.7%
			Closing costs	445,488	0.3
Total Sources	$160,000,000	100.0%	Total Uses	$160,000,000	100.0%

(1)
The proceeds from the Cumberland Mall Loan Combination were used to recapitalize the sponsor’s investment in the Cumberland Mall Property, which was unencumbered from March 2013, when the sponsor paid off a $100 million first mortgage loan until origination of the Cumberland Mall Loan Combination.

The Property.  The Cumberland Mall Property is an approximately 1.0 million square foot, two-level regional mall located approximately 10 miles northwest of the central business district of Atlanta, Georgia.  The collateral for the Cumberland Mall Loan Combination consists of 541,527 square feet of the approximately 1.0 million square foot mall. The Cumberland Mall Property is anchored by Macy’s and Sears (neither of which are part of the collateral) and Costco, Forever 21 and H&M.  The Cumberland Mall Property was built in 1973 and was renovated and expanded in 2006.  As of February 28, 2013, the Cumberland Mall Property was 85.7% occupied by approximately 88 tenants, excluding seasonal and temporary tenants, and 94.0% leased including seasonal and temporary tenants. In-line stores include Victoria’s Secret, Express, New York & Company, Charlotte Russe, Foot Locker, Aeropostale and Vans, among others. The Cumberland Mall Property contains 3,672 surface and garage parking spaces reflecting a parking ratio of 3.53 spaces per 1,000 square feet of gross rentable area.

The following table presents certain information relating to the tenancies at the Cumberland Mall Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)(4)	Lease Expiration Date

Anchor Tenants - Not Part of Collateral
Macy’s	BBB/Baa3/BBB	278,000	ANCHOR OWNED - NOT PART OF THE COLLATERAL
Sears	B/B3/CCC+	222,575	ANCHOR OWNED - NOT PART OF THE COLLATERAL

Anchor Tenants - Collateral
Costco(5)	A+/A1/A+	147,409	27.2%	$6.92	$1,020,800	8.2%	NAV	NAV	11/30/2026
Forever 21	NR/NR/NR	25,748	4.8%	$24.64	$634,413	5.1%	$176	15.6%	1/31/2019
H&M	NR/NR/NR	24,655	4.6%	$24.63	$607,254	4.9%	$270	9.1%	1/31/2020
Total Anchor Tenants - Collateral		197,812	36.5%	$11.44	$2,262,467	18.2%

Major Tenants - Collateral

Maggiano’s Little Italy	NR/NR/NR	16,375	3.0%	$27.50	$450,312	3.6%	$434	8.6%	11/30/2016
The Cheesecake Factory	NR/NR/NR	11,112	2.1%	$35.00	$388,920	3.1%	$866	5.3%	1/31/2027
DSW Shoe Warehouse	NR/Ba1/BBB-	14,664	2.7%	$20.00	$293,280	2.4%	$327	11.7%	1/31/2019
Total Major Tenants - Collateral		42,151	7.8%	$26.87	$1,132,512	9.1%

Non-Major Tenants - Collateral		224,299	41.4%	$40.27	$9,031,550	72.7%

Occupied Collateral Total(6)		464,262	85.7%	$26.77	$12,426,529	100.0%

Vacant Space		77,265	14.3%

Collateral Total		541,527	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Underwritten base rent includes contractual rent steps through December 2013.
(3)	Sales and occupancy costs are for the trailing 12-month period ending February 28, 2013.
(4)	Occupancy costs include base rent, reimbursements and percentage rent, as applicable.
(5)	Costco owns its own improvements and is the lessee under a ground lease with the borrower.
(6)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending February 28, 2013, the average occupancy, inclusive of these tenants, was 94.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Cumberland Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)

Tenant Name	2010	2011	2012	TTM
Costco	NAV	NAV	NAV	NAV
Forever 21	$155	$185	$172	$176
H&M	$213	$254	$272	$270
Maggiano’s Little Italy	$383	$419	$436	$434
DSW Shoe Warehouse	$262	$293	$320	$327
Cheesecake Factory	$754	$831	$864	$866
Victoria’s Secret	$393	$443	$447	$456
Body Central	$208	$225	$191	$190

Total In-line (<10,000 square feet)(2)	$381	$419	$446	$446
Occupancy Costs	13.6%	13.0%	13.4%	13.3%

(1)	Historical Sales (PSF) is based on historical statements provided by the borrower.
(2)	Represents tenants less than 10,000 square feet who reported sales for two years prior to the trailing 12-month reporting period.

The following table presents certain information relating to the lease rollover schedule at the Cumberland Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	7,641	1.4%	7,641	1.4%	$264,055	$34.56
2013	4	7,927	1.5%	15,568	2.9%	$407,633	$51.42
2014	11	23,621	4.4%	39,189	7.2%	$865,378	$36.64
2015	15	29,137	5.4%	68,326	12.6%	$1,329,875	$45.64
2016	12	59,946	11.1%	128,272	23.7%	$1,967,031	$32.81
2017	4	8,933	1.6%	137,205	25.3%	$504,553	$56.48
2018	11	35,932	6.6%	173,137	32.0%	$1,208,848	$33.64
2019	7	51,227	9.5%	224,364	41.4%	$1,432,274	$27.96
2020	5	36,153	6.7%	260,517	48.1%	$1,133,835	$31.36
2021	2	6,064	1.1%	266,581	49.2%	$271,438	$44.76
2022	6	14,908	2.8%	281,489	52.0%	$542,924	$36.42
2023	7	24,252	4.5%	305,741	56.5%	$1,088,965	$44.90
Thereafter	2	158,521	29.3%	464,262	85.7%	$1,409,720	$8.89
Vacant(4)	0	77,265	14.3%	541,527	100.0%	$0	$0.00
Total/Weighted Average	88	541,527	100.0%			$12,426,529	$26.77

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Occupancy excludes temporary and seasonal tenants. For the trailing 12-month period ending February 28, 2013, the average occupancy, inclusive of these tenants, was 94.0%.

The following table presents historical occupancy percentages at the Cumberland Mall Property:

Historical Occupancy(1)(2)

12/31/2010	12/31/2011	12/31/2012	2/28/2013
93.4%	93.2%	95.4%	94.0%

(1)	Information obtained from the borrower.
(2)	Occupancy includes temporary and seasonal tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cumberland Mall Property:

Cash Flow Analysis

	2011	2012	TTM 2/28/2013	U/W	U/W $ per SF
Base Rent	$10,960,506	$11,973,064	$11,869,409	$11,792,116	$21.78
Grossed Up Vacant Space	0	0	0	3,398,644	6.28
Percentage Rent	663,605	430,941	598,337	1,195,701(1)	2.21
Total Reimbursables	5,342,075	5,926,930	5,972,110	5,598,237	10.34
Other Income	2,921,125	3,155,590	3,208,213	3,208,213	5.92
Less Vacancy & Credit Loss	(49,718)	(53,716)	(54,120)	(3,398,644)(2)	(6.28)
Effective Gross Income	$19,837,593	$21,432,809	$21,593,949	$21,794,267	$40.25

Total Operating Expenses	$5,349,866	$5,845,295	$5,923,389	$6,312,264	$11.66

Net Operating Income	$14,487,727	$15,587,514	$15,670,560	$15,482,004	$28.59
TI/LC	0	0	0	539,322	1.00
Capital Expenditures	0	0	0	108,305	0.20
Net Cash Flow	$14,487,727	$15,587,514	$15,670,560	$14,834,376	$27.39

NOI DSCR(3)	2.43x	2.62x	2.63x	2.60x
NCF DSCR(3)	2.43x	2.62x	2.63x	2.49x
NOI DY(3)	9.1%	9.7%	9.8%	9.7%
NCF DY(3)	9.1%	9.7%	9.8%	9.3%

(1)	Percentage Rent includes $994,174 of percentage rent in lieu of base rent and $201,527 of percentage overage rent.
(2)
The underwritten economic vacancy is 14.2%. The Cumberland Mall Property was 85.7% physically occupied exclusive of seasonal and temporary tenants and 94.0% physically occupied inclusive of seasonal and temporary tenants as of February 28, 2013.

(3)	DSCRs and debt yields are based on the Cumberland Mall Loan Combination on an aggregate basis.

Appraisal.  As of the appraisal valuation date of April 12, 2013, the Cumberland Mall Property had an “as-is” appraised value of $254,000,000.

Environmental Matters.  According to a Phase I environmental site assessment dated April 18, 2013, there was evidence of a recognized environmental condition at the Cumberland Mall Property related to one 550-gallon underground storage tank (“UST”) and three 10,000 gallon USTs which had earlier been removed.  No further action was recommended other than ongoing monitoring.

Market Overview and Competition.  The Cumberland Mall Property is located at the southwestern quadrant of Cobb Parkway and Interstate 285 in Atlanta, Georgia, approximately 10 miles northwest of the Atlanta central business district. The Cumberland Mall Property is located across from the Cobb Galleria Centre, which hosts over 350,000 visitors a year.  The Cobb Galleria Centre is connected to the Cumberland Mall Property via a covered walkway that crosses over Cobb Parkway.  Atlanta has the United States’ third largest concentration of Fortune 500 companies and 75% of Fortune 1000 companies have a presence in the metropolitan area.  Fortune 500 companies headquartered in Atlanta include The Home Depot, UPS, Coca-Cola, Delta Air Lines and nine others.  Atlanta is one of five United States cities served by three major interstate highways: Interstate 75, Interstate 85 and Interstate 20.  According to the appraisal, the Cumberland Mall Property has a primary trade area that encompasses 26 zip codes within the Atlanta metropolitan statistical area.  Per the appraisal, 2012 population and average household income for the trade area were reported at 820,248 and $80,209, respectively.  In addition, 21.5% of Atlanta households have annual incomes of $100,000 or more.

The appraiser estimated market rent for in-line suites under 10,000 square feet to be $35.26 per square foot on a modified gross basis and used an estimate of $25.00 for in-line suites over 10,000 square feet on a full service gross basis. Additionally, based on an average of comparable properties, the appraiser estimated the local market vacancy rate to be 5.0% within a 20-mile radius.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Cumberland Mall Property:

Competitive Set(1)

	Cumberland Mall (Subject)	Town Center at Cobb	Arbor Place	Perimeter Mall	Lenox Square
Market	Atlanta, GA	Kennesaw, GA	Douglasville, GA	Atlanta, GA	Atlanta, GA
Distance from Subject	––	12.7 miles	24.5 miles	9.8 miles	22.8 miles
Property Type	Regional Mall	Regional Mall	Regional Mall	Regional Mall	Regional Mall
Year Built/Renovated	1973/2006	1986/1998	1999/NAV	1971/2000	1959/2007
Anchors	Macy’s, Sears, Costco, Forever 21, H&M	Macy’s, Belk, JC Penney, Sears	Dillard’s, Belk, Macy’s, Sears, JC Penney	Macy’s, Dillard’s, Nordstrom, Von Maur	Macy’s, Bloomingdales, Neiman Marcus
Total GLA	1,041,203 SF	1,276,000 SF	1,163,340 SF	1,574,000 SF	1,556,000 SF
Total Occupancy	94%	97%	97%	97%	100%

(1)	Information obtained from the borrower’s rent roll and the appraisal dated April 12, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

The Borrower.  The borrower is Cumberland Mall, LLC, a Delaware limited liability company, a single purpose entity with two independent managers.  The borrower is 100% owned by GGPLP Real Estate, Inc. (“GGPLP Real Estate”).  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cumberland Mall Mortgage Loan.

The Sponsor.  The sponsor is GGPLP Real Estate, which is 100% owned by GGP Limited Partnership, a wholly owned subsidiary of General Growth Properties, Inc. (“GGP”).  GGP is a publically traded REIT that had total assets of approximately $27.4 billion as of September 30, 2012 according to GGP’s 10-Q.  Over the same time period, GGP’s portfolio had sales of $543 per square foot for comparable tenants with less than 10,000 square feet.  GGP entered Chapter 11 bankruptcy proceedings in April 2009 and emerged from bankruptcy protection in November 2010. See “Risk Factors – The Borrower’s Form of Entity May Cause Special Risks” in the Free Writing Prospectus.

Escrows.  No monthly tax escrow is required so long as no Cash Management Period (as defined below) has occurred and is continuing under the Cumberland Mall Loan Combination.  No monthly insurance escrow is required so long as (i) no Cash Management Period has occurred and is continuing under the Cumberland Mall Loan Combination, and (ii) the insurance required to be maintained by the borrower is effected under an acceptable blanket insurance policy. No monthly replacement reserve or tenant improvement and leasing commissions reserves are required so long as no Cash Management Period has occurred and is continuing.  However, GGPLP Real Estate has entered into a separate guaranty agreement in favor of the lender pursuant to which GGPLP Real Estate guarantees certain upcoming tenant improvement and leasing costs in the amount of $832,305.

Lockbox and Cash Management.  The Cumberland Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly to such lockbox account.  The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within two business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below) all funds on deposit in the lockbox account are swept into the property manager’s operating account on a daily basis. During a Cash Management Period, all funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Management Period” will commence upon either of the following events occurring: (i) the occurrence of an event of default, and (ii) the debt service coverage ratio falling below 1.50x as of the end of any calendar quarter.  A Cash Management Period will end with respect to the matters described in clause (i) above, when such event of default has been cured, and with respect to the matters described in clause (ii) above, when a debt service coverage ratio of at least 1.50x has been achieved for two consecutive calendar quarters.

Property Management.  The Cumberland Mall Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer the Cumberland Mall Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including: (i) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; (ii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates; and (iii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing.

Partial Release. The borrower may obtain a release of certain immaterial, non-income producing portions of the Cumberland Mall Property from the lien of the mortgage upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the parcel to be released will be an Acquired Expansion Parcel (as defined below) or will be vacant, non-income-producing and unimproved; (iii) borrower must deliver written evidence to the lender that release will not diminish the value of the remaining property as collateral for the Cumberland Mall Loan Combination; and (iv) an opinion of counsel that the REMIC trust will not fail to maintain its REMIC status due to the partial defeasance.

An “Acquired Expansion Parcel” is a parcel of land that the borrower may acquire as additional collateral for the Cumberland Mall Loan Combination subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing; (ii) the borrower has delivered to the lender a copy of the deed or ground lease conveying the borrower’s ownership interest in the expansion parcel; (iii) the borrower must have paid all reasonable out-of-pocket costs and expenses incurred by the lender in connection with the acquisition of the expansion parcel; and (iv) the guarantor will deliver to the lender a reaffirmation of its obligations under the related guaranty agreement under the Cumberland Mall Loan Combination.

Real Estate Substitution. The borrower may obtain a release of one or more portions of the Cumberland Mall Property and acquire a corresponding substitute portion of the Cumberland Mall Property upon the satisfaction of certain conditions including but not limited to: (i) no event of default will have occurred and be continuing; (ii) the exchanged parcel will be an Acquired Expansion Parcel or will be vacant, non-income-producing and unimproved; (iii) not less than thirty days prior to date of substitution, the borrower will deliver to the lender a notice setting forth evidence that the exchanged parcel will not diminish the value of the Cumberland Mall Property as collateral for the loan or otherwise cause any material adverse effect; and (iv) the borrower will ensure that the lender receives all third party reports required under the loan documents and that substitution will not cause collateral for the loan to be non-compliant in regards to zoning or insurance requirements.

Subordinate and Mezzanine Indebtedness.  The borrower has the right to incur mezzanine financing subject to the lender’s approval and other customary conditions including: (i) no event of default has occurred and is continuing; (ii) the loan-to-value ratio including all debt is not greater than 63.0%; (iii) the debt service coverage ratio including all debt is not less than 2.47x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) receipt of rating agency confirmation from Fitch, KBRA and Moody’s that the mezzanine financing will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CUMBERLAND MALL

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for damage from terrorism in an amount equal to the full replacement cost of the Cumberland Mall Property as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity of at least six months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

150 SOUTH WACKER DRIVE

FLOOR	Tenants	NRSF
32	Brown Brothers 5,834 SF 5/31/2020; Concord Holdings 6,511 SF 12/31/2018; Harris Holdings 4,409 SF 11/30/2018; Storage 253 SF	17,007
31	Goodsmith, et al 6,135 SF 7/31/2021; Vacant 2,374 SF; M3 Capital 8,495 SF 4/30/2014; Storage 121 SF	17,125
30	Directions Research 2,348 SF 8/31/2015; GREYSTAR 3,906 SF 11/30/2013; Vacant 4,122 SF; Lodestar 6,296 SF 12/31/2013; Storage 236 SF	16,908
29	Scott & Kraus 8,109 SF 6/30/2018; Ahead 8,581 SF 12/31/2014; Storage 260 SF	16,950
28	Challenger Gray & Christmas 16,950 SF 7/31/2022	16,950
27	Vacant 12,055 SF; Clarity 4,540 SF 10/31/2017; Storage 280 SF	16,875
26	Pipal & Berg 3,862 SF 7/31/2017; Vacant 3,098 SF; Cirignani 9,662 SF 8/31/2015; Storage 191 SF; Storage 142 SF	16,955
25	Miller (Sublease to Ahead LLC) 10,119 SF 12/31/2017; Ahead 6,831 SF 12/31/2017	16,950
24	Chilton, Yambert & Porter 16,627 SF 7/31/2013; Storage 266 SF; Storage 57 SF	16,950
23	Natoma Partners 8,960 SF 8/31/2019; Vacant 3,813 SF; Zaner & Company 3,854 SF 11/30/2017	16,627
22	Wells Fargo 16,760 SF 9/30/2013; Storage 190 SF	16,950
21	Hanley, Flight & Zimmerman 12,654 SF 11/30/2013; Roberts & Ryan 4,172 SF 7/31/2016	16,826
20	Catholic Church Extension 16,818 SF 5/31/2018	16,818
19	Klein and Hoffman 16,600 SF 11/30/2016; Storage 526 SF	17,126
18	Mechanical Floor	
17	Karbal, Cohen 15,877 5/31/2022	15,887
16	Enterprise Law Group 5,369 8/31/2021; Vacant 7,029 SF; Building Office 3,883 SF; Storage 112 SF	16,393
15	Patzik Frank & Samotny 16,288 8/31/2018	16,288
14	Charles Schwab 16,288 12/31/2018	16,288
13	MC ServiceCo 3,025 SF 1/31/2018; EFG Group 3,037 SF 11/30/2017; GI Manager 3,355 SF 1/31/2017; Craig Matthews 2,385 SF MTM; Roy Talman 4,466 SF 12/31/2018; Storage 47 SF; Storage 77 SF	16,392
12	Battalaia Winston 2,594 SF 11/30/2013; Kennedy Wilson 4,804 SF 8/31/2013; Vacant 3,816 SF; Victoria's Secret 1,942 SF 2/28/2014; Steve Spector 3,181 SF 11/30/2018; Storage 196 SF	16,533
11	Vacant 12,860 SF; Vacant 3,671 SF; Storage 199 SF	16,730
10	Conference Room 1,703 SF; Gunty & McCarthy 11,042 SF 3/31/2018; Henehan Donovan 3,532 SF MTM; Storage 80 SF; Storage 188 SF	16,545
9	Turnaround Management 7,377 SF 7/31/2013; Charles Schwab 3,794 SF 12/31/2018; CTPartners 5,096 SF 5/31/2016; Storage 187 SF; Storage 77 SF	16,531
8	Golub 16,270 SF 7/31/2019; Storage 78 SF; Storage 193 SF	16,541
7	Peregrine 1,720 SF MTM; Golub 5,997 SF 7/31/2019; Orange 4,568 SF 1/31/2016; Golub 2,510 SF 7/31/2019; Golub 1,385 SF 7/31/2019; Storage 271 SF; Storage 79 SF	16,530
6	Donald Gaddis 2,544 SF 4/30/2016; Getzoff & Co 3,025 SF 6/30/2013; Valauskas Corder 3,047 SF 3/31/2014; Project Mgmt Assoc 5,885 SF 10/31/2017; Victoria's Secret 1,759 SF 8/31/2013; Storage 188 SF; Storage 83 SF	16,531
5	Vacant 16,531 SF	16,531
4	Storage Equity 5,287 SF 2/28/2014; Vacant 1,318 SF; Mid-Continent 9,611 SF 6/30/2016; Storage 314 SF	16,530
3	Brotherhood of Maintenance 5,096 SF 7/31/2016; Cornerstone 9,091 SF 9/30/2021; Vacant 2,029 SF; Storage 317 SF	16,533
2	Vacant 1,326 SF; LATA 4,046 SF 9/30/2015; Vacant 1,595 SF; Charles Schwab 8,026 SF 12/31/2018; Vacant 1,141 SF; Storage 399 SF	16,533
1	Charles Schwab 4,107 SF 12/31/2018; Purvi 725 SF 7/31/2017; Charles Schwab 1,604 SF 12/31/2018; Potbelly 2,219 SF 12/31/2014	8,655
LL1	XO One 407 SF 12/31/2013; Hair Design 539 SF 10/31/2013; Securitas 15,637 SF 12/31/2013; Vacant 2,828 SF; Beau's 2,849 SF 12/31/2015; Dry Cleaner 615 SF 2/28/2015; Storage 3 SF	22,878
LL2	ConvergEx 1,280 SF 5/31/2014; AboveNet 130 SF 1/31/2016; Storage 2,361 SF; Storage 4,158 SF	7,929
	Total SF	539,785

VACANT | MECHANICAL | MTM | 2013 | 2014 | 2015 | 2016 | 2017 | 2018+ | STORAGE LEASED | STORAGE VACANT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

100 & 150 South Wacker Drive
100 & 150 South Wacker Drive
Chicago, IL 60606
CHICAGO
River West
River North
Near North Side
Gold Coast
Streeterville
New East Side
West Loop
Chicago Loop
Greektown
Printers Row
South Loop
Near South Side
MILLENNIUM PARK
GRANT PARK
Burnham Park
Jane Addams Memorial Park
Dearborn Park
Lake Michigan
Chicago River
North Branch
Chicago R.
Washington Sq. Park
Moody Bible Institute
Loyola University Water Tower Campus
900 North Michigan
John Hancock Center
Water Tower Place
Water Tower
Museum of Contemporary Art Chicago
Northwestern University Chicago Campus
Northwestern Memorial Hospital
The Shops at North Bridge
River East Center
Navy Pier
Tribune Tower
NBC Tower
Wrigley Building
Trump Intl. Hotel & Tower
Marina City
Merchandise Mart
333 Wacker Drive
Chicago Marina
Ogilvie Transportation Center
OGILVIE METRA
Citigroup Center
Lyric Opera of Chicago
Chicago Mercantile Exchange
Hyatt Center
Willis (Sears) Tower
AT&T Corporate Center
Union Station
UNION STATION
City Hall
Daley Plaza
Chase Tower
Chicago Theatre
Prudential Plaza
AON Center
RANDOLPH STREET METRA
Chicago Cultural Center
Jay Pritzker Pavilion
Harris Music & Dance Theater
Cloud Gate
Art Institute of Chicago
Petrillo Band Shell
Chicago Symphony Center
Chicago Yacht Club
Chicago Board of Trade
DePaul Univ. College of Law
VAN BUREN STREET METRA
Robert Morris Univ.
Auditorium Theatre
Chicago Stock Exchange
Buckingham Fountain
LA SALLE ST. METRA
Spertus Inst. of Jewish Studies
MUSEUM/ CAMPUS/11TH ST. METRA
Shedd Aquarium
Field Museum
Soldier Field
University of Illinois - Chicago
UIC/ Halsted
Kennedy Expwy
Lake Shore Drive
BLUE LINE
METRA COMMUTER RAIL
PINK, GREEN LINES
BROWN, PURPLE LINES
RED LINE
GREEN, ORANGE LINES
90
94
290
41
W. Locust St.
W. Chicago Ave.
W. Superior St.
W. Huron St.
W. Erie St.
W. Ontario St.
W. Grand Ave.
W. Hubbard St.
W. Kinzie St.
W. Fulton St.
W. Lake St.
W. Wacker Dr.
W. Randolph St.
W. Washington St.
W. Madison St.
W. Monroe St.
W. Adams St.
W. Jackson Blvd.
W. Van Buren St.
W. Harrison St.
W. Roosevelt Rd.
E. Delaware Pl.
E. Chestnut St.
E. Chicago Ave.
E. Superior St.
E. Huron St.
E. Erie St.
E. Ontario St.
E. Ohio St.
E. Grand Ave.
E. Illinois St.
E. Hubbard St.
E. Kinzie St.
E. North Water St.
E. Wacker Dr.
E. South Water St.
E. Lake St.
E. Randolph St.
E. Monroe St.
E. Jackson Blvd.
Congress Pkwy.
E. Balbo Ave.
E. 8th St.
E. 9th St.
E. 11th St.
E. Roosevelt Rd.
E. 14th St.
N. Halsted St.
N. Larrabee St.
N. Hudson Ave.
N. Orleans St.
N. Franklin St.
N. La Salle St.
N. Clark St.
N. Dearborn St.
N. State St.
N. Wabash Ave.
N. Rush St.
N. Michigan Ave.
N. Saint Clair St.
N. Kingsbury St.
N. Green St.
S. Jefferson St.
S. Clinton St.
S. Canal St.
S. Wacker Dr.
S. Franklin St.
S. Wells St.
S. Clark St.
S. Dearborn St.
S. State St.
S. Wabash Ave.
S. Financial Pl.
S. La Salle St.
S. Michigan Ave.
S. Columbus Dr.
Des Plaines
Niles
Skokie
Evanston
Park Ridge
Elk Grove Village
Lincolnwood
Norridge
Melrose Park
Oak Park
Elmhurst
Maywood
Cicero
Berwyn
CHICAGO
Lake Michigan
Oak Lawn
Orland Park
INDIANA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 100 & 150 South Wacker Drive

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$69,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance(1):	$69,000,000			Location:	Chicago, IL
% of Initial Pool Balance:	4.7%			Size:	1,095,653 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF(1):	$127.78
Borrower Name:	MJH Wacker LLC			Year Built/Renovated(3):	Various/2008
Sponsor:	Marvin J. Herb			Title Vesting:	Fee
Mortgage Rate:	3.963%			Property Manager:	Lincoln Property Company Commercial, Inc.
Note Date:	April 30, 2013			3rd Most Recent Occupancy (As of):	83.7% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	82.4% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	81.0% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	82.0% (4/23/2013)
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			Underwriting and Financial Information:
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$15,168,135 (12/31/2010)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$12,883,576 (12/31/2011)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$13,807,366 (12/31/2012)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$29,126,843
				U/W Expenses:	$14,089,796
				U/W NOI(4):	$15,037,047
Escrows and Reserves(2):				U/W NCF:	$12,470,882
				U/W NOI DSCR(1):	1.88x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes	$2,018,032	$543,317	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$60,425	$6,042	NAP	U/W NCF Debt Yield(1):	8.9%
Replacement Reserves	$0	$18,261	NAP	As-Is Appraised Value:	$211,000,000
TI/LC	$0	$100,000	$5,000,000	As-Is Appraisal Valuation Date:	March 14, 2013
Tenant Specific TI/LC Reserve	$885,587	$0	NAP	Cut-off Date LTV Ratio(1):	66.4%
Rent Concession Reserve	$394,933	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.2%

(1)
The 100 & 150 South Wacker Drive Loan Combination, totalling $140,000,000, is comprised of two pari passu notes (Notes A-1 and A-2).  Note A-2 had an original balance of $69,000,000, has an outstanding principal balance as of the Cut-off Date of $69,000,000 and will be contributed to the WFRBS 2013-C14 Trust.  Note A-1 had an original balance of $71,000,000 and is expected to be contributed to a future trust.  All presented statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios, and debt yields are based on the 100 & 150 South Wacker Drive Loan Combination.

(2)	See “Escrows” section.
(3)	The 100 South Wacker Drive property was built in 1961 and the 150 South Wacker Drive property was built in 1971.
(4)	See “Cash Flow Analysis” section.

The Mortgage Loan.  The mortgage loan (the “100 & 150 South Wacker Drive Loan Combination”) is evidenced by two pari passu promissory notes (Note A-1 and Note A-2) secured by a first mortgage encumbering two adjacent office buildings located in the central business district of Chicago, Illinois (the “100 & 150 South Wacker Drive Property”).  The 100 & 150 South Wacker Drive Loan Combination was originated on April 30, 2013 by Wells Fargo Bank, National Association.  The 100 & 150 South Wacker Drive Loan Combination had an original balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 3.963% per annum.  The 100 & 150 South Wacker Drive Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The 100 & 150 South Wacker Drive Loan Combination matures on May 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Note A-2, which will be contributed to the WFRBS 2013-C14 Trust, had an original principal balance of $69,000,000 and has an outstanding principal balance as of the Cut-off Date of $69,000,000. Note A-1 had an original principal balance of $71,000,000, is expected to be securitized in a future trust and will represent the controlling interest in the 100 & 150 South Wacker Drive Loan Combination (the “100 & 150 South Wacker Drive Companion Loan”). See “Description of the Mortgage Pool—Split Loan Structures—The 100 & 150 South Wacker Drive Loan Combination” and “Additional Matters Relating to the Servicing of the Cumberland Mall Loan Combination and the 100 & 150 South Wacker Drive Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the 100 & 150 South Wacker Drive Loan Combination in whole, but not in part, on any date before February 1, 2023.  In addition, the 100 & 150 South Wacker Drive Loan Combination is prepayable without penalty on or after February 1, 2023.

Sources and Uses

Sources			Uses
Original loan combination amount	$140,000,000	100.0%	Loan payoff	$95,249,568	68.0%
			Reserves	3,358,977	2.4
			Closing costs	745,159	0.5
			Return of equity	40,646,296	29.0
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

The Property.  The 100 & 150 South Wacker Drive Property consists of two adjacent office buildings totaling approximately 1,095,653 square feet situated on 1.9 acres and connected by an underground walkway located in the central business district of Chicago, Illinois.  The 100 South Wacker Drive property is a 21-story building that was constructed in 1961 and renovated in 2008 and the 150 South Wacker Drive property is a 32-story building that was constructed in 1971 and renovated in 2008.  Ground floor retail includes a 10,410 square foot restaurant, South Branch, which provides indoor and outdoor seating along the Chicago River, as well as a Starbucks, Potbelly’s Sandwich Works and a Charles Schwab branch.  The 100 South Wacker Drive building and 150 South Wacker Drive building share a landscaped approximately 38,000 square foot plaza that stretches from Wacker Drive to the Chicago River.  The tenants located on the west side of the buildings have panoramic views of the Chicago River and tenants located on the upper floors have views of Chicago’s central business district.  As of April 23, 2013, the 100 & 150 South Wacker Drive Property was 82.0% leased to 98 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

The following table presents certain information relating to the tenancies at the 100 & 150 South Wacker Drive Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYSE Euronext	NR/A3/A-	73,552	6.7%	$21.85	$1,607,244	9.1%	5/31/2014
URS Corporation	NR/Baa3/BBB-	60,938	5.6%	$20.52	$1,250,370	7.1%	12/31/2017(2)
ConvergEx	NR/NR/NR	50,820	4.6%	$16.22	$824,464	4.7%	Various(3)
Greeley and Hansen	NR/NR/NR	36,583	3.3%	$21.64	$791,743	4.5%	5/31/2022(4)(5)
Strayer University	NR/NR/NR	22,646	2.1%	$24.40	$552,671	3.1%	7/31/2022
Charles Schwab	A/A2/A	34,142	3.1%	$16.13	$550,705(6)	3.1%	12/31/2018(7)
Golub Capital	NR/NR/NR	26,319	2.4%	$20.73	$545,539	3.1%	7/31/2019
Total Major Tenants		305,000	27.8%	$20.07	$6,122,737	34.8%

Non-Major Tenants		593,961	54.2%	$19.35	$11,493,233	65.2%

Occupied Collateral Total		898,961	82.0%	$19.60	$17,615,970	100.0%

Vacant Space		196,692	18.0%

Collateral Total		1,095,653	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	URS Corporation may terminate its lease on December 31, 2014 upon providing 12 months written notice and a payment of all unamortized tenant improvement and leasing commission costs.
(3)
ConvergEx leases seven spaces; 49,540 square feet with an Annual U/W Base Rent of $15.97 per square foot expires on August 31, 2022 and 1,280 square feet with an Annual U/W Base Rent of $25.95 per square foot expires on May 31, 2014.

(4)
Greeley and Hansen may terminate its lease on 4,025 square feet on May 31, 2017 upon providing 12 months written notice and pay a termination fee equal to $31,507 plus four months of direct taxes and expenses and all unamortized abated rent, tenant improvements and leasing commission costs.

(5)	251 square feet of storage space expires on August 31, 2013. No Annual U/W Base Rent was attributed to this space.
(6)	Charles Schwab has a 12-month, 50% rent abatement period for 8,026 square feet, which ends on July 31, 2013. Charles Schwab’s annual unabated base rent for the 8,026 square foot space is $144,468.
(7)
Charles Schwab may terminate its lease for 5,711 square feet on December 31, 2014 upon providing nine months written notice and payment of a termination fee of $148,228 plus four months base rent and direct expenses and taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

The following table presents certain information relating to the lease rollover schedule at the 100 & 150 South Wacker Drive Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	12	21,951	2.0%	21,951	2.0%	$265,243	$16.21
2013	25	103,305	9.4%	125,256	11.4%	$1,905,545	$18.45
2014	25	166,420	15.2%	291,676	26.6%	$3,506,981	$21.07
2015	8	26,761	2.4%	318,437	29.1%	$526,740	$19.68
2016	12	56,447	5.2%	374,884	34.2%	$1,067,005	$18.90
2017	16	131,765	12.0%	506,649	46.2%	$2,811,851	$21.34
2018	28	122,787	11.2%	629,436	57.4%	$2,218,533	$18.07
2019	11	60,641	5.5%	690,077	63.0%	$1,247,256	$20.57
2020	4	34,940	3.2%	725,017	66.2%	$787,304	$22.53
2021	3	20,595	1.9%	745,612	68.1%	$347,044	$16.85
2022	14	141,345	12.9%	886,957	81.0%	$2,614,818	$18.50
2023	0	0	0.0%	886,957	81.0%	$0	$0.00
Thereafter	3	12,004	1.1%	898,961	82.0%	$317,652	$26.46
Vacant	0	196,692	18.0%	1,095,653	100.0%	$0	$0.00
Total/Weighted Average	161	1,095,653	100.0%			$17,615,970	$19.60

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Includes 5,586 square feet of common room office and meeting room space. No Annual U/W Base Rent was attributed to this space. Annual U/W Base Rent PSF excludes common room office and meeting space.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 100 & 150 South Wacker Drive Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/23/2013
83.7%	82.4%	81.0%	82.0%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 100 & 150 South Wacker Drive Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$16,653,055	$16,476,719	$16,805,001	$17,615,970	$16.08
Grossed Up Vacant Space	0	0	0	3,621,478	3.31
Percentage Rent	0	0	137,832	140,000	0.13
Total Reimbursables	11,021,921	10,494,669	10,577,589	10,715,794	9.78
Other Income	1,383,458	1,136,317	1,465,467	655,036	0.60
Less Vacancy & Credit Loss	(319,794)	(775,906)	(1,065,312)	(3,621,435)(2)	(3.31)
Effective Gross Income	$28,738,640	$27,331,799	$27,920,577	$29,126,843	$26.58

Total Operating Expenses	$13,570,505	$14,448,223	$14,113,211	$14,089,796	$12.86

Net Operating Income	$15,168,135	$12,883,576	$13,807,366	$15,037,047	$13.72
TI/LC	0	0	0	2,401,817	2.19
Capital Expenditures	0	0	0	164,348	0.15
Net Cash Flow	$15,168,135	$12,883,576	$13,807,366	$12,470,882	$11.38

NOI DSCR(3)	1.90x	1.61x	1.73x	1.88x
NCF DSCR(3)	1.90x	1.61x	1.73x	1.56x
NOI DY(3)	10.8%	9.2%	9.9%	10.7%
NCF DY(3)	10.8%	9.2%	9.9%	8.9%

(1)   The increase in U/W Effective Gross Income from Effective Gross Income and Net Operating Income for 2012 is primarily attributed to tenants’ expiring free rent periods, rent bumps through March 2014 and new leasing.

(2) The underwritten economic vacancy is 17.1%. The 100 & 150 South Wacker Drive Property was 82.0% physically occupied as of April 23, 2013.
(3) DSCRs and debt yields are based on the 100 & 150 South Wacker Drive Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Appraisal.  As of the appraisal valuation date of March 14, 2013, the 100 & 150 South Wacker Drive Property had an “as-is” appraised value of $211,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated March 29, 2013, there was no evidence of any recognized environmental conditions at the 100 & 150 South Wacker Drive Property.

Market Overview and Competition.  According to the appraisal, the 100 South Wacker Drive property is located at the southwest corner of South Wacker Drive and West Monroe Street and the 150 South Wacker Drive property is located at the northwest corner of South Wacker Drive and West Adams Street.  The 100 & 150 South Wacker Drive Property is located approximately one block east of Union Station, Chicago’s primary commuter train terminal and the only intercity rail terminal in Chicago.  Furthermore, Ogilvie Station, which also provides commuter rail service to and from the Chicago suburbs, is located three blocks northwest of the 100 & 150 South Wacker Drive Property.  Wacker Drive is a major artery in the Chicago central business district and is divided between two levels: upper and lower Wacker Drive.  Upper Wacker Drive is six lanes and is the main vehicular and pedestrian street access, while lower Wacker Drive is primarily restricted to vehicular and truck access.  The City of Chicago recently reconstructed Wacker Drive at an estimated cost of $300 million to provide safer, nicer and more efficient roadways for all travelers.

The 100 & 150 South Wacker Drive Property is located along the Chicago River in the West Loop submarket of Chicago’s central business district.  The West Loop submarket is the largest in the Chicago central business district and is home to major corporations such as Boeing Corporation’s global headquarters, Deloitte & Touche, Hyatt Corporation’s global headquarters, Pricewaterhouse Coopers and UBS.  Historically, the submarket was a secondary office market to the East Loop and Central Loop.  However, with the suburbanization of Chicago in the 1960’s and the development of Union and Ogilvie Transportation Center stations as the primary commuter train stations into downtown Chicago, the West Loop east of the Chicago River became the largest office submarket within Chicago.  As of September 2012, the unemployment rate for the Chicago metropolitan statistical area was 8.7%, which is a decrease from a reported unemployment rate of 9.7% as of September 2011.  The 2012 population within the Chicago metropolitan statistical area was approximately 8.8 million and is expected to grow by 0.5% annually from 2012 to 2016.

According to the appraisal, as of the fourth quarter 2012, the West Loop submarket contained approximately 35.5 million square feet of office space, approximately 28.7% of the Chicago office market inventory. The submarket contains approximately 20.6 million square feet of class A space.  The West Loop submarket class A vacancy was approximately 14.1% and the rental rate for class A space within the submarket is approximately $39.59 per square foot, on a full service gross basis.

The following table presents certain information relating to comparable office properties for the 100 & 150 South Wacker Drive Property:

Competitive Set(1)

	100 & 150 South Wacker Drive (Subject)	10 South Riverside Plaza	CDW Plaza	222 South Riverside Plaza	1 South Wacker Drive	125 South Wacker Drive	200 South Wacker Drive
Location	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL	Chicago, IL
Distance from Subject	--	0.4 miles	0.1 miles	0.3 miles	0.3 miles	0.4 miles	0.5 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1961 & 1971/2008	1965/1999	1965/1984	1971/2001	1974/2005	1974/2005	1981/NAV
Number of Stories	21 & 32	22	22	35	40	31	40
Total GLA	1,095,653 SF	729,000 SF	705,574 SF	1,184,400 SF	1,192,639 SF	518,276 SF	754,751 SF
Total Occupancy	82%	97%	97%	90%	85%	89%	93%

(1)	Information obtained from the appraisal dated March 14, 2013.

The Borrower.  The borrower is MJH Wacker LLC, a Delaware limited liability company and single purpose entity with two independent directors.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 & 150 South Wacker Drive Loan Combination.  The borrower is owned 95% owned by MJH Realty LLC, which is 100% owned by Marvin J. Herb.  MJH Realty LLC is the guarantor of certain nonrecourse carveouts under the 100 & 150 South Wacker Drive Loan Combination.

The Sponsor.  The 100 & 150 South Wacker Drive Loan Sponsor is Marvin J. Herb.  From 1981 to 2001, Mr. Herb was the owner, Chairman and CEO of Coca Cola Bottling Company of Chicago.  In 2001, Mr. Herb sold Coca Cola Bottling Company of Chicago to Coca-Cola Enterprises (NYSE: CCE) for $1.4 billion and approximately 25 million shares of common stock.  Mr. Herb owns approximately 5.9 million square feet of commercial real estate in the Chicago and Milwaukee areas.

Escrows.  The loan documents provide for an upfront escrow at closing in the amount of $2,018,032 for taxes and $60,425 for insurance premiums.  The loan documents also provide for an upfront escrow in the amount of $885,587 for existing tenant improvement and leasing commission obligations associated with the following tenants: Hanley Flight & Zimmerman ($582,639), Charles Schwab ($162,480), Peregrine ($82,005) and Golub Capital ($58,463).  In addition, the loan documents provide for an upfront escrow in the amount of $394,933 for rent concessions associated with the following tenants: Hanley Flight & Zimmerman ($295,008), Charles Schwab ($55,140), Peregrine ($22,890) and Golub Capital ($21,895).  The loan documents provide for ongoing monthly escrow deposits of $543,317 for taxes, $6,042 for insurance premiums, $18,261 for replacement reserves and $100,000 for tenant improvements and leasing commissions (subject to a cap of $5,000,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 & 150 SOUTH WACKER DRIVE

Lockbox and Cash Management.  The 100 & 150 South Wacker Drive Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the tenants be directed to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the 100 & 150 South Wacker Drive Property be deposited into the lockbox account within one business day of receipt.  Funds are then swept into a lender controlled cash management account and applied in accordance with cash management agreement. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds on deposit in the lockbox are swept into the borrower’s operating account on a monthly basis.

Upon the occurrence of a Cash Trap Event Period all excess funds on deposit in the lockbox account will be swept to certain lender-controlled restricted accounts, and if an event of default exists, the lender will have the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as the lender may determine in its sole discretion.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default, or (ii) the NCF debt service coverage ratio (as defined in the loan documents) falling below 1.25x as tested with respect to each calendar quarter.  A Cash Trap Event Period will expire upon (a) in the case of an event of default, the cure of such event of default, or (b)
in the case of the NCF debt service coverage ratio falling below 1.25x, the NCF debt service coverage ratio being at least 1.35x for two consecutive calendar quarters.

Property Management.  The 100 & 150 South Wacker Drive Property is managed by Lincoln Property Company Commercial, Inc.

Assumption.  The borrower has a two-time right to transfer the 100 & 150 South Wacker Drive Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including, but not limited to: (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates, and similar confirmations with respect to the ratings of any securities backed by the 100 & 150 South Wacker Drive Companion Loan.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 100 & 150 South Wacker Drive Property.  The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

BRAMBLETON TOWN CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRAMBLETON TOWN CENTER

BRAMBLETON TOWN CENTER

RYAN ROAD (ROUTE 772)
NORTH STAR BOULEVARD (RELOCATED ROUTE 659)
OLYMPIA DRIVE
REGAL WOOD DRIVE
EMBERBROOK CIRCLE
SOAVE DRIVE
OLYMPIA DRIVE
Harris Teeter
Caribou Coffee
Cold Stone
Virginia Alcoholic Beverage Control
My Thai Place
Animal Medical Center
Subway
California Tortilla
Nick's
Edible
Brambleton Showcase
Capital One
La Cucina Italiano
Sweet Frog
Northern Virginia Center
REGAL CINEMAS
Dragon Yong-In Martial Arts
Fairfax Family Practice
The Next Step
Bicycle Outfitters
FUTURE
sport&health
1st FLOOR
sport&health
2nd FLOOR
(open to main gym below)
2nd FLOOR OFFICE
RE/MAX
EXPANSION
N
Occupied
Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRAMBLETON TOWN CENTER

Brambleton Town Center
42415 Ryan Road
Ashburn, VA 20148
Leesburg
Lansdowne
Ashburn
Countryside
Sugarland Run
Great Falls
Sterling
Herndon
Reston
Brambleton
Arcola
Stone Ridge
South Riding
Chantilly
Centreville
Franklin Farm
Fair Oaks
Poolesville
MARYLAND
MONTGOMERY COUNTY
VIRGINIA
LOUDOUN COUNTY
FAIRFAX COUNTY
Potomac River
Washington Dulles International Airport
Leesburg Executive Airport
Dulles Greenway
Leesburg Pike
Harry Byrd Hwy
John Mosby Hwy
Lee Jackson Hwy
Ryan Rd
Loudoun Co. Pkwy
Belmont Ridge Rd
Evergreen Mills Rd
Old Ox Rd
Sterling Blvd
Beaverdam Reservoir
Brambleton Golf Course
Morven Park
Ball's Bluff Battlefield Regional Park
Chesapeake & Ohio Canal Natl. Historic Park
Seneca Creek State Park
Algonkian Regional Park
Howard Hughes Medical Institute Janelia Farm Research Campus
Loudoun Hosp. Lansdowne Campus
George Washington Univ. Virginia Campus
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Dulles Expo and Conference Center
Inova Fair Oaks Hospital
Reston Hospital Center
Ellanor C. Lawrence Park
WASHINGTON, DC
Germantown
Gaithersburg
Rockville
Wheaton
Silver Spring
Bethesda
Potomac
Arlington
Alexandria
Annandale
Manassas
Woodbridge
Dale City
Columbia

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Brambleton Town Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$60,000,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$60,000,000			Location:	Ashburn, VA
% of Initial Pool Balance:	4.1%			Size:	295,628 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$202.96
Borrower Name:	Brambleton Town Center Associates L.L.C.			Year Built/Renovated:	2005/NAP
Sponsor:	Anthony Soave			Title Vesting:	Fee
Mortgage Rate:	4.000%			Property Manager:	Rappaport Management Company
Note Date:	May 1, 2013			3rd Most Recent Occupancy (As of):	90.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.5% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	94.6% (12/31/2012)
IO Period:	24 months			Current Occupancy (As of):	93.1% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,617,425 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$5,238,238 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$5,912,525 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$7,889,461
Additional Debt Type:	NAP			U/W Expenses:	$2,325,542
				U/W NOI:	$5,563,919
				U/W NCF:	$5,190,107
				U/W NOI DSCR:	1.62x
Escrows and Reserves(1):				U/W NCF DSCR:	1.51x
	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.3%
Taxes	$401,710	$66,952	NAP	U/W NCF Debt Yield:	8.7%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$87,600,000
Replacement Reserves	$0	$4,988	NAP	As-Is Appraisal Valuation Date:	March 22, 2013
Rent Concession Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	68.5%
Additional Collateral	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD:	57.7%

(1)	See “Escrows” section.

The Mortgage Loan.  The mortgage loan (the “Brambleton Town Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail property located in Ashburn, Virginia (the “Brambleton Town Center Property”).  The Brambleton Town Center Mortgage Loan was originated on May 1, 2013 by Wells Fargo Bank, National Association.  The Brambleton Town Center Mortgage Loan had an original principal balance of $60,000,000, has an outstanding principal balance as of the Cut-off Date of $60,000,000 and accrues interest at an interest rate of 4.000% per annum.  The Brambleton Town Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Brambleton Town Center Mortgage Loan matures on May 1, 2023.

Following the lockout period, the borrower has the right to defease the Brambleton Town Center Mortgage Loan in whole, but not in part, on any due date before February 1, 2023.  In addition, the Brambleton Town Center Mortgage Loan is prepayable without penalty on or after February 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRAMBLETON TOWN CENTER

Sources and Uses

Sources			Uses
Original loan amount	$60,000,000	100.0%	Loan payoff	$55,655,366	92.8%
			Reserves	2,401,710	4.0
			Closing costs	433,256	0.7
			Return of equity	1,509,668	2.5
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%

The Property.  The Brambleton Town Center Property is an anchored retail center containing approximately 295,628 square feet and is located in Ashburn, Virginia.  The Brambleton Town Center Property consists of eight buildings situated on 26.2 acres and was constructed in three phases from 2005 to 2011: phase I was constructed in 2005 and includes a Harris Teeter grocery anchor (leased fee) and approximately 66,939 square feet of in-line retail space; phase IIA was constructed in 2007 and includes a 16-screen Regal Cinemas movie theater, approximately 37,950 square feet of in-line retail space and approximately 22,579 square feet of second floor office space; and phase IIB was constructed in 2011 and includes a Sport & Health gym, approximately 4,773 square feet of in-line retail space and approximately 5,873 square feet of second floor office space.  Parking is provided by two parking garages and surface parking with a total of 947 parking spaces, resulting in a parking ratio of 7.9 spaces per 1,000 square feet of rentable area.  As of February 14, 2013, the Brambleton Town Center Property was 93.1% leased to 44 tenants.

The following table presents certain information relating to the tenancies at the Brambleton Town Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants
Regal Cinemas	NR/NR/NR	63,514	21.5%	$16.00	$1,016,224	17.7%	(3)	17.0%	7/31/2027
Harris Teeter (Leased Fee)	NR/NR/NR	56,000	18.9%	$13.00	$728,000	12.7%	$409	4.8%	10/18/2025
Brambleton Sport & Health	NR/NR/NR	38,000	12.9%	$16.47	$626,040	10.9%	$108	21.3%	5/31/2020
Total Anchor Tenants		157,514	53.3%	$15.05	$2,370,264	41.4%

Major Tenants
Brambleton Group(4)(5)	NR/NR/NR	21,471	7.3%	$28.43	$610,417	10.7%	NAP	NAP	Various
Fairfax Family Practice	NR/NR/NR	12,625	4.3%	$25.56	$322,677	5.6%	NAP	NAP	2/28/2018
Capital One Bank	A-/Baa1/BBB	(6)	(6)	(6)	$247,250	4.3%	NAP	NAP	9/30/2030
Blue Ridge Grill	NR/NR/NR	5,650	1.9%	$30.00	$169,500	3.0%	$619	5.9%	11/30/2018
Total Major Tenants		39,746	13.4%	$27.74(6)	$1,349,844	23.6%

Non-Major Tenants		77,983	26.4%	$25.79	$2,010,875	35.1%

Occupied Collateral Total		275,243	93.1%	$19.92(6)	$5,730,983	100.0%

Vacant Space		20,385	6.9%

Collateral Total		295,628	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales PSF and Occupancy Costs represent the trailing 12-month period ending December 31, 2012.
(3)	Regal Cinemas operates 16 screens and reported sales of $467,086 per screen for the trailing 12-month period ending December 31, 2012.
(4)
Brambleton Group leases three spaces: 6,421 square feet with an Annual U/W Base Rent PSF of $46.37 and Lease Expiration Date of June 30, 2018; 7,123 square feet with an Annual U/W Base Rent PSF of $25.00 and Lease Expiration Date of December 31, 2016; and 7,927 square feet with an Annual U/W Base Rent PSF of $16.98 and Lease Expiration Date of July 31, 2013.  Brambleton Group subleases the 7,927 square foot space to KLNB, LLC and Brambleton Community Association, who occupy 5,316 square feet and 2,611 square feet, respectively, and pay base rent per square foot of $16.85 and $17.23, respectively.  The subleases both expire on July 31, 2013, and the total rent paid by the two sublease tenants is equal to the rent paid by Brambleton Group.

(5)	Brambleton Group is related to the loan sponsor.
(6)
Capital One Bank owns its building and leases a pad site with no attributed square footage.  The Annual U/W Base Rent PSF for Total Major Tenants and Occupied Collateral Total excludes the Annual U/W Base Rent associated with this tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRAMBLETON TOWN CENTER

The following table presents certain information relating to the historical sales at the Brambleton Town Center Property:

Historical Sales (PSF)(1)

Tenant Name	2010	2011	2012
Regal Cinemas	(2)	(2)	(2)
Harris Teeter (Leased Fee)	$323	$372	$409
Brambleton Sport & Health	NAV	$95	$108
Blue Ridge Grill	NAV	NAV	$619

(1) Historical Sales (PSF) are based on historical statements provided by the borrower.
(2) Regal Cinemas operates 16 screens and reported sales per screen of $569,152, $526,715 and $467,086 for 2010, 2011 and 2012, respectively.

The following table presents certain information relating to the lease rollover schedule at the Brambleton Town Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2013	3	9,113	3.1%	9,113	3.1%	$163,064	$17.89
2014	4	10,280	3.5%	19,393	6.6%	$273,252	$26.58
2015	2	7,013	2.4%	26,406	8.9%	$139,618	$19.91
2016	14	31,601	10.7%	58,007	19.6%	$822,080	$26.01
2017	7	13,838	4.7%	71,845	24.3%	$388,613	$28.08
2018	7	35,152	11.9%	106,997	36.2%	$1,054,726	$30.00
2019	1	2,724	0.9%	109,721	37.1%	$68,100	$25.00
2020	2	41,260	14.0%	150,981	51.1%	$712,495	$17.27
2021	0	0	0.0%	150,981	51.1%	$0	$0.00
2022	0	0	0.0%	150,981	51.1%	$0	$0.00
2023	1	4,748	1.6%	155,729	52.7%	$117,560	$24.76
Thereafter(4)	3	119,514	40.4%	275,243	93.1%	$1,991,474	$14.59(4)
Vacant	0	20,385	6.9%	295,628	100.0%	$0	$0.00
Total/Weighted Average	44	295,628	100.0%			$5,730,983	$19.92

(1) Information obtained from the underwritten rent roll.
(2)   Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3) Weighted Average Annual U/W Base Rent PSF excludes vacant space.
(4)   Includes Capital One Bank which owns its building and leases a pad site with no attributed square footage.  Capital One Bank has an Annual U/W Base Rent of $247,250, which was excluded from the Annual U/W Base Rent PSF calculation.

The following table presents historical occupancy percentages at the Brambleton Town Center Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013
90.5%	95.5%	94.6%	93.1%

(1) Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRAMBLETON TOWN CENTER

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brambleton Town Center Property:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per SF
Base Rent	$4,115,103	$4,513,928	$5,592,299	$5,730,983	$19.39
Grossed Up Vacant Space	0	0	0	509,625	1.72
Percentage Rent	152,160	1,353,829	967,146	600,000	2.03
Total Reimbursables	1,308,247	1,337,218	1,533,451	1,608,000	5.44
Other Income	0	0	0	0	0.00
Less Vacancy & Credit Loss	0	0	0	(559,147)(1)	(1.89)
Effective Gross Income	$5,575,510	$7,204,975	$8,092,897	$7,889,461	$26.69

Total Operating Expenses	$1,958,085	$1,966,737	$2,180,372	$2,325,542	$7.87

Net Operating Income	$3,617,425	$5,238,238	$5,912,525	$5,563,919	$18.82
TI/LC	0	0	0	328,920	1.11
Capital Expenditures	0	0	0	44,892	0.15
Net Cash Flow	$3,617,425	$5,238,238	$5,912,525	$5,190,107	$17.56

NOI DSCR	1.05x	1.52x	1.72x	1.62x
NCF DSCR	1.05x	1.52x	1.72x	1.51x
NOI DY	6.0%	8.7%	9.9%	9.3%
NCF DY	6.0%	8.7%	9.9%	8.7%

(1) The underwritten economic vacancy is 9.0%. The Brambleton Town Center Property was 93.1% physically occupied as of February 14, 2013.

Appraisal.  As of the appraisal valuation date of March 22, 2013, the Brambleton Town Center Property had an “as-is” appraised value of $87,600,000.

Environmental Matters.  According to the Phase I environmental report dated March 26, 2013, there was no evidence of any recognized environmental conditions at the Brambleton Town Center Property.

Market Overview and Competition.  The Brambleton Town Center Property is located in Ashburn, Virginia, approximately 31.8 miles northwest of the Washington, D.C. central business district and approximately 8.9 miles northwest of Dulles International Airport.  The property is part of Brambleton, a master-planned community encompassing over 2,000 acres, which includes retail and office space, single-family homes, townhomes, luxury apartments and condominiums and is home to over 2,000 families.  Primary access to the area is provided by the Dulles Toll Road (VA Route 267), which provides access to Leesburg, Virginia to the west and Washington, D.C. to the east.  According to the appraisal, in 2013, the estimated populations within a three-mile and five-mile radius of the Brambleton Town Center Property were 35,277 and 87,530, respectively.  The estimated average household incomes within the same three-mile and five-mile radii were $172,387 and $169,887, respectively.

According to a third party market research report, the Brambleton Town Center Property is located within the Leesburg/West Loudoun submarket, which has an estimated inventory of 335 retail properties totaling approximately 1.9 million square feet.  As of the first quarter of 2013, the submarket vacancy was 2.8% with an average asking rent of $27.45 per square foot, on a triple net basis.

The following table presents certain information relating to comparable retail properties for the Brambleton Town Center Property:

Competitive Set(1)

	Brambleton Town Center (Subject)	Broadlands Marketplace	Broadlands Village Center	East Gate Marketplace	Shoppes at Ryan Park	South Riding Market Square (Phase I)
Location	Ashburn, VA	Ashburn, VA	Ashburn, VA	Chantilly, VA	Ashburn, VA	South Riding, VA
Distance from Subject	--	2.9 miles	4.9 miles	7.5 miles	4.6 miles	5.5 miles
Property Type	Retail	Retail	Retail	Retail	Retail	Retail
Year Built/Renovated	2005/NAP	2007/NAP	2004/NAP	2010/NAP	2006/NAP	2005/NAP
Total GLA	295,628 SF	116,882 SF	159,734 SF	81,619 SF	93,548 SF	259,695 SF
Total Occupancy	93%	96%	89%	77%	98%	99%

(1)	Information obtained from the appraisal dated April 26, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRAMBLETON TOWN CENTER

The Borrower.  The borrower is Brambleton Town Center Associates L.L.C., a single purpose entity with an independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brambleton Town Center Mortgage Loan.  Anthony Soave, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Brambleton Town Center Mortgage Loan.

The Sponsor.  The loan sponsor is Anthony Soave, who is President, Chief Executive Officer and founder of Soave Enterprises LLC, a Detroit-based holding company that owns and operates a portfolio of businesses involved in real estate, automotive, agriculture and other diversified industries.  Soave Real Estate Group, a subsidiary of Soave Enterprises, operates a highly diversified portfolio of real estate holdings including office, retail and industrial properties as well as luxury residential developments.

Escrows.  The loan documents provide for an upfront reserve in the amount of $401,710 for real estate taxes in addition to ongoing monthly reserves in an amount equal to $66,952 for real estate taxes and $4,988 for replacement reserves.  Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Brambleton Town Center Property is insured in accordance with the loan documents; and (iii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

In addition, the borrower deposited an amount equal to $2,000,000 into an additional collateral reserve account at closing. These funds will be released to the borrower upon the satisfaction of the following conditions: (i) no event of default has occurred and is continuing; (ii) the Brambleton Town Center Property is at least 94% physically occupied with all tenants open for business and paying rent; and (iii) the net cash flow (as defined in the loan documents) is at least $5,580,000.  With regard to satisfying clause (ii), the borrower also has the right to establish a rent concession reserve account, into which an amount equal to any outstanding rent concessions may be deposited.  If the preceding conditions are not satisfied by May 1, 2018, the borrower will no longer be entitled to a release of the reserve funds and the servicer may hold the funds as additional collateral for the Brambleton Town Center Mortgage Loan.

Lockbox and Cash Management.  The Brambleton Town Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs the tenants to pay their rents directly to such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or manager relating to the Brambleton Town Center Property be deposited into the lockbox account within one business day after receipt.  Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis.  During a Cash Trap Event Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account each business day.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.25x at the end of any calendar month.  A Cash Trap Event Period will expire, with regard to the circumstances in clause (i), upon the cure of such event of default, or with regard to the circumstances in clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters.

Property Management.  The Brambleton Town Center Property is managed by Rappaport Management Company.

Assumption.  The borrower has a two-time right to transfer the Brambleton Town Center Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Partial Release.  The borrower may obtain a free release of certain vacant, non-income producing, unimproved outlots or parcels from the lien of the mortgage upon the satisfaction of certain conditions including without limitation (i) no event of default will have occurred and be continuing on the date the borrower delivers notice and on the date of release and (ii) the delivery of a legal opinion to the lender to demonstrate that the release of the related outparcel will satisfy REMIC requirements.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brambleton Town Center Property.  The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

REHOBOTH BAY MHC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REHOBOTH BAY MHC

Dover 35 miles
Great Marsh Preserve
Delaware Bay
CAPE MAY-LEWES FERRY
University of Delaware College of Marine Studies
Seaside Nature Center
Lewes
Beebe Medical Center
Zwaanendael Museum
Cape Henlopen State Park
Lewes Public Library
Coastal Hwy.
Cave Neck Rd.
Red Mill Pond
New Rd.
Savannah Rd.
Gordon Pond
Hudson Rd.
Lewes-Georgetown Hwy.
Robinsonville Rd.
Rehoboth Mall
Rehoboth Beach
Tanger Factory Outlet Center
Rehoboth Beach Boardwalk
Old Landing Rd.
John J. Williams Hwy.
SUSSEX COUNTY
Indian Mission Rd.
Beaver Dam Rd.
Old Landing Golf Course
Rehoboth Beach Country Club
Dewey Beach
Rehoboth Bay MHC
21707 B Street
Rehoboth Beach, DE 19971
Hollymount Rd.
Camp Arrowhead Rd.
Avalon Rd.
Rehoboth Bay
Delaware Seashore State Park
Long Neck Rd.
Long Neck
Atlantic Ocean
Indian River Bay
Holts Landing State Park
Coastal Hwy.
Cedar Neck Rd.
Delaware Seashore-Fresh Pond
Salt Pond
Garfield Pkwy.
Burbage Rd.
Millville
Ocean View
Bethany Beach
South Bethany
Ocean City, MD 13 miles
PHILADELPHIA
CAMDEN
PENNSYLVANIA
Chester
Philadelphia Intl. Airport
Lindenwold
Oxford
WILMINGTON
Wharton State Forest
Newark
New Castle
Elkton
NEW JERSEY
Vineland
Middletown
Millville
Smyrna
Bombay Hook Natl. Wildlife Refuge
Dover
Dover AFB
Delaware Bay
Wildwood
Cape May
DELAWARE
Milford
Denton
Cape Henlopen State Park
Lewes
Georgetown
Rehoboth Beach
Atlantic Ocean
Seaford
Millsboro
Bethany Beach
Fenwick Island
MARYLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 - Rehoboth Bay MHC

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$33,000,000			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$33,000,000			Location:	Rehoboth Beach, DE
% of Initial Pool Balance:	2.2%			Size:	525 pads
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Pad:	$62,857.14
Borrower Name:	Hometown Rehoboth, L.L.C.			Year Built/Renovated(2):	1970/2012
Sponsor:	Hometown America Corporation			Title Vesting:	Fee
Mortgage Rate:	3.970%			Property Manager:	Self-managed
Note Date:	May 3, 2013			3rd Most Recent Occupancy (As of):	98.1% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	97.9% (12/31/2011)
Maturity Date:	June 1, 2023			Most Recent Occupancy (As of):	98.4% (12/31/2012)
IO Period:	60 months			Current Occupancy (As of):	98.9% (3/28/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,942,522 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,049,974 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$3,069,904 (TTM 2/28/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			U/W Revenues:	$3,486,156
Additional Debt Type:	NAP			U/W Expenses:	$607,991
				U/W NOI:	$2,878,166
				U/W NCF:	$2,845,216
				U/W NOI DSCR :	1.53x
Escrows and Reserves(1):				U/W NCF DSCR:	1.51x
				U/W NOI Debt Yield:	8.7%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.6%
Taxes	$16,069	$1,607	NAP	As-Is Appraised Value:	$48,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	January 30, 2013
Replacement Reserves	$2,746	$2,746	NAP	Cut-off Date LTV Ratio:	68.8%
Deferred Maintenance	$27,687	$0	NAP	LTV Ratio at Maturity or ARD:	62.4%

(1)	See “Escrows” section.
(2)	The Rehoboth Bay MHC Property was built and renovated in phases between 1970 and 2012.

The Mortgage Loan.  The mortgage loan (the “Rehoboth Bay MHC Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a manufactured housing community totaling 525 pads located in Rehoboth Beach, Delaware (the “Rehoboth Bay MHC Property”).  The Rehoboth Bay MHC Mortgage Loan was originated on May 3, 2013 by The Royal Bank of Scotland.  The Rehoboth Bay MHC Mortgage Loan had an original principal balance of $33,000,000, has an outstanding principal balance as of the Cut-off Date of $33,000,000 and accrues interest at an interest rate of 3.970% per annum.  The Rehoboth Bay MHC Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule.  The Rehoboth Bay MHC Mortgage Loan matures on June 1, 2023.

Following the lockout period, the borrower has the right to defease the Rehoboth Bay MHC Mortgage Loan in whole, but not in part, on any due date before March 1, 2023. In addition, the Rehoboth Bay MHC Mortgage Loan is prepayable without penalty on or after March 1, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REHOBOTH BAY MHC

Sources and Uses

Sources			Uses
Original loan amount	$33,000,000	100.0%	Return of equity(1)	$32,776,776	99.3%
			Reserves	46,502	0.1
			Closing costs	176,722	0.5
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)
The proceeds from the Rehoboth Bay MHC Mortgage Loan were used to recapitalize the sponsor’s investment in the previously unencumbered Rehoboth Bay MHC Property.  The sponsor recently paid off one line of credit totalling $21.0 million which were used to retire the Rehoboth Bay MHC Property’s existing debt in March 2013.

The Property. The Rehoboth Bay MHC Property is a 5-star, 525-pad manufactured housing community located in Rehoboth Beach, Delaware.  The Rehoboth Bay MHC Property is situated on 148.2 acres and was built and renovated in phases between 1970 and 2012.  The Rehoboth Bay MHC Property includes a range of amenities including an outdoor pool, shuffleboard, tennis courts, RV storage, access to the beach, a 134-slip marina and crabbing pier.  Trash removal and water are provided by the Rehoboth Bay MHC Property while municipal-sewer, electricity and cable are paid by the tenants.  There are a total of 1,069 parking spaces at the Rehoboth Bay MHC Property accounting for a parking ratio of approximately 2.0 parking spaces per pad.

The following table presents historical occupancy percentages at the Rehoboth Bay MHC Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/28/2013
98.1%	97.9%	98.4%	98.9%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rehoboth Bay MHC Property:

Cash Flow Analysis

	2011	2012	TTM 2/28/2013	U/W	U/W $ per Pad
Base Rent	$3,291,572	$3,393,185	$3,414,751	$3,522,456	$6,709.44
Concessions	(10,505)	(16,403)	(15,121)	(15,121)	(28.80)
Grossed Up Vacant Space	0	0	0	0	0.00
Other Income	164,463	168,626	166,854	161,536	307.69
Less Vacancy & Credit Loss	(54,961)	(41,094)	(36,569)	(182,715)(1)	(348.03)
Effective Gross Income	$3,390,569	$3,504,314	$3,529,915	$3,486,156	$6,640.30

Total Operating Expenses	$448,047	$454,340	$460,011	$607,991	$1,158.08

Net Operating Income	$2,942,522	$3,049,974	$3,069,904	$2,878,166	$5,482.22
Capital Expenditures	0	0	0	32,950	62.76
Net Cash Flow	$2,942,522	$3,049,974	$3,069,904	$2,845,216	$5,419.46

NOI DSCR	1.56x	1.62x	1.63x	1.53x
NCF DSCR	1.56x	1.62x	1.63x	1.51x
NOI DY	8.9%	9.2%	9.3%	8.7%
NCF DY	8.9%	9.2%	9.3%	8.6%

(1) The underwritten economic vacancy is 5.2%. The Rehoboth Bay MHC Property was 98.9% physically occupied as of March 28, 2013.

Appraisal.  As of the appraisal valuation date of January 30, 2013, the Rehoboth Bay MHC Property had an “as-is” appraised value of $48,000,000.

Environmental Matters.  According to the Phase I environmental site assessment dated April 24, 2013, there was no evidence of any recognized environmental conditions at the Rehoboth Bay MHC Property.

Market Overview and Competition.  The Rehoboth Bay MHC Property is located on the beach along Rehoboth Bay in Rehoboth, Sussex County, Delaware.  Regional access to the local area is provided by Interstate 76 and US 13, which are approximately 80 miles and 38 miles from the Rehoboth Bay MHC Property, respectively.  Public transportation is available via public bus service with the nearest bus stop less than two miles from the Rehoboth Bay MHC Property.  The 2012 populations within a three- and five-mile radius of the Rehoboth Bay MHC Property were 13,816 and 29,229, respectively.  The average household incomes within the same three- and five-mile radii were $77,972 and $71,842, respectively.  The unemployment rate for Sussex County was 7.3% in 2011 while the national average was 8.9%.  The appraisal identified a competitive set of six manufactured housing communities, and within the competitive set the average vacancy rate was 2.0% with average asking rents of $486 per month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

REHOBOTH BAY MHC

The Borrower.  The borrower is Hometown Rehoboth, L.L.C., a single purpose entity that has at least one independent director.  Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rehoboth Bay MHC Mortgage Loan.  Hometown America, L.L.C., is the guarantor of certain nonrecourse carveouts under the Rehoboth Bay MHC Mortgage Loan.

The Sponsor.  The sponsor for the Rehoboth Bay MHC Mortgage Loan is Hometown America Corporation (“Hometown America”).  Founded in 1997, Hometown America consists of two divisions; the Hometown America Family Communities and Hometown America Age-Qualified (55+) Communities.  Hometown America is a privately held company that owns and operates more than 45 manufactured housing communities in 11 states.  As of December 31, 2012, Hometown America had total assets of approximately $823.0 million.

Escrows.  The loan documents provide for upfront escrows in the amount of $16,069 for real estate taxes, $27,687 for immediate repairs and $2,746 for replacement reserves.  The loan documents provide for ongoing monthly escrows in the amount of $1,607 for real estate taxes and $2,746 for replacement reserves. Monthly insurance escrows are not required so long as (i) insurance maintained by the borrower is in effect under an acceptable blanket insurance policy, and (ii) the borrower provides the lender with evidence of renewal of the policies and paid receipts for the payment of insurance premiums when due.

Lockbox and Cash Management.  The Rehoboth Bay MHC Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the tenants are obligated to deposit all revenues directly into such lockbox account.  The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt.  Prior to the occurrence of a Cash Management Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account.  During a Cash Management Period, all funds on deposit in the lockbox account are swept to a lender-controlled cash management account.

A “Cash Management Period” will commence: (i) upon the occurrence of an event of default, or (ii) if the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters. A Cash Management Period will end, with respect to matters in clause (i) above, if the event of default has been cured, or, with respect to matters in clause (ii) above, if the debt service coverage ratio is at least 1.20x for two consecutive calendar quarters.

Property Management.  The Rehoboth Bay MHC Property is managed by an affiliate of the borrower.

Assumption.  The borrower has the right to transfer all of the Rehoboth Bay MHC Property, subject to customary conditions set forth in the loan documents, including but not limited to: (i) no event of default has occurred and is continuing, and (ii) the lender has received rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2013-C14 Certificates.

Partial Release.  Not permitted.

Real Estate Substitution.  Not permitted.

Subordinate and Mezzanine Indebtedness.  Not permitted.

Ground Lease.  None.

Terrorism Insurance.  The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Rehoboth Bay MHC Property. The loan documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 11 - RHP Portfolio IV

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Manufactured Housing Community
Original Principal Balance:	$30,621,868			Specific Property Type:	Manufactured Housing Community
Cut-off Date Principal Balance:	$30,621,868			Location:	Various – See Table
% of Initial Pool Balance:	2.1%			Size:	860 pads
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Pad:	$35,607
Borrower Name(1):	Various			Year Built/Renovated:	Various – See Table
Sponsors:	RHP Properties Inc.; NorthStar Realty Finance Corporation			Title Vesting:	Fee
Mortgage Rate:	4.011%			Property Manager:	Newbury Management Company
Note Date:	April 5, 2013			3rd Most Recent Occupancy (As of):	82.3% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	83.0% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	83.3% (12/31/2012)
IO Period:	34 months			Current Occupancy (As of):	83.1% (2/14/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,156,764 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,293,735 (12/31/2011)
Call Protection:	L(25),GRTR 1% or YM(90),O(5)			Most Recent NOI (As of):	$2,513,217 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$3,853,722
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$1,352,559
				U/W NOI:	$2,501,164
				U/W NCF:	$2,458,164
				U/W NOI DSCR:	1.42x
Escrows and Reserves:				U/W NCF DSCR:	1.40x
				U/W NOI Debt Yield:	8.2%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.0%
Taxes	$115,248	$18,629	NAP	As-Is Appraised Value:	$41,540,000
Insurance	$42,034	$6,005	NAP	As-Is Appraisal Valuation Date(3):	Various
Replacement Reserves(2)	$655,214	Springing	$137,600	Cut-off Date LTV Ratio:	73.7%
Deferred Maintenance	$41,158	$0	NAP	LTV Ratio at Maturity or ARD:	63.5%

(1)	The borrower is comprised of five separate limited liability companies.
(2)
The loan documents provide for a $3,583 monthly replacement reserve escrow beginning on May 1, 2016.  The replacement reserve escrow will be capped at $137,600, exclusive of the initial deposit of $655,214.

(3)	The As-Is Appraisal Valuation Dates range from February 27, 2013 to March 6, 2013.

The mortgage loan is evidenced by a single promissory note that is secured by five first mortgages encumbering five manufactured housing communities totaling 860 pads and located in five states (the “RHP Portfolio IV Properties”).  The RHP Portfolio IV Properties were acquired by the sponsors as a part of a larger 35-property portfolio in April 2013.  The remaining 30 properties in the portfolio (“RHP Portfolio III Properties” and “RHP Portfolio V Properties”) are not collateral for the mortgage loan.  The RHP Portfolio IV Properties include a range of amenities including playgrounds, basketball courts, RV storage, swimming pools and clubhouses. The RHP Portfolio IV Properties were developed between 1940 and 1998 and have an average age of 43 years.  Public utilities are provided in all but one of the RHP Portfolio IV Properties, Pine Haven MHC, which has a private septic sewer system.

Sources and Uses

Sources			Uses
Original loan amount	$30,621,868	74.8%	Purchase price	$39,473,502	97.2%
Sponsor’s new cash contribution	10,326,598	25.2	Reserves	853,654	2.1
			Closing costs	421,310	1.5
Total Sources	$40,948,466	100.0%	Total Uses	$40,948,466	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RHP PORTFOLIO IV

The following table presents certain information relating to the RHP Portfolio IV Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Current Occupancy	Year Built/ Renovated	Pads	Appraised Value
Brookside - West Jordan, UT	$10,615,188	34.7%	100.0%	1970/NAP	170	$14,400,000
Overpass Point MHC - Tooele, UT	$7,445,375	24.3%	88.1%	1998/NAP	193	$10,100,000
Havenwood - Pompano Beach, FL	$6,560,775	21.4%	91.7%	1971/NAP	120	$8,900,000
The Woodlands - Wichita, KS	$3,051,867	10.0%	61.1%	1969/NAP	244	$4,140,000
Pine Haven MHC - Blossvale, NY	$2,948,663	9.6%	87.2%	1940/NAP	133	$4,000,000
Total/Weighted Average	$30,621,868	100.0%	83.1%		860	$41,540,000

The following table presents historical occupancy percentages at the RHP Portfolio IV Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	2/14/2013
82.3%	83.0%	83.3%	83.1%

(1) Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the RHP Portfolio IV Properties:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per Pad
Base Rent	$3,088,635	$3,269,037	$3,415,003	$3,574,786	$4,157
Concessions	(55,943)	(61,603)	(43,598)	(43,598)	(51)
Grossed Up Vacant Space	0	0	0	584,583	680
Total Reimbursables	0	0	0	0	0
Other Income	404,489	399,555	395,128	395,128	459
Less Vacancy & Credit Loss	(87,611)	(61,636)	(70,317)	(657,176)(1)	(764)
Effective Gross Income	$3,349,570	$3,545,353	$3,696,216	$3,853,722	$4,481

Total Operating Expenses	$1,192,806	$1,251,618	$1,182,999	$1,352,559	$1,573

Net Operating Income	$2,156,764	$2,293,735	$2,513,217	$2,501,164	$2,908
TI/LC	0	0	0	0	0
Capital Expenditures	0	0	0	43,000	50
Net Cash Flow	$2,156,764	$2,293,735	$2,513,217	$2,458,164	$2,858

NOI DSCR	1.23x	1.31x	1.43x	1.42x
NCF DSCR	1.23x	1.31x	1.43x	1.40x
NOI DY	7.0%	7.5%	8.2%	8.2%
NCF DY	7.0%	7.5%	8.2%	8.0%

(1) The underwritten economic vacancy is 15.6%. The RHP Portfolio IV Properties were 83.1% physically occupied as of February 14, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Heron Bay III, IV & Waterway Shoppes

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Various – See Table
Original Principal Balance:	$23,000,000			Specific Property Type:	Various – See Table
Cut-off Date Principal Balance:	$22,970,518			Location:	Coral Springs, FL
% of Initial Pool Balance:	1.6%			Size:	130,985 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$175.37
Borrower Names:	RM-NA HB THREE OFFICE BUILDING, LLC; RM-NA HB FOUR OFFICE BUILDING, LLC; RM-NA HB Waterway Shoppes, LLC			Year Built/Renovated:	Various – See Table
Sponsors:	William D. Matz; Barry Ross			Title Vesting:	Fee
Mortgage Rate:	4.170%			Property Manager:	Ross Realty Investments, Inc.
Note Date:	April 26, 2013			3rd Most Recent Occupancy (As of):	96.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	98.1% (1/31/2013)
IO Period:	None			Current Occupancy (As of):	98.1% (3/31/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$2,281,470 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,194,328 (12/31/2012)
Call Protection:	L(25), D(91), O(4)			Most Recent NOI (As of):	$2,287,884 (TTM 3/31/2013)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,531,515
				U/W Expenses:	$1,326,014
				U/W NOI:	$2,205,501
				U/W NCF:	$2,011,391
				U/W NOI DSCR:	1.64x
Escrows and Reserves:				U/W NCF DSCR:	1.50x
				U/W NOI Debt Yield:	9.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	8.8%
Taxes	$297,928	$37,241	NAP	As-Is Appraised Value:	$31,750,000
Insurance	$231,733	$16,552	NAP	As-Is Appraisal Valuation Date:	February 13, 2013
Replacement Reserves	$2,183	$2,183	NAP	Cut-off Date LTV Ratio:	72.3%
TI/LC Reserve	$500,000	$9,500	$500,000	LTV Ratio at Maturity or ARD:	57.9%

The Heron Bay III, IV & Waterway Shoppes mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering two office buildings and a retail center located in Coral Springs, Florida (the “Heron Bay III, IV & Waterway Shoppes Properties”). The Heron Bay III, IV & Waterway Shoppes mortgage loan was originated on April 26, 2013 by Prudential Mortgage Capital Company, LLC. The Heron Bay III, IV & Waterway Shoppes Properties consist of two three-story office buildings and a one-story retail center totaling 130,985 square feet and are located in Coral Springs, Florida (the “Heron Bay III, IV Property” and the “Waterway Shoppes Property”, respectively). The Heron Bay III, IV Property contains approximately 90,727 square feet and is situated on approximately 0.9 acres of land located at the intersection of Coral Ridge Drive and Sawgrass Expressway. Built between 2007 and 2008, the Heron Bay III, IV Property was 100.0% leased by 11 tenants as of March 31, 2013. The Waterway Shoppes Property contains approximately 40,258 square feet and is situated on approximately 1.3 acres of land located on the intersection of Coral Ridge Drive and Holmberg Road. Parking at the Heron Bay III, IV & Waterway Shoppes Properties consists of 890 surface parking spaces and 29 handicapped spaces totaling 919 spaces or approximately 7.0 spaces per 1,000 square feet of rentable area. Built in 2006, the Waterway Shoppes Property was 93.9% leased by 20 tenants as of March 31, 2013. In aggregate, the Heron Bay III, IV & Waterway Shoppes Properties were 98.1% occupied by 31 tenants as of March 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HERON BAY III, IV & WATERWAY SHOPPES

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	97.9%	Loan payoff	$22,172,463	94.4%
Sponsor’s new cash contribution	493,827	2.1	Reserves	1,194,775	5.1
			Closing costs	126,589	0.5
Total Sources	$23,493,827	100.0%	Total Uses	$23,493,827	100.0%

The following table represents certain information relating to the Heron Bay III, IV & Waterway Shoppes Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
Heron Bay III, IV	15,012,228	65.4%	100.0%	2007-2008/NAP	90,727	$20,750,000
Waterway Shoppes	7,958,290	34.6%	93.9%	2006/NAP	40,258	$11,000,000
Total/Weighted Average	22,970,518	100.0%	98.1%		130,985	$31,750,000

The following table presents certain information relating to the tenancies at the Heron Bay III, IV & Waterway Shoppes Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Office Tenants
Strayer University	B/B1/B	15,866	12.1%	$26.67	$423,146	15.3%	8/20/2015
Tenet Healthcare Corp	NR/NR/NR	15,866	12.1%	$21.63	$343,182	12.4%	10/31/2017
South Broward Hospital District	NR/NR/NR	10,833	8.3%	$17.93	$194,236	7.0%	6/14/2021
P2P Staffing (Tek) Partners	NR/NR/NR	10,697	8.2%	$18.07	$193,295	7.0%	3/23/2020
Major Retail Tenants
The Pizza & Pasta Factory	NR/NR/NR	4,000	3.1%	$22.00	$88,000	3.2%	12/31/2022
Waterways Preschool	NR/NR/NR	3,187	2.4%	$22.59	$71,994	2.6%	2/28/2017
MD Now	NR/NR/NR	3,418	2.6%	$20.50	$70,069	2.5%	4/30/2017
Hurricane Wings	NR/NR/NR	3,249	2.5%	$20.60	$66,929	2.4%	9/30/2015
Total Major Tenants		67,116	51.2%	$21.62	$1,450,851	52.5%

Non-Major Tenants		61,423	46.9%	$21.37	$1,312,347	47.5%

Occupied Collateral Total		128,539	98.1%	$21.50	$2,763,198	100.0%

Vacant Space		2,446	1.9%

Collateral Total		130,985	100.0%

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

HERON BAY III, IV & WATERWAY SHOPPES

The following table presents certain information relating to the lease rollover schedule at the Heron Bay III, IV & Waterway Shoppes Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(1)	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,280	1.0%	1,280	1.0%	$32,000	$25.00
2013	0	0	0.0%	1,280	1.0%	$0	$0.00
2014	3	11,523	8.8%	12,803	9.8%	$221,976	$19.26
2015	7	32,458	24.8%	45,261	34.6%	$728,956	$22.46
2016	2	7,799	6.0%	53,060	40.5%	$135,027	$17.31
2017	13	45,935	35.1%	98,995	75.6%	$1,062,371	$23.13
2018	2	4,014	3.1%	103,009	78.6%	$107,337	$26.74
2019	0	0	0.0%	103,009	78.6%	$0	$0.00
2020	1	10,697	8.2%	113,706	86.8%	$193,295	$18.07
2021	1	10,833	8.3%	124,539	95.1%	$194,236	$17.93
2022	1	4,000	3.1%	128,539	98.1%	$88,000	$22.00
2023	0	0	0.0%	128,539	98.1%	$0	$0.00
Thereafter	0	0	0.0%	128,539	98.1%	$0	$0.00
Vacant	0	2,446	1.9%	130,985	100.0%	$0	$0.00
Total/Weighted Average		130,985	100.0%			$2,763,198	$21.50

(1)	Information was obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Heron Bay III, IV & Waterway Shoppes Properties:

Historical Occupancy(1)

12/31/2010	12/31/2011	1/31/2013	3/31/2013
96.6%	100.0%	98.1%	98.1%

(1) Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heron Bay III, IV & Waterway Shoppes Properties:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$2,441,159	$2,437,779	$2,434,500	$2,763,198	$21.51
Grossed Up Vacant Space	0	0	0	53,808	0
Total Reimbursables	1,087,286	1,011,072	1,082,389	1,254,015	9.57
Other Income	69,398	64,755	57,433	0	0
Less Vacancy & Credit Loss	0	0	0	(539,506)(1)	(4.12)
Effective Gross Income	$3,597,843	$3,513,606	$3,574,322	$3,531,515	$26.96

Total Operating Expenses	$1,316,373	$1,319,278	$1,286,438	$1,326,014	$10.12

Net Operating Income	$2,281,470	$2,194,328	$2,287,884	$2,205,501	$16.84
TI/LC	0	0	0	167,913	1.28
Reserves for Replacements	0	0	0	26,197	0.20
Net Cash Flow	$2,281,470	$2,194,328	$2,287,884	$2,011,391	$15.36

NOI DSCR	1.70x	1.63x	1.70x	1.64x
NCF DSCR	1.70x	1.63x	1.70x	1.50x
NOI DY	9.9%	9.6%	10.0%	9.6%
NCF DY	9.9%	9.6%	10.0%	8.8%

(1) The underwritten economic vacancy is 13.3%. The Heron Bay III, IV & Waterway Shoppes Properties were 98.1% physically occupied as of March 31, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 13 - Brentwood Gateway Office Building

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,500,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$22,500,000			Location:	Los Angeles, CA
% of Initial Pool Balance:	1.5%			Size:	100,304 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$224.32
Borrower Name:	Brentwood Gateway, LLC			Year Built/Renovated:	1977/1999
Sponsor:	Fred Sands			Title Vesting:	Leasehold
Mortgage Rate:	4.155%			Property Manager:	Vintage Real Estate, LLC
Note Date:	May 6, 2013			3rd Most Recent Occupancy (As of):	89.5% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.1% (12/31/2011)
Maturity Date:	June 1, 2023			Most Recent Occupancy (As of):	97.2% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	100.0% (4/1/2013)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$1,507,539 (12/31/2011)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,175,822 (12/31/2012)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,178,135 (TTM 3/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$4,488,153
				U/W Expenses:	$2,375,722
				U/W NOI:	$2,112,431
				U/W NCF:	$1,856,168
Escrows and Reserves:				U/W NOI DSCR:	1.61x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.4%
Taxes	$22,309	$11,155	NAP	U/W NCF Debt Yield:	8.2%
Insurance	$0	$2,189	NAP	As-Is Appraised Value:	$30,000,000
TI/LC Reserve	$300,000	$25,494	$300,000	As-Is Appraisal Valuation Date:	March 25, 2013
Capex	$2,090	$2,090	NAP	Cut-off Date LTV Ratio:	75.0%
Tenant Reserve	$231,638	$0	$NAP	LTV Ratio at Maturity or ARD:	59.9%

The Brentwood Gateway Office Building mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a leasehold interest in an 11-story class A suburban office building located in Los Angeles, California (the “Brentwood Gateway Office Building Property”).  The Brentwood Gateway Office Building Property is located along San Vicente Boulevard, one-quarter mile from Interstate 405 and approximately 3.5 miles northeast of Santa Monica.  The Brentwood Gateway Office Property was built in 1977, underwent renovations in 1999 and contains 100,304 net rentable square feet.  Parking at the Brentwood Gateway Office Building Property consists of a four-level parking structure and surface parking, totaling 285 spaces or approximately 2.8 spaces per 1,000 square feet of rentable area.  As of April 1, 2013, the Brentwood Gateway Office Building Property was 100.0% leased to 33 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$22,500,000	100.0%	Loan payoff	$10,103,109	44.9%
			Reserves	556,037	2.5
			Closing costs	151,430	0.6
			Return of equity	11,689,425	52.0
Total Sources	$22,500,000	100.0%	Total Uses	$22,500,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENTWOOD GATEWAY OFFICE BUILDING

The following table presents certain information relating to the tenancies at the Brentwood Gateway Office Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Vintage Capital Group	NR/NR/NR	9,479	9.4%	$44.28	$419,730	9.8%	5/31/2021
Buter, Buzard, Dunaetz	NR/NR/NR	10,666	10.6%	$35.65	$380,203	8.9%	1/2/2016
Los Angeles Training	NR/NR/NR	10,820	10.8%	$31.35	$339,216	7.9%	4/4/2021
Oaktree Capital Management	A/NR/A-	5,995	6.0%	$46.01	$275,843	6.5%	4/30/2018
Armbruster Goldsmith	NR/NR/NR	5,322	5.3%	$47.86	$254,719	6.0%	7/15/2015
Allison & Partners	NR/NR/NR	4,996	5.0%	$38.83	$193,989	4.5%	2/4/2017
Trial Behavior Consul	NR/NR/NR	3,816	3.8%	$46.35	$176,872	4.1%	5/31/2015
Total Major Tenants		51,094	50.9%	$39.94	$2,040,572	47.8%

Non-Major Tenants		49,210	49.1%	$45.27	$2,227,525	52.2%

Occupied Collateral Total		100,304	100.0%	$42.55	$4,268,097	100.0%

Vacant Space		0	0%

Collateral Total		100,304	100.0%

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Brentwood Gateway Office Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	2,674	2.7%	2,674	2.7%	$119,367	$44.64
2013	1	2,743	2.7%	5,417	5.4%	$118,730	$43.28
2014	4	7,228	7.2%	12,645	12.6%	$345,176	$47.76
2015	6	13,476	13.4%	26,121	26.0%	$613,697	$45.54
2016	5	20,041	20.0%	46,162	46.0%	$796,902	$39.76
2017	7	16,856	16.8%	63,018	62.8%	$700,170	$41.54
2018	2	7,261	7.2%	70,279	70.1%	$328,255	$45.21
2019	0	0	0.0%	70,279	70.1%	$0	$0.00
2020	1	1,214	1.2%	71,493	71.3%	$57,544	$47.40
2021	3	23,506	23.4%	94,999	94.7%	$903,261	$38.43
2022	1	1,836	1.8%	96,835	96.5%	$84,823	$46.20
2023	1	2,141	2.1%	98,976	98.7%	$128,460	$60.00
Thereafter	1	1,328	1.3%	100,304	100.0%	$71,712	$54.00
Vacant	0	0	0.0%	100,304	100.0%	$0	$0.00
Total/Weighted Average	33	100,304	100.0%			$4,268,097	$42.55

(1)	Information obtained from the underwritten rent roll.
(2)
Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Brentwood Gateway Office Building Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/1/2013
89.5%	86.1%	97.2%	100.0%

(1)	Information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BRENTWOOD GATEWAY OFFICE BUILDING

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Brentwood Gateway Office Building Property:

Cash Flow Analysis

	2011	2012	TTM 3/31/2013	U/W	U/W $ per SF
Base Rent	$3,465,994	$4,041,145	$4,066,127	$4,268,097	$42.55
Concessions	(341,484)	(120,748)	(100,797)	0	0
Total Reimbursables	93,928	76,632	68,350	68,205	0.68
Other Income	364,994	463,683	477,074	477,074	4.76
Less Vacancy & Credit Loss	(18,404)	(7,560)	(3,706)	(325,223)(1)	(3.24)
Effective Gross Income	$3,565,028	$4,453,152	$4,507,048	$4,488,153	$44.75

Total Operating Expenses	$2,057,489	$2,277,330	$2,328,913	$2,375,722	$23.69

Net Operating Income	$1,507,539	$2,175,822	$2,178,135	$2,112,431	$21.06
TI/LC	0	0	0	231,187	2.30
Capital Expenditures	0	0	0	25,076	0.25
Net Cash Flow	$1,507,539	$2,175,822	$2,178,135	$1,856,168	$18.51

NOI DSCR	1.15x	1.66x	1.66x	1.61x
NCF DSCR	1.15x	1.66x	1.66x	1.41x
NOI DY	6.7%	9.7%	9.7%	9.4%
NCF DY	6.7%	9.7%	9.7%	8.2%

(1)	The underwritten economic vacancy is 7.5%. The Brentwood Gateway Office Building Property was 100.0% physically occupied as of April 1, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 14 - Continental Plaza - Columbus

Loan Information				Property Information
Mortgage Loan Seller:	The Royal Bank of Scotland			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$22,000,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$21,972,166			Location:	Columbus, OH
% of Initial Pool Balance:	1.5%			Size:	568,740 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per Unit/SF:	$38.63
Borrower Name:	180 East Broad, LLC			Year Built/Renovated:	1974/2009
Sponsor:	The Shidler Group			Title Vesting:	Leasehold
Mortgage Rate:	4.230%			Property Manager:	Continental Realty, Ltd.
Note Date:	April 9, 2013			3rd Most Recent Occupancy (As of):	92.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	94.5% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	93.8% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	93.6% (4/9/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$4,597,747 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$4,811,959 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$4,792,891 (12/31/2012)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$9,580,941
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$6,152,106
				U/W NOI(1):	$3,428,836
				U/W NCF:	$2,749,224
				U/W NOI DSCR:	2.65x
Escrows and Reserves:				U/W NCF DSCR:	2.12x
				U/W NOI Debt Yield:	15.6%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	12.5%
Taxes	$574,945	$95,824	NAP	As-Is Appraised Value:	$42,400,000
Insurance	$25,282	$8,427	NAP	As-Is Appraisal Valuation Date:	February 19, 2013
Replacement Reserve	$0	$9,479	NAP	Cut-off Date LTV Ratio:	51.8%
TI/LC Reserve	$0	$47,395	$1,706,220	LTV Ratio at Maturity or ARD:	41.6%
Ground Rent Reserve	$108,333	$108,333	NAP
Tenant Reserve	$1,000,000	$0	NAP

(1)	See “Cash Flow Analysis” section for detail on the decrease from Most Recent NOI to U/W NOI.

The Continental Plaza - Columbus mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a 568,740 square foot, 34-story class A office tower located in the central business district of Columbus, Ohio (the “Continental Plaza - Columbus Property”).  The Continental Plaza - Columbus Property was built in 1974 and is situated on a 0.83-acre site.  The Continental Plaza - Columbus Property was renovated in 2008-2009 with improvements including replacement of water heaters, upgraded elevators, lobby renovations and garage repairs.  Major tenants at the Continental Plaza - Columbus Property include Momentive Specialty Chemicals, Ohio Health, Public Utility Commission of Ohio, Glimcher Realty Trust and the Ohio Secretary of State.  The Continental Plaza - Columbus Property features ground-floor retail space and an underground parking garage with 89 reserved spaces. The Continental Plaza – Columbus Property has a total of 89 parking spaces, accounting for a parking ratio of 0.2 spaces per 1,000 square feet of rentable area. As of April 9, 2013, the Continental Plaza - Columbus Property was 93.6% leased to 34 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$22,000,000	47.9%	Purchase price	$43,247,860	94.2%
Sponsor’s new cash contribution	23,923,544	52.1	Closing costs	967,123	2.1
			Reserves	1,708,560	3.7
Total Sources	$45,923,544	100.0%	Total Uses	$45,923,544	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONTINENTAL PLAZA - COLUMBUS

The following table presents certain information relating to the tenancies at the Continental Plaza - Columbus Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Momentive Specialty Chemicals	NR/B3/B-	126,992	22.3%	$17.33	$2,200,705	29.0%	8/31/2018
Public Utilities Commission of Ohio	NR/Aa1/AA+	107,330	18.9%	$15.00	$1,609,788	21.2%	6/30/2015
Ohio Office of the Secretary of State	NR/Aa1/AA+	51,527	9.1%	$15.00	$772,908	10.2%	6/30/2015
Ohio Health	NR/NR/NR	90,120	15.8%	$8.00	$720,960	9.5%	11/30/2017
Glimcher Realty	NR/Ba3/B+	53,450	9.4%	$10.00	$534,500	7.0%	5/31/2018
Total Major Tenants		429,419	75.5%	$13.60	$5,838,861	76.9%

Non-Major Tenants		102,647	18.0%	$17.04	$1,749,143	23.1%

Occupied Collateral Total		532,066	93.6%	$14.26	$7,588,004	100.0%

Vacant Space		36,674	6.4%

Collateral Total		568,740	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Continental Plaza - Columbus Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	3,156	0.6%	3,156	0.6%	$31,246	$9.90
2013	4	3,946	0.7%	7,102	1.2%	$110,419	$27.98
2014	3	5,719	1.0%	12,821	2.3%	$112,162	$19.61
2015	8	182,098	32.0%	194,919	34.3%	$2,908,596	$15.97
2016	4	2,665	0.5%	197,584	34.7%	$132,533	$49.73
2017	7	112,999	19.9%	310,583	54.6%	$1,146,293	$10.14
2018	4	183,685	32.3%	494,268	86.9%	$2,786,877	$15.17
2019	0	0	0.0%	494,268	86.9%	$0	$0.00
2020	1	35,110	6.2%	529,378	93.1%	$359,878	$10.25
2021	0	0	0.0%	529,378	93.1%	$0	$0.00
2022	0	0	0.0%	529,378	93.1%	$0	$0.00
2023	0	0	0.0%	529,378	93.1%	$0	$0.00
Thereafter	1	2,688	0.5%	532,066	93.6%	$0	$0.00
Vacant	0	36,674	6.4%	568,740	100.0%	$0	$0.00
Total/Weighted Average	34	568,740	100.0%			$7,588,004	$14.26

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Continental Plaza - Columbus Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	4/9/2013
92.6%	94.5%	93.8%	93.6%

(1) Information obtained from the borrower rent rolls.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

CONTINENTAL PLAZA - COLUMBUS

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Continental Plaza - Columbus Property:

Cash Flow Analysis

	2010	2011	2012	U/W	U/W $ per SF
Base Rent	$7,404,144	$7,551,491	$7,525,574	$7,588,004	$13.34
Grossed Up Vacant Space	0	0	0	629,006	1.11
Total Reimbursables	1,582,298	1,804,118	1,838,195	1,809,901	3.18
Other Income	219,856	289,442	205,780	205,780	0.36
Less Vacancy & Credit Loss	0	0	(38,865)	(651,749)(1)	(1.15)
Effective Gross Income	$9,206,298	$9,645,051	$9,530,684	$9,580,941	$16.85

Total Operating Expenses	$4,608,551	$4,833,092	$4,737,793	$6,152,106	$10.82

Net Operating Income	$4,597,747	$4,811,959	$4,792,891	$3,428,836(2)	$6.03
TI/LC	0	0	0	565,864	0.99
Capital Expenditures	0	0	0	113,748.20
Net Cash Flow	$4,597,747	$4,811,959	$4,792,891	$2,749,224	$4.83

NOI DSCR	3.55x	3.71x	3.70x	2.65x
NCF DSCR	3.55x	3.71x	3.70x	2.12x
NOI DY	20.9%	21.9%	21.8%	15.6%
NCF DY	20.9%	21.9%	21.8%	12.5%

(1)	The underwritten economic vacancy is 6.5%. The Continental Plaza - Columbus Property was 93.6% physically occupied as of April 9, 2013.
(2)
The underwritten net operating income is less than the historical net operating incomes due to the creation of a ground lease immediately prior to the origination of the Continental Plaza - Columbus Mortgage Loan which financed the leasehold interest.  The underwritten ground rent, $1.3 million, was not an expense in prior years as there was no ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

No. 15 – Orchard Pointe

Loan Information				Property Information
Mortgage Loan Seller:	Liberty Island Group I LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$21,600,000			Specific Property Type:	Shadow Anchored
Cut-off Date Principal Balance:	$21,574,141			Location:	Fitchburg, WI
% of Initial Pool Balance:	1.5%			Size:	114,709 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Unit/SF:	$188.08
Borrower Name:	Orchard Pointe Fitchburg RE, LLC			Year Built/Renovated:	2008/NAP
Sponsor:	Timothy Neitzel			Title Vesting:	Fee
Mortgage Rate:	4.480%			Property Manager:	Payroll Properties
Note Date:	April 26, 2013			3rd Most Recent Occupancy (As of):	56.6% (12/31/2010)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	73.4% (12/31/2011)
Maturity Date:	May 1, 2023			Most Recent Occupancy (As of):	78.5% (12/31/2012)
IO Period:	None			Current Occupancy (As of):	100.0% (3/19/2013)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI (As of):	$763,970 (12/31/2010)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,187,909 (12/31/2011)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI (As of):	$1,381,029 (12/31/2012)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes			U/W Revenues:	$2,710,633
Additional Debt Type:	Future Mezzanine			U/W Expenses:	$727,700
				U/W NOI(3):	$1,982,933
				U/W NCF:	$1,885,399
Escrows and Reserves:				U/W NOI DSCR :	1.51x
				U/W NCF DSCR:	1.44x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$207,055	$34,509	NAP	U/W NCF Debt Yield:	8.7%
Insurance	$7,746	$1,937	NAP	As-Is Appraised Value:	$28,800,000
Replacement Reserves	$1,912	$1,912	NAP	As-Is Appraisal Valuation Date:	November 2, 2012
TI/LC Reserve	$6,500	$6,500(1)	$95,000	Cut-off Date LTV Ratio:	74.9%
Free Rent Escrow(2)	$56,995	$0	NAP	LTV Ratio at Maturity or ARD:	60.6%

(2)
The borrower is required to make ongoing monthly deposits in the amount of $6,500 to a TI/LC Reserve for the first five years of the loan term and $10,000 for the second five years of the loan term. During the first five years of the loan term, if the balance of funds in the reserve is equal to or greater than $95,000 or during the second five years of the loan term, if the balance of funds in the reserve is equal to or greater than $600,000, then monthly deposits into the TI/LC Reserve will not be required.

(3)	A $56,995 Free Rent Escrow was established for Topper’s Pizza at loan closing. The escrow will be released to the borrower on a schedule concurrent with the tenant’s monthly rent abatements.
(4)	See “Cash Flow Analysis” section.

The Orchard Pointe mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 114,709 square foot shadow anchored retail property located in Fitchburg, Wisconsin approximately six miles south of Madison (the “Orchard Pointe Property”). The Orchard Pointe mortgage loan was originated on April 26, 2013 by Prudential Mortgage Capital Company, LLC. The Orchard Pointe Property is anchored by Gold’s Gym and an ALDI grocery store. The Orchard Pointe Property was built from 2008 through 2012. Parking at the Orchard Pointe Property is provided by 697 surface spaces, accounting for a total parking ratio of 6.08 parking spaces per 1,000 square feet of rentable area. As of March 19, 2013, the Orchard Pointe Property was 100.0% leased to 18 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ORCHARD POINTE

Sources and Uses

Sources			Uses
Original loan amount	$21,600,000	99.3%	Loan payoff	$21,127,918	97.1%
Sponsor’s new cash contribution	156,337	0.7	Reserves	280,209	1.3
			Closing costs	348,210	1.6
Total Sources	$21,756,337	100.0%	Total Uses	$21,756,337	100.0%

The following table presents certain information relating to the tenancies at the Orchard Pointe Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s /S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF	Occupancy	Lease Expiration Date
Major Tenants
Gold’s Gym	NR/NR/NR	45,000	39.2%	$17.48	$786,532	36.2%	NAV	NAV	5/31/2035
Firestone	NR/NR/NR	8,256	7.2%	$26.53	$219,000	10.1%	NAV	NAV	2/29/2028
Goodwill	NR/NR/NR	12,800	11.2%	$14.94	$191,219	8.8%	NAV	NAV	12/31/2022
ALDI, Inc.	NR/NR/NR	16,697	14.6%	$11.00	$183,667	8.5%	NAV	NAV	1/31/2026
Buffalo Wild Wings	NR/NR/NR	6,490	5.7%	$27.00	$175,230	8.1%	NAV	MAV	1/31/2019
Total Major Tenants		89,243	77.8%	$17.43	$1,555,648	71.6%

Non-Major Tenants		25,466	22.2%	$21.65(1)	$616,449	28.4%

Occupied Collateral Total		114,709	100.0%	$18.37(1)	$2,172,097	100.0%

Vacant Space		0	0.0%

Collateral Total		114,709	100.0%

(1)
Taco Bell owns its building and leases its pad site, which has no attributed square footage. The Annual U/W Base Rent PSF for Non-Major Tenants and Occupied Collateral exclude the Annual U/W Base Rent associated with this pad site.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ORCHARD POINTE

The following table presents certain information relating to the lease rollover schedule at the Orchard Pointe Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0
2013	2	4,225	3.7%	4,225	3.7%	$120,585	$28.54
2014	1	5,629	4.9%	9,854	8.6%	$107,503	$19.10
2015	1	1,161	1.0%	11,015	9.6%	$20,538	$17.69
2016	1	1,500	1.3%	12,515	10.9%	$39,975	$26.65
2017	4	6,845	6.0%	19,360	16.9%	$124,675	$18.21
2018	1	2,421	2.1%	21,781	19.0%	$60,525	$25.00
2019	1	6,490	5.7%	28,271	24.6%	$175,230	$27.00
2020	0	0	0%	28,271	24.6%	$0	$0.00
2021	1	2,060	1.8%	30,331	26.4%	$32,960	$16.00
2022	2	14,425	12.6%	44,756	39.0%	$235,907	$16.35
2023	0	0	0.0%	44,756	39.0%	$0	$0.00
Thereafter	4	69,953(3)	61.0%	114,709	100.0%	$1,254,199	$17.00(3)
Vacant	0	0	0.0%	114,709	100.0%	$0	$0.00
Total/Weighted Average	18	114,709	100.0%			$2,172,097	$18.37(3)

(1)	Information was obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)
Taco Bell owns its building and leases its pad site, which has no attributed square footage. The Weighted Average Annual U/W Base Rent PSF excludes the Annual U/W Base Rent associated with this pad site.

The following table presents historical occupancy percentages at the Orchard Pointe Property:

Historical Occupancy(1)

12/31/2010	12/31/2011	12/31/2012	3/19/2013
56.6%	73.4%	78.5%	100.0%

(1)	Information obtained from the borrower rent rolls.

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the Historical Operating Performance and Underwritten Net Cash Flow at the Orchard Pointe Property:

Cash Flow Analysis

	2010	2011	2012	U/W(1)	U/W $ per SF
Base Rent	$966,963	$1,433,856	$1,564,096	$2,172,096(2)	$18.94

Grossed Up Vacant Space	0	0	0	0	0
Total Reimbursables	223,428	304,853	365,471	681,202	5.94
Other Income	1,477	35,164	13,822	0	0
Less Vacancy & Credit Loss	(36,812)	0	0	(142,665)(3)	(1.24)
Effective Gross Income	$1,155,055	$1,773,874	$1,943,389	$2,710,633	$23.63

Total Operating Expenses	$391,085	$585,965	$562,360	$727,700	$6.34

Net Operating Income	$763,970	$1,187,909	$1,381,029	$1,982,933	$17.29
TI/LC	0	0	0	74,592	0.65
Reserves for Replacements	0	0	0	22,942	0.20
Net Cash Flow	$763,970	$1,187,909	$1,381,029	$1,885,399	$16.44

NOI DSCR	0.58x	0.91x	1.05x	1.51x
NCF DSCR	0.58x	0.91x	1.05x	1.44x
NOI DY	3.5%	5.5%	6.4%	9.2%
NCF DY	3.5%	5.5%	6.4%	8.7%

(1)
The increase in U/W NOI compared to historical NOI is attributed to recent leasing activity at the Orchard Pointe property. Eight tenants accounting for 26.6% of the net rentable area and 28.6% of the underwritten rent executed new leases in 2012 and 2013.

(2)	Taco Bell owns its building and leases its pad site, which has no attributed square footage. The U/W Base Rent includes the rent associated with this pad site.
(3)	The underwritten vacancy is 5.0%. The Orchard Pointe Property was 100.0% physically occupied as of March 19, 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

WFRBS Commercial Mortgage Trust 2013-C14	Transaction Contact Information

VI.           Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC		RBS Securities Inc.

Brigid Mattingly	Tel. (312) 269-3062	Jeff Wilson - Trading	Tel. (203) 897-2900
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613	Adam Ansaldi	Tel. (203) 897-0881
	Fax (212) 214-8970		Fax (203) 873-3542

Alex Wong	Tel. (212) 214-5615	Jim Barnard	Tel. (203) 897-4417
	Fax (212) 214-8970		Fax (203) 873-4310

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.